Filed Pursuant to Rule 424(b)(4)
Registration No. 333-288153
Registration No. 333-288795

PROSPECTUS

OceanPal Inc.
10,975,600 Units, Each Unit Consisting of One Common Share or One Pre-Funded Warrant
to Purchase One Common Share and
One Class C Warrant to Purchase One Common Share
(and up to 10,975,600 Common Shares Underlying the Pre-Funded Warrants and, up to 164,634,000 Common Shares Underlying the Class C Warrants)

This is a firm commitment public offering of 10,975,600 units of OceanPal Inc. (the “Company,” “we,” “our” or “us”). We are offering 10,975,600 units (“Units”), each Unit consisting of one share of our common shares, par value $0.01 per share (“Common Shares”) and one Class C Warrant (each, a “Warrant”) to purchase one Common Share, at a public offering price of $1.64 per Unit, based upon the closing price of our Common Shares on The Nasdaq Capital Market (the “Nasdaq Official Closing Price”) on July 18, 2025. The actual public offering price per unit to investors in this offering will be equal to or greater than the Nasdaq Official Closing Price of our Common Shares on the Trading Day immediately preceding the date of the pricing of this offering and Company’s execution of the Underwriting Agreement with Maxim Group LLC as Sole Underwriter (“Maxim”, the “Underwriter” or “Sole Book-Running Manager”).

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. We are also offering to each purchaser of Units that would otherwise result in the purchaser’s, together with its affiliates, beneficial ownership exceeding 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding Common Shares immediately following the consummation of this offering, the opportunity to purchase Units consisting of one pre-funded warrant in lieu of one Common Share (each, a “Pre-Funded Warrant”), and one Warrant. Each Pre-Funded Warrant will be exercisable for one Common Share. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, up to 9.99%) of the number of Common Shares outstanding immediately after giving effect to such exercise. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one Common Share, minus $0.01, and the exercise price of each Pre-Funded Warrant will be $0.01 per Common Share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Unit including a Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Units including a Common Share we are offering will be decreased on a one-for-one basis.

The Warrants will be immediately exercisable and may be exercisable until the three (3) year anniversary of the date of issuance at an exercise price equal to 225% of the public offering price. In addition, at 4:01 p.m. Eastern time on the 4th trading day after the date of issuance (the “First Reset Date”), the exercise price of the Warrants will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) 80% of lowest daily volume weighted average price (“VWAP”) during the period beginning on the 2nd trading day after the date of issuance and ending on the First Reset Date (such period, the "First Reset Period"), and (b) 50% of the Nasdaq Official Closing Price on the date preceding execution of the Underwriting Agreement; and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Warrants on the issuance date for the Common Shares underlying the Warrants then outstanding shall remain unchanged. Subsequently, at 4:01 p.m. Eastern time on the 8th trading day after the date of issuance (the “Second Reset Date”), the exercise price of the Warrants will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) 80% of lowest VWAP during the period beginning on the 6th trading day after the date of issuance and ending on the Second Reset Date (such period, the "Second Reset Period"), and (b) 30% of the Nasdaq Official Closing Price on the date preceding execution of the Underwriting Agreement; and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Warrants on the issuance date for the Common Shares underlying the Warrants then outstanding shall remain unchanged. The holders of the Warrants will be permitted to exercise their Warrants during the First Reset Period and Second Reset Period, in which case, the date of exercise shall constitute the First Reset Date or Second Reset Date, as applicable. For the avoidance of doubt, the lower that the stock price of our Common Shares is on the First Reset Date and Second Reset Date, as applicable, the more shares that will be issuable pursuant to the Warrants as a result of the each reset, subject to the floor price of 50% of the Nasdaq Official Closing Price on the date preceding execution of the Underwriting Agreement, which will be not more than the per unit offering price as it relates to the First Reset and the floor price of 30% of the Nasdaq Official Closing Price on the date preceding execution of the Underwriting Agreement as it relates to the Second Reset.

Additionally, the Warrants contain certain mechanisms for cashless exercise, including a zero cash exercise option pursuant to which holders of the Warrants have the option during the period of 90 calendar days following the issue date of the Warrants, upon exercise and for no additional cash consideration, to receive an aggregate number of Common Shares equal to the product of (x) the aggregate number of Common Shares that would be issuable upon a cash exercise of the Warrant and (y) two (2). Accordingly, we believe it is highly unlikely that a holder of the Warrants would pay an exercise price in cash to receive one Common Share when the holder could instead choose the zero cash exercise option and pay no cash to receive more Common Shares than they would receive if they did pay an exercise price. As a result, we will likely not receive any additional funds and do not expect to receive any additional funds upon the exercise of the Warrants.

For example, for each Unit that an investor purchases in this offering at the offering price of $1.64 per Unit, the investor will receive 1 Common Share and 1 Warrant to purchase 1 Common Share at an exercise price of $3.69 per Common Share. Giving effect solely to the potential adjustment on the First Reset Date and not giving effect to the zero cash exercise option, on the First Reset Date, if our Common Shares are trading at or below the applicable floor price, each Warrant will become exercisable for a maximum of 4.5 Common Shares at an exercise price of $0.82 per Common Share. If such Warrant is then exercised at such time based on the zero cash exercise option, the Warrant would be exercisable into 9 Common Shares. If the Warrant remains outstanding as of the Second Reset Date, giving effect solely to the potential adjustment on the Second Reset Date and not giving effect to the zero cash exercise option, on the Second Reset Date, if our Common Shares are trading at or below the applicable floor price, each Warrant will become exercisable for a maximum of 7.5 Common Shares at an exercise price of $0.492 per Common Share. If such Warrant is then exercised at such time based on the zero cash exercise option, the Warrant would be exercisable into 15 Common Shares. Accordingly, the maximum number of Common Shares that may be issued upon zero cash exercise of the Warrants at the pricing described herein is 164,634,000 Common Shares. If all of the Warrants offered to investors in this offering, including those subject to the Underwriter’s over-allotment option for Warrants, are exercised on a zero cash basis at the floor price of Warrants, an aggregate of 189,329,100 shares would be issued upon such zero cash exercise without payment to the Company of any additional cash.

Our Common Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “OP”. On July 18, 2025, the sale price of our Common Shares was $1.64 per share, as reported by Nasdaq. All Common Share, Pre-Funded Warrant and Warrant numbers are based on a combined public offering price of $1.64 per Unit.

There is no established trading market for the Pre-Funded Warrants or the Warrants, and we do not expect an active trading market to develop. We do not intend to list the Pre-Funded Warrants or the Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

We qualify as an “emerging growth company” as defined in the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, as such, we may elect to comply with certain reduced reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

The Common Shares sold in this offering include preferred stock purchase rights which trade with the Common Shares and are also being registered under the registration statement of which this prospectus forms a part. We are also registering the Common Shares issuable from time to time upon exercise of the Pre-Funded Warrants and Warrants included in the Units offered hereby.

Investing in our securities involves a high degree of risk, including the risk that our Common Shares may be delisted from Nasdaq as a result of this offering. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit Consisting of One Common Share and One Warrant	Per Unit Consisting of One Pre-Funded Warrant and One Warrant	Total without Over-Allotment Option	Total with Over-Allotment Option
Public offering price	$1.64	$1.63	$17,999,984.00	$20,699,981.60
Underwriting discounts and commissions (1)	$0.1148	$0.1141	$1,259,998.88	$1,448,998.71
Proceeds, before expenses, to us	$1.5252	$1.5159	$16,739,985.12	$19,250,982.89

(1)  The Underwriting discount and commissions shall equal 7.0% of the gross proceeds of the securities sold by us in this offering. We have also agreed to reimburse the Underwriter for certain expenses. We refer you to the section entitled “Underwriting” of this prospectus for additional information regarding total compensation and other items of value payable to the Underwriter.

We have granted the Underwriter an option exercisable within 45 days of the date of this prospectus to purchase from us up to 1,646,340 additional Common Shares at the offering price of $1.63 per share and/or up to 1,646,340 Warrants at a purchase price of $0.01 per Warrant, less the underwriting discounts and commissions to cover over-allotments, if any. If this over-allotment option for Common Shares is exercised in full, the total offering price to the public will be approximately $20.7 million, and the total net proceeds, before expenses and after deducting the underwriting discounts described above, to us will be approximately $10.25 million (based upon a public offering price of $1.64 per unit).

The offering will settle delivery versus payment or receipt versus payment, as the case may be. We expect to deliver the securities offered hereby on or about July 22, 2025, subject to satisfaction of certain customary closing conditions.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager
Maxim Group LLC

The date of this prospectus is July 21, 2025

TABLE OF CONTENTS
Page
ABOUT THIS PROSPECTUS	ii
PROSPECTUS SUMMARY	1
THE OFFERING	7
RISK FACTORS	11
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	44
USE OF PROCEEDS	46
DIVIDEND POLICY	47
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	48
CAPITALIZATION	49
DILUTION	51
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	53
BUSINESS	65
DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES	81
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	87
DESCRIPTION OF CAPITAL STOCK	89
TAXATION	98
SHARES ELIGIBLE FOR FUTURE SALE	106
MARSHALL ISLANDS COMPANY CONSIDERATIONS	107
UNDERWRITING	112
ENFORCEABILITY OF CIVIL LIABILITIES AND INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	117
EXPENSES RELATED TO THIS OFFERING	118
LEGAL MATTERS	119
EXPERTS	119
WHERE YOU CAN FIND ADDITIONAL INFORMATION	119
INFORMATION INCORPORATED BY REFERENCE	119

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC for the offering by us of Units consisting of Common Shares and Class C Warrants to purchase Common Shares or Pre-Funded Warrants and Class C Warrants to purchase Common Shares.

You should rely only on the information contained or incorporated by reference in this prospectus or in any free writing prospectus we may authorize to be delivered to you. We have not, and the Underwriter has not, authorized any other person to provide you with additional, different or inconsistent information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), is effective. We are not, and the Underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus unless otherwise specified herein. Our business, financial condition, results of operations and prospects may have changed since that date. Information contained on our website does not constitute part of this prospectus.

The market data and other statistical information used throughout this prospectus has been compiled from publicly available information and industry publications. These sources generally state that the information they provide is believed to be reliable however, it is subject to subjective assessments and changes and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any market research and statistical survey. Therefore, the accuracy and completeness of the information are not guaranteed and estimates and beliefs based on such data may not be reliable. In addition, such market data and statistical information may be different from other sources and may not reflect all or even a comprehensive set of the actual events and transactions occurring in the market. Although we are responsible for all of the disclosures contained in this prospectus and we believe that such market data and statistical information is reliable, we have not independently verified its accuracy or completeness. In addition, some data is also based on our good faith estimates and our management’s understanding of industry conditions. Such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Forward-Looking Statements” and “Risk Factors” in this prospectus.

ii

PROSPECTUS SUMMARY

This section summarizes certain of the information that is contained in this prospectus or the documents herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus, including our financial statements and the related notes. As an investor or prospective investor, you should review carefully the more detailed information that appears later in this prospectus.

Unless the context otherwise requires, as used in this prospectus, the terms “OceanPal,” “Company,” “we,” “us,” and “our” refer to OceanPal Inc. and its consolidated subsidiaries.

We use the term deadweight tons, or dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Dwt refers to the maximum weight of cargo and supplies that a vessel can carry. A “ton mile” is a standardized shipping metric and refers to the volume of cargo being carried (a “ton”) and the distance sailed for the shipment in nautical miles.

All references in this prospectus to “$,” “US$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” are to the lawful currency of the United States.

Our Company

We are a global provider of shipping transportation services. We specialize in the ownership of vessels. Each of our vessels is owned through a separate wholly owned subsidiary.

As of the date of this prospectus, our operating fleet consists of two Panamax dry bulk carriers with a carrying capacity of 149,916 dwt and a weighted average age of 20.4 years and one MR2 product tanker vessel with a carrying capacity of 49,999 dwt and an age of 16.4 years. Our vessels transport bulk commodities, including iron ore, coal, and grain, as well as refined petroleum products.

Our Current Fleet

The following table presents certain information concerning the vessels in our fleet, as of July 18, 2025:

Fleet Employment Profile

	Dry Bulk Vessels BUILT DWT	Gross Rate (USD/Day)	Com*	Charterers	Delivery Date to Charterers**	Redelivery Date to Owners***	Notes
				1 Panamax Bulk Carriers
1	CALIPSO	$10,150	5.00%	ASL BULK SHIPPING LIMITED	03-Sep-24	08-Jan-25
	2005 73,691	$2,850	4.75%	CARGILL INTERNATIONAL S.A.	08-Jan-25	19-Mar-25
		$9,000	5.00%	FULLINKS MARINE COMPANY LIMITED	19-Mar-25	13-Apr-25	1
		$7,250	5.00%	CHINA RESOURCE CGARTERING PTE. LTD.	24-May-25	01-Sept-25	2
2	MELIA 2005 76,225	$7,100	5.00%	CHINA RESOURCE CHARTERING LIMITED	09-Jan-25	25-May-25 - 24-Aug-25	3
	Tanker Vessel BUILT DWT	Employment	Com*	Charterers	Delivery Date to Charterers**	Redelivery Date to Owners***	Notes
				1 MR2 Tanker
3	ZEZE START 2009 49,999	Spot	-	VITOL INTERNATIONAL SHIPPING PTE LTD	-	-
		$16,750	1.25%	ABU DHABI MARINE INTERNATIONALCHARTERING HOLDINGS LIMITED	16-Feb-25	17-May-25 - 15-Aug-25	4

*	Total commission percentage paid to third parties.
**	In case of newly acquired vessel with new time charter attached, this date refers to the expected/actual date of delivery of the vessel to the Company.
***	Range of redelivery dates, with the actual date of redelivery being at the Charterers’ option, but subject to the terms, conditions, and exceptions of the particular charterparty.

1 Vessel on scheduled drydocking during the period from April 15, 2025 to May 15, 2025
2 Redelivery date on an estimated time charter trip duration of about 100 days.
3 The charter rate was US$3,600 per day for the first forty-four (44) days of the charter period.
4 The charter rate is US$19,500 per day from the 91st day of the charter period until the actual redelivery date.

For those vessels employed in the spot market and where rates are quoted the Company has calculated the estimated rates under current specific contracted voyages. The Company gives no guarantee that these rates are correct or that the rates are sustainable beyond the duration of the current voyage. The quoted rates are not indications of future earnings, and the Company gives no assurance or guarantee of future rates after the current voyage.

Recent and Other Developments

Nasdaq Compliance

On April 17, 2025, we received written notification from Nasdaq that because the closing bid price of our Common Shares for 30 consecutive business days was below the minimum $1.00 per share bid price requirement for continued listing on Nasdaq, we were not in compliance with Nasdaq Listing Rule 5550(a)(2). Pursuant to the Nasdaq Listing Rules, the applicable grace period to regain compliance is 180 days, or until October 14, 2025. On June 30, 2025, the Company received a written notification from Nasdaq indicating that because the closing bid price of the Company’s common shares was at or greater than US$1.00 per share for 10 consecutive trading days, the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2).

Annual General Meeting

On May 20, 2025, we held our annual meeting of shareholders in which (1) three of our Class I Directors were re-elected to serve until the 2028 annual meeting of shareholders, (2) the amendment to our Amended and Restated Articles of Incorporation authorizing the Board to effect one or more reverse stock splits of the Company’s issued Common Shares, in the aggregate ratio of not more than 1-for-500, with the exact ratio to be determined by the Board in its discretion was approved, and (3) the appointment of our independent auditors for the fiscal year ending December 31, 2025 was approved.

Sale of M/V Protefs

On June 2, 2025, we, through one of our wholly owned subsidiaries, entered into a Memorandum of Agreement with an unaffiliated third party for the sale of M/V Protefs at an aggregate purchase price of $7.0 million, before commissions and other sale expenses. The vessel was delivered to her new owners on June 12, 2025.

Series D Preferred Stock redemptions:

On June 17, 2025, several holders of the Company’s Series D preferred stock unaffiliated with the Company, exercised their right to redeem 126 Series D Preferred Stock to common stock, resulting in the issuance of 106,230 shares of common stock of the Company.

Dividend Payments:

On July 15, 2025, we paid a quarterly cash dividend of $17.5 per share, or $0.4 million in the aggregate, on our then outstanding 22,957 Series D Preferred Stock to Series D Preferred Stockholders of record date July 14, 2025, for the period from April 15, 2025, up to and including July 14, 2025.

On July 15, 2025, we paid a quarterly cash dividend of $20 per share, or $0.24 million in the aggregate, on our then outstanding 12,185 Series C Preferred Stock to Series C Preferred Stockholders of record date July 14, 2025, for the period from April 15, 2025, up to and including July 14, 2025.

Management of Our Fleet

Our business is the ownership of vessels. We are a holding company that wholly owns the subsidiaries which own the vessels that comprise our fleet. The holding company sets general overall direction for the company and interfaces with various financial markets. The commercial and technical management, except for insurance services, of our dry bulk fleet is carried out by DWM, a 50/50 joint venture between Wilhelmsen Ship Management and Diana Shipping. As regards our MR2 product tanker vessel, the commercial management is carried out by START, a related party company, whereas the technical management (including insurances) is carried out by Anglo-Eastern Shipmanagement (Singapore) Pte. Ltd, an unrelated company. In exchange for providing us with commercial and technical services, we pay these counterparties a fixed monthly management fee per vessel and a percentage of the vessels’ gross revenues. Insurance and handling of claims services, brokerage services of our dry bulk fleet and the provision of certain administrative management services of our holding company are carried out by Steamship, an affiliated company. Brokerage services relate to the purchase, sale or chartering of our vessels, brokerage services relating to the repairs and other maintenance of our vessels, and any relevant consulting services. Administrative management services may include budgeting, reporting, monitoring of bank accounts, compliance with banks, payroll services, legal and securities compliance services, and any other possible administrative management services that we require to perform our business activities.

Implications of Being an Emerging Growth Company

As we qualify as an “emerging growth company” as defined in the JOBS Act, we may take advantage or specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•
exemption from the auditor attestation requirement in the assessment of the effectiveness of the emerging growth company’s internal controls over financial reporting under Section 404(b) of Sarbanes-Oxley;

•	exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies; and

•
exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and financial statements.

We may take advantage of these provisions until the end of the fiscal year following the fifth anniversary of the date we first sell our common equity securities pursuant to an effective registration statement under the Securities Act or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (ii) the last day of the fiscal year during which the fifth anniversary of the date of the IPO occurs; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Shares that are held by nonaffiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during any three-year period. In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to “opt out” of the extended transition period relating to the exemption from new or revised financial accounting standards and as a result, we comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth public companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Implications of Being a Foreign Private Issuer

As a non-U.S. company which qualifies as a “foreign private issuer” subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are subject to different requirements under the U.S. securities laws than U.S. domestic issuers.

Corporate Information

OceanPal Inc. is a holding company existing under the laws of the Marshall Islands. We maintain our principal executive offices at Pendelis 26, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at that address is +30-210-9485-360. Our website address is http://www.oceanpal.com. The information on our website is not a part of this prospectus. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov. None of the information contained on, or that can be accessed through, these websites is incorporated into or forms a part of this prospectus.

Risk Factor Summary

This summary does not address all the risks that we face. The following is a summary of the risk factors which are described in further detail in this section.

Risks Relating to our Industry

•
Charter hire rates in the shipping industry are volatile and have fluctuated significantly in the past years, which may adversely affect our business, financial condition, operating results and our ability to comply with loan covenants in any future borrowing facilities we may enter into.

•
The current state of the global financial markets and current economic conditions may adversely impact our results of operations, cash flows, and ability to obtain future financing or refinance any future credit facilities on acceptable terms, or at all, which may negatively impact our business.

•	Global economic conditions may continue to negatively impact the tanker and dry bulk shipping industry.

•
Geopolitical conditions, such as political instability, terrorist or other attacks, war, international hostilities, economic sanctions restrictions or other trade restrictions, and global public health concerns, may affect the seaborne transportation industry and adversely affect our business.

•	Our operating results are subject to seasonal fluctuations, which could affect our operating results.

•	An increase in the price of fuel may adversely affect our operating results and cash flows.

•	Worldwide inflationary pressures could negatively impact our results of operations and cash flows.

•
We are subject to complex laws and regulations (including environmental standards such as IMO 2020, standards regulating ballast water discharge, etc.), including environmental regulations that can adversely affect the cost, manner or feasibility of doing business and our business, results of operations, cash flows, and financial condition.

•	Operational risks and damage to our vessels could adversely impact our performance.

•
If our vessels call on ports located in countries or territories that are the subject of sanctions or embargoes imposed by the U.S. government, the United Kingdom, the European Union, the United Nations, or other governmental authorities, or engage in other such transactions or dealings that would be violative of applicable sanctions laws, it could lead to monetary fines or penalties and may adversely affect our reputation and the market for our securities.

•	We conduct business in China, where the legal system has inherent uncertainties that could limit the legal protections available to us.

•	Failure to comply with the U.S. Foreign Corrupt Practices Act could result in fines, criminal penalties and an adverse effect on our business.

•	Changing laws and evolving reporting requirements could have an adverse effect on our business.

Risks Relating to our Company

•
A decline in the market values of our vessels could limit our ability to borrow funds in the future, trigger breaches of certain financial covenants contained in any future borrowing facilities we may enter into, and/or result in impairment charges or losses on sale.

•
We primarily charter our vessels on time charter trips with short to medium duration in a volatile shipping industry and a decline in charter hire rates could affect our results of operations and our ability to pay dividends.

•	We may not be able to execute our growth strategy, and we may not realize the benefits we expect from past acquisitions or future acquisitions or other strategic transactions.

•
We operate secondhand vessels with an age above the industry average which may lead to increased technical problems for our vessels, higher operating expenses, affect our ability to finance and profitably charter our vessels, to comply with environmental standards and future maritime regulations and result in a more rapid depreciation in our vessels’ market and book values.

•	We and certain of our principal officers and directors have affiliations with other entities that could create conflicts of interest detrimental to us.

•	Companies affiliated with our officers and directors, may acquire vessels that compete with vessels in our fleet.

•
Certain of our officers and directors participate in business activities not associated with us, and do not devote all of their time to our business, which may create conflicts of interest and hinder our ability to operate successfully.

•
We depend entirely on other entities to provide the management of our fleet. The termination of our arrangements with these entities, or their failure to perform their obligations under our management agreements with them, may adversely affect our operations.’

•	A cyber-attack could materially disrupt our business.

•	Climate change and greenhouse gas restrictions may adversely impact our operations and markets.

•
Increasing scrutiny and changing expectations from investors, banks, and other market participants with respect to our Environmental, Social and Governance (“ESG”) policies may impose additional costs on us or expose us to additional risks.

•
We are subject to certain risks with respect to our counterparties on contracts, and failure of such counterparties to meet their obligations could cause us to suffer losses or otherwise adversely affect our business.

•
In the highly competitive international shipping industry, we may not be able to compete for charters with new entrants or established companies with greater resources, and as a result, we may be unable to employ our vessels profitably.

•	We may be unable to attract and retain qualified key management personnel, key employees or key consultants, which may delay our development efforts or otherwise harm our business.

•	Technological innovation and quality and efficiency requirements from our customers could reduce our charter income and the value of our vessels.

•	We may not have adequate insurance to compensate us if we lose our vessels or to compensate third parties.

•	We are exposed to U.S. dollar and foreign currency fluctuations and devaluations that may adversely affect our results of operations.

•	We depend upon a few significant customers for a large part of our revenues and the loss of one or more of these customers could adversely affect our operating results and financial performance.

•
We are an “emerging growth company” and we cannot be certain that the reduced disclosure and other requirements applicable to emerging growth companies will not make our Common Shares less attractive to investors.

•	We are a holding company, and we depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations.

•	Because we are organized under the laws of the Marshall Islands, it may be difficult to serve us with legal process or enforce judgments against us, our directors or our management.

•	If we expand our business further, we may need to improve our operating and financial systems and will need to recruit suitable employees and crew for our vessels.

•	We may be subject to United States federal income tax on United States source income, which would reduce our earnings.

•	United States tax authorities could treat the Company as a “passive foreign investment company,” which could have adverse United States federal income tax consequences to United States holders.

Risks Relating to our Securities

•	We do not have a declared dividend policy and cannot assure you that our board of directors will declare dividend payments in the future.

•	If we do not have sufficient cash to pay dividends on our Series C Preferred Stock and Series D Preferred Stock when due, we may suffer adverse consequences.

•
Shares of our Series C and Series D Preferred Stock are convertible into our Common Shares, and our Series E Preferred Stock are contingently exercisable into our Common Shares, which could have an adverse effect on the value of our Common Shares.

•
The market prices and trading volume of our Common Shares has and may continue to experience rapid and substantial price volatility, which could cause purchasers of our Common Shares to incur substantial losses.

•	We may not be able to maintain compliance with Nasdaq’s continued listing requirements, including as a result of the terms of this offering.

•
We are incorporated in the Marshall Islands, which does not have a well-developed body of corporate law, thus you may have more difficulty protecting your interests than shareholders of a U.S. corporation.

•
As a Marshall Islands corporation and with some of our subsidiaries being Marshall Islands entities and also having subsidiaries in other offshore jurisdictions, our operations may be subject to economic substance requirements, which could impact our business.

•
Certain of our affiliates hold certain of our Common Shares and certain of our Preferred Shares that, together, allow them to exert considerable influence over matters on which our shareholders are entitled to vote.

•	Future issuances or sales of our Common Shares could cause the market price of our Common Shares to decline.

•
Anti-takeover provisions in our organizational documents could make it difficult for our shareholders to replace or remove our current board of directors or have the effect of discouraging, delaying, or preventing a merger or acquisition, which could adversely affect the market price of our Common Shares.

Risks relating to this Offering and the Warrants

•	Nasdaq may halt trading in our Common Shares on Nasdaq or delist our Common Shares for public interest concerns as a result of this offering.

•	We will likely not receive any additional funds upon the exercise of the Warrants.

•	The public offering price will be set by our Board and does not necessarily indicate the actual or market value of our Common Shares.

•
As a result of the price resets and subsequent share adjustments in the Warrants and/or if the Warrants are exercised by way of a zero cash exercise, common shareholders are likely to suffer substantial dilution and see a significant decrease in the value of their Common Shares.

•	Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

•	There is no public market for the Pre-Funded Warrants or Warrants in this offering.

THE OFFERING
Issuer	OceanPal Inc., a Marshall Islands corporation.
Securities offered by us

10,975,600 Units, each Unit consisting of one Common Share and one Warrant to purchase one Common Share.

We are also offering to each purchaser whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding Common Shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Units including Pre-Funded Warrants in lieu of the Common Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding Common Shares.

For each Unit including a Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Units including a Common Share we are offering will be decreased on a one-for-one basis.

This prospectus also relates to the offering of the Common Shares issuable upon exercise of the Pre-Funded Warrants and Warrants.

Description of the Pre-Funded Warrants and Warrants

Each Pre-Funded Warrant will be exercisable for one Common Share. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, up to 9.99%) of the number of Common Shares outstanding immediately after giving effect to such exercise. The purchase price of each Unit including a Pre-Funded Warrant will equal the price per Unit including one Common Share, minus $0.01, and the exercise price of each Pre-Funded Warrant will be $0.01 per Common Share. The Pre-Funded Warrants are immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The Warrants will be immediately exercisable and may be exercisable until the three (3) year anniversary of the date of issuance at an exercise price equal to 225% of the public offering price. In addition, at 4:01 p.m. Eastern time on the 4th trading day after the date of issuance (the “First Reset Date”), the exercise price of the Warrants will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) 80% of lowest daily volume weighted average price (“VWAP”) during the period beginning on the 2nd trading day after the date of issuance and ending on the First Reset Date (such period, the “First Reset Period”), and (b) 50% of the Nasdaq Official Closing Price on the date preceding execution of the Underwriting Agreement; and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Warrants on the issuance date for the Common Shares underlying the Warrants then outstanding shall remain unchanged. Subsequently, at 4:01 p.m. Eastern time on the 8th trading day after the date of issuance (the “Second Reset Date”), the exercise price of the Warrants will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) 80% of lowest VWAP during the period beginning on the 6th trading day after the date of issuance and ending on the Second Reset Date (such period, the “Second Reset Period”), and (b) 30% of the Nasdaq Official Closing Price on the date preceding execution of the Underwriting Agreement; and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Warrants on the issuance date for the Common Shares underlying the Warrants then outstanding shall remain unchanged. The holders of the Warrants will be permitted to exercise their Warrants during the First Reset Period and Second Reset Period, in which case, the date of exercise shall constitute the First Reset Date or Second Reset Date, as applicable. For the avoidance of doubt, the lower that the stock price of our Common Shares is on the First Reset Date and Second Reset Date, as applicable, the more shares that will be issuable pursuant to the Warrants as a result of the each reset, subject to the floor price of 50% of the Nasdaq Official Closing Price on the date preceding execution of the Underwriting Agreement, which will be not more than the per unit offering price, as it relates to the First Reset and the floor price of 30% of the Nasdaq Official Closing Price on the date preceding execution of the Underwriting Agreement as it relates to the Second Reset.

Additionally, the Warrants contain certain mechanisms for cashless exercise, including a zero cash exercise option pursuant to which holders of the Warrants have the option during the period of 90 calendar days following the issue date of the Warrants, upon exercise and for no additional cash consideration, to receive an aggregate number of Common Shares equal to the product of (x) the aggregate number of Common Shares that would be issuable upon a cash exercise of the Warrant and (y) two (2). Accordingly, we believe it is highly unlikely that a holder of the Warrants would pay an exercise price in cash to receive one Common Share when the holder could instead choose the zero cash exercise option and pay no cash to receive more Common Shares than they would receive if they did pay an exercise price. As a result, we will likely not receive any additional funds and do not expect to receive any additional funds upon the exercise of the Warrants.

As an example, for each Unit that an investor purchases in this offering at the offering price of $1.64 per Unit, the investor will receive 1 Common Share and 1 Warrant to purchase 1 Common Share at an exercise price of $3.69 per Common Share. Giving effect solely to the potential adjustment on the First Reset Date and not giving effect to the zero cash exercise option, on the First Reset Date, if our Common Shares are trading at or below the applicable floor price, each Warrant will become exercisable for a maximum of 4.5 Common Shares at an exercise price of $0.82 per Common Share. If such Warrant is then exercised at such time based on the zero cash exercise option, the Warrant would be exercisable into 9 Common Shares. If the Warrant remains outstanding as of the Second Reset Date, giving effect solely to the potential adjustment on the Second Reset Date and not giving effect to the zero cash exercise option, on the Second Reset Date, if our Common Shares are trading at or below the applicable floor price, each Warrant will become exercisable for a maximum of 7.5 Common Shares at an exercise price of $0.492 per Common Share. If such Warrant is then exercised at such time based on the zero cash exercise option, the Warrant would be exercisable into 15 Common Shares. Accordingly, the maximum number of Common Shares that may be issued upon zero cash exercise of the Warrants at the pricing described herein is 164,634,000 Common Shares. If all of the Warrants offered to investors in this offering, including those subject to the Underwriter’s over-allotment option for Warrants, are exercised on a zero cash basis at the floor price of Warrants, an aggregate of 189,329,100 shares would be issued upon such zero cash exercise without payment to the Company of any additional cash.

For more information regarding the Pre-Funded Warrants and Warrants, you should carefully read the section titled “Description of the Securities We Are Offering” in this prospectus and the form of Pre-Funded Warrant and Form of Warrant included as exhibits in the Registration Statement that this prospectus forms a part.

Preferred share purchase rights	Our Common Shares include preferred share purchase rights, as described under the section “Description of Capital Stock” in this prospectus.
Number of Common Shares (including Common Shares underlying Pre-Funded Warrants) being offered by us	10,975,600 shares (or up to 12,621,940 Common Shares if the Underwriter exercises its over-allotment option for Common Shares in full).
Number of Warrants being offered to us

Warrants to initially purchase up to 10,975,600 Common Shares through a cash exercise (or warrants to purchase up to 12,621,940  Common Shares through a cash exercise if the Underwriter exercises its over-allotment option for Warrants in full). However, as a result of the resets and zero cash exercise option described herein, the Warrants may be exercisable on a zero cash basis for up to 164,634,000 Common Shares (or up to 189,329,100 Common Shares if the Underwriter exercises its over-allotment option for Warrants in full).  Please refer to the description of the resets and zero cash exercise method, which allows warrant holders to acquire a greater number of Common Shares without additional cash consideration, as permitted under the Warrants and described under “Description of the Securities We are Offering.”

Common Share to be outstanding prior to this offering[1]	7,611,212 shares.
Common Shares to be outstanding immediately after this offering

18,586,812 Common Shares (or up to 20,233,152 Common Shares if the Underwriter exercises its over-allotment option for Common Shares (or Pre-Funded Warrants) in full), excluding any Common Shares issuable under the Warrants. If all of the Warrants offered to investors in this offering, including those subject to the Underwriter’s over-allotment option for Warrants, are exercised on a zero cash basis at the floor price of the Warrants, an aggregate of up to 189,329,100 shares would be issued upon such zero cash exercise without payment to the Company of any additional cash.

Over-allotment option

We have granted the Underwriter an option exercisable within 45 days of the date of this prospectus to purchase from us up to 1,646,340 additional Common Shares at the public offering price of $1.64 per share and/or up to 1,646,340 Warrants at a purchase price of $0.01 per Warrant, less the underwriting discounts payable by us, solely to cover over-allotments, if any.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $16.44 million (assuming the sale of all Units offered) or $18.95 million (including the exercise of the over-allotment option granted), after deducting Underwriter fees and estimated offering expenses payable by us, and assuming no exercise of the Warrants, based on a public offering price of $1.64 per Unit. We currently intend to use the net proceeds of this offering, after deducting Underwriter fees and estimated offering expenses payable by us, for general corporate purposes, which may include, among other things, funding for working capital needs and fleet expansion. See “Use of Proceeds.”

(1) Based on 7,611,212 Common Shares outstanding as of July 18, 2025.

Listing

Our Common Shares currently trade on the Nasdaq Capital Market symbol “OP.” There are no established public trading markets for the Pre-Funded Warrants or the Warrants, and we do not expect such markets to develop. We do not intend to list the Pre-Funded Warrants or the Warrants on any securities exchange or other trading market.

Risk Factors

An investment in our securities involves substantial risks. See “Risk Factors” and the other information included in this prospectus for a discussion of the factors you should consider carefully before deciding to invest in shares of our securities. You should be aware that Nasdaq may halt trading in our Common Shares and/or delist our Common Shares for public interest concerns. See “Risk Factors — Nasdaq may halt trading in our Common Shares on Nasdaq or delist our Common Shares for public interest concerns as a result of this offering.”

RISK FACTORS

Risks Relating to our Industry

Charter hire rates depend on the demand for, and supply of, product tanker and dry-bulk vessels.

All of our revenues are generated from operating a fleet comprised of dry-bulk carriers and a product tanker. Rates (including both trip charter rates and freight rates) among different types of vessels in these sectors can be highly volatile. The factors affecting the supply and demand for product tankers and dry-bulk vessels are beyond our control, and the nature, timing and degree of changes in industry conditions are unpredictable and we may not be able to correctly assess the nature, timing and degree of these.

The factors that influence the demand for dry-bulk vessel capacity include:

•	supply of and demand for and seaborne transportation of energy resources (e.g. coal), commodities, and semi-finished and finished consumer and industrial products;

•	changes in the exploration or production of energy resources, commodities, and semi-finished and finished consumer and industrial products;

•	the location of regional and global exploration, production and manufacturing facilities;

•
changes in seaborne and other transportation patterns, including the distance cargo is transported by sea for reasons including but not limited to reductions in canal capacities, any geopolitical conflict and military responses;

•	the location of consuming regions for energy resources, commodities, and semi-finished and finished consumer and industrial products; and

•	the globalization of production and manufacturing.

Factors that influence demand for product tanker capacity include:

•	demand and supply for refined petroleum products and other liquid bulk products such as vegetable and edible oils;

•	competition from alternative sources of energy and a shift in consumer demand towards other energy resources such as wind, solar or water energy as well as greater use of electric powered vehicles;

•
increases in the production of refined petroleum products in areas linked by pipelines to consuming areas, the extension of existing, or the development of new, pipeline systems in markets we may serve, or the conversion of existing non-oil pipelines to refined petroleum products pipelines in those areas;

•	the introduction of new, expansion or closure of crude oil refineries, the distance oil and refined petroleum products are moved by sea and changes in transportation patterns; and

•	competition from other shipping companies and other modes of transportation, such as railroads that compete with product tankers.

The factors that influence the demand for both product tanker and dry-bulk carrier capacity include:

•	technological developments, which affect the efficiency of vessels and time to vessel obsolescence;

•	the globalization of manufacturing and developments of transportation services;

•
global and regional economic and political conditions, armed conflicts, including the conflicts between Russia and Ukraine and between Israel and Hamas and fluctuations in industrial and agricultural production;

•	disruptions and developments in international trade, including the increased vessel attacks and piracy in the Red Sea and Gulf of Aden in connection with the conflict between Israel and Hamas;

•	international sanctions, embargoes, import and export restrictions, trade disputes, tariffs, nationalizations, piracy and terrorist attacks;

•	legal and regulatory changes including regulations adopted by supranational authorities and/or industry bodies, such as safety and environmental regulations and requirements;

•	weather, natural and health disasters, generally; and

•	currency exchange rates.

Demand for our oceangoing vessels is dependent upon economic growth in the world’s economies, seasonal and regional changes in demand and changes to the capacity of the global dry bulk fleet and tanker fleet and the sources and supply of dry bulk cargo and petroleum and other liquid bulk products transported by sea. Continued adverse economic, political or social conditions or other developments could further negatively impact charter rates and therefore have a material adverse effect on our business results, results of operations and ability to pay dividends, if and when declared.

The factors that influence the supply for both dry-bulk carrier and product tanker capacity include:

•	the number of newbuilding orders and deliveries, including delays in vessel deliveries;

•	the number of shipyards and ability of shipyards to deliver vessels;

•	port or canal congestion;

•	potential disruption, including supply chain disruptions, of shipping routes due to accidents or political events;

•	scrapping of older vessels;

•	speed of vessel operation;

•	vessel casualties;

•	technological advances in vessel design, capacity, propulsion technology and fuel consumption efficiency;

•	the degree of scrapping or recycling of older vessels, depending, among other things, on scrapping or recycling rates and international scrapping or recycling regulations;

•	the price of steel and vessel equipment;

•	product imbalances (affecting the level of trading activity) and developments in international trade;

•	number of vessels that are out of service, namely those that are laid-up, drydocked, awaiting repairs or otherwise not available for hire;

•	availability of financing for new vessels and shipping activity;

•	changes in national or international regulations that may effectively cause reductions in the carrying capacity of vessels or early obsolescence of tonnage; and

•	changes in environmental and other regulations that may limit the useful lives of vessels.

The volatility in charter rates affects our revenues and operating results and also affects the value of our vessels, which follow the trends of each industry charter rates. The charter hire rate references most likely to be monitored are the freight rate indices issued by the Baltic Exchange. These references are based on actual charter hire rates under charters entered into by market participants as well as daily assessments provided to the Baltic Exchange by a panel of major shipbrokers

The Baltic Dry Index, or the BDI, a daily average of charter rates for key dry bulk routes published by the Baltic Exchange, has long been viewed as the main benchmark to monitor the movements of the dry bulk vessel charter market as well as the performance of the entire dry bulk shipping market and has been very volatile. In 2024, the BDI ranged from a high of 2,419 on March 18, 2024, to a low of 976 on December 19, 2024. During the first months of 2025, BDI ranged from a low of 715 on January 30, 2025, to a high of 1,975 on June 16, 2025 and closed at 1,423 on July 9, 2025. There can be no assurance that the dry bulk charter market will improve or continue at the current levels, and the market could again decline in the future.

The Baltic Dirty Tanker Index, or the BDTI, a daily average of charter rates issued by the Baltic Exchange that takes into account input from brokers around the world regarding crude oil fixtures for various routes and oil tanker vessel sizes, is volatile. In 2024, the BDTI ranged from a high of 1,552 on January 16, 2024, to a low of 860 on September 26, 2024. During the first months of 2025, BDTI ranged from a low of 799 on January 9, 2025, to a high of 1,152 on April 17, 2025, and closed at 932 on July 9, 2025.The Baltic Clean Tanker Index, or BCTI, a comparable index to the BDTI, has similarly been volatile in 2024 with a high of 1,411 on January 1, 2024 and a low of 460 on November 12, 2024. BCTI ranged from a low of 534 on July 3 and July 8, 2025, to a high of 848 on March 21, 2025 and closed at 537 on July 9, 2025.There can be no assurance that the crude oil and petroleum products charter market will improve or continue at the current levels, and the market could again decline in the future.

We anticipate that future demand for our vessels, and in turn our future charter rates, will be dependent upon economic growth in the world’s economies, as well as seasonal and regional changes in demand and changes in the capacity of the world’s fleet. There can be no assurance that economic growth will not stagnate or decline leading to a decrease in vessel values and charter rates. A decline in vessel values and charter rates would have an adverse effect on our business, financial condition, results of operation and ability to pay dividends.

These factors influencing the supply of and demand for dry-bulk carrier and product tanker capacity and charter rates are outside of our control, and we may not be able to correctly assess the nature, timing and degree of changes in industry conditions. We cannot assure you that we will be able to successfully charter our dry-bulk vessels and our product tankers in the future at all or at rates sufficient to allow us to meet our contractual obligations, including repayment of any future indebtedness.

Furthermore, if new dry-bulk carriers and product tankers are built that are more efficient, more flexible, have longer physical lives or use more environmentally friendly fuel than our vessels, competition from these more technologically advanced vessels could adversely affect the amount of charter hire payments we receive for our vessels and the resale value of our vessels could significantly decrease. In addition, we may not be able to provide or maintain Environmental, Social and Governance standards (“ESG”) acceptable to customers, regulators and financing sources.

The current state of the global financial markets and current economic conditions may adversely impact our results of operations, cash flows, and ability to obtain future financing or refinance any future credit facilities on acceptable terms, or at all, which may negatively impact our business.

Global financial markets can be volatile and a contraction in available credit may occur as economic conditions change. In recent years, operating businesses in the global economy have faced weakening demand for goods and services, deteriorating international liquidity conditions, and declining markets which led to a general decline in the willingness of banks and other financial institutions to extend credit, particularly in the shipping industry. In the future, our ability to obtain credit to finance and expand our operations may be negatively affected by such changes and volatility.

We face risks attendant to changes in economic environments, changes in interest rates, and instability in the banking and securities markets around the world, among other factors which may have a material adverse effect on our results of operations and financial condition and may cause the price of our Common Shares to decline.

Global economic conditions may continue to negatively impact dry bulk and the product tanker shipping industry.

Major market disruptions and adverse changes in market conditions and the regulatory climate in China, the United States, the European Union and worldwide may adversely affect our business.

In past years, China and India have had two of the world’s fastest growing economies in terms of gross domestic product and have been the main driving forces behind increases in shipping trade and the demand for marine transportation. Accordingly, our financial condition and operating results, as well as our future prospects, would likely be hindered by an economic downturn in any of these countries or geographic regions. While China, in particular, has enjoyed rates of economic growth significantly above the world average, slowing economic growth rates may reduce the country’s contribution to world trade growth, especially in view of deteriorating real estate property values. If economic growth declines in China, India and other countries in the Asia Pacific region, we may face decreases in shipping trade and demand. The level of imports to and exports from China may also be adversely affected by changes in political, economic, and social conditions (including a slowing of economic growth) or other relevant policies of the Chinese government, such as changes in laws, regulations or export and import restrictions, internal political instability, changes in currency policies, changes in trade policies and territorial or trade disputes. It is also possible that tariffs (or other laws and regulations) will be adopted, and trade agreements will be renegotiated with China also causing adverse effects on the industry. Furthermore, a slowdown in the economies of the United States or the European Union, or certain other Asian countries may also have adverse impacts on economic growth in the Asia Pacific region. Therefore, a negative change in the economic conditions (including any negative changes resulting from any pandemic) of any of these countries or elsewhere may reduce demand for certain goods and, thus shipping, which could have a material adverse effect on our business, financial condition and operating results, as well as our prospects.

An increase in trade protectionism, the unravelling of multilateral trade agreements and a decrease in the level of China’s export of goods and import of raw materials could have a material adverse impact on our charterers’ business and, in turn, could cause a material adverse impact on our results of operations, financial condition and cash flows.

Our operations expose us to the risk that increased trade protectionism may adversely affect our business. Recently, government leaders have declared that their countries may turn to trade barriers to protect or revive their domestic industries in the face of imports, thereby depressing the demand for shipping.

Restrictions on imports, including in the form of tariffs, could have a major impact on global trade and demand for shipping. Specifically, increasing trade protectionism in the markets that our charterers serve may cause an increase in (i) the cost of goods exported from exporting countries, (ii) the length of time required to deliver goods from exporting countries, (iii) the costs of such delivery and (iv) the risks associated with exporting goods. These factors may result in a decrease in the demand of goods to be shipped. Protectionist developments, or the perception they may occur, may have a material adverse effect on global economic conditions, and may significantly reduce global trade, including trade between the United States and China, among other countries. These developments would also have an adverse impact on our charterers’ business, operating results and financial condition which could, in turn, affect our charterers’ ability to make timely payments to us and impair our ability to renew charters and grow our business. Any of these developments could have a material adverse effect on our business, results of operations and financial condition, as well as our cash flows, including cash available for dividends to our stockholders.

The U.S. government has made statements and taken actions that may impact U.S. and international trade policies, including tariffs affecting certain Chinese industries. The new tariffs announced by the Trump administration include tariffs on imports from Canada, Mexico and China, as well as on imports of steel and aluminum and automobiles and auto parts. The administration also announced the imposition of a reciprocal tariff policy on most foreign imports subject to certain specified exclusions that applied an additional 10% duty beginning on April 5, 2025. Additional country-specific duties against certain trading partners were initially effective beginning on April 9, 2025, but are now subject to a suspension for 90 days until July 9, 2025 (although additional tariffs against China presently remain in effect). It is unknown whether and to what extent these new tariffs will be retained, expanded or otherwise modified by the U.S., or the effect that any such actions would have on us or our industry. If any new tariffs, legislation and/or regulations are implemented, or if existing trade agreements are renegotiated or, in particular, if the U.S. government takes retaliatory trade actions due to, among other things, the ongoing U.S.-China trade tensions or in response to the imposition of retaliatory tariffs from other countries, such changes could have an adverse effect on our business, results of operations and financial condition.

Additionally, U.S. trade tensions with China may further escalate as a result of a proposal by the Trump administration to impose significant fees on any Chinese-owned, Chinese-operated, or Chinese-built vessel entering a U.S. port. The revised proposal of the U.S. Trade Representative (USTR), if adopted as proposed, would require Chinese shipping companies to pay a fee per net tonnage per port call and those companies operating Chinese-built vessels to be charged a per net tonnage or per container discharged per U.S. port call. It is unknown whether and to what extent these new port fees on Chinese shipping companies and vessels will be adopted, or the effect that they would have on us or our industry generally.

Furthermore, the government of China has implemented economic policies aimed at increasing domestic consumption of Chinese-made goods. This may have the effect of reducing the supply of goods available for export and may, in turn, result in a decrease of demand for container shipping. Many of the reforms, particularly some limited price reforms that result in the prices for certain commodities being principally determined by market forces, are unprecedented or experimental and may be subject to revision, change or abolition.

Regulations relating to ballast water discharge may adversely affect our revenues and profitability.

The IMO has imposed updated guidelines for ballast water treatment systems specifying the maximum amount of viable organisms allowed to be discharged from a vessel’s ballast water. Depending on the date of the International Oil Pollution Prevention (‘IOPP’) renewal survey, existing vessels constructed before September 8, 2017 must comply with the updated D-2 Discharge Performance Standard (‘D-2 standard’) on or after September 8, 2019. For most vessels, compliance with the D-2 standard will involve installing on-board systems to treat ballast water and eliminate unwanted organisms. Vessels constructed on or after September 8, 2017 are to comply with the D-2 standards on or after September 8, 2017. The IMO has imposed updated guidelines for ballast water management systems specifying the maximum number of viable organisms allowed to be discharged from a vessel’s ballast water. Vessels are required to meet the D-2 standard by installing an approved Ballast Water Management System (or BWMS). BWMSs installed on or after October 28, 2020, shall be approved in accordance with BWMS Code, while BWMSs installed before October 23, 2020 must be approved taking into account guidelines developed by the IMO or the BWMS Code. All of our vessels have installed approved ballast water management systems.

Furthermore, United States regulations are currently changing. Although the 2013 Vessel General Permit (“VGP”) program and U.S. National Invasive Species Act (“NISA”) are currently in effect to regulate ballast discharge, exchange and installation, the Vessel Incidental Discharge Act (“VIDA”), which was signed into law on December 4, 2018, requires that the EPA develop national standards of performance for approximately 30 discharges, similar to those found in the VGP within two years. On October 26, 2020, the EPA published a Notice of Proposed Rulemaking for Vessel Incidental Discharge National Standards of Performance under VIDA. On September 24, 2024, the EPA finalized its rule on Vessel Incidental Discharge Standards of Performance. USCG must develop corresponding implementation, compliance and enforcement regulations regarding ballast water within two years. While all our vessels are equipped with ballast water treatment system and we believe all our vessels are in compliance with the new regulations, any changes in such regulations could require the installation of new equipment may cause us to incur substantial costs.

Geopolitical conditions, such as political instability, terrorist or other attacks, war, international hostilities, economic sanctions or other trade restrictions, and global public health concerns, may affect the seaborne transportation industry and adversely affect our business.

We are an international shipping company that conducts most of our operations outside the United States, and our business, results of operations, cash flows, financial condition and ability to pay dividends, if and when declared, in the future may be adversely affected by changing economic, political and government conditions in the countries and regions where our vessels are employed or registered. Moreover, we operate in a sector of the economy that is likely to be adversely impacted by the effects of political conflicts, including the current political instability in the Middle East (including in Israel and Gaza), Ukraine, the South China Sea region and other geographic countries and areas, geopolitical events, terrorist or other attacks, war (or threatened war) and international hostilities, including the recent increase in tensions between India and Pakistan. The response of the United States and others to terrorist attacks, as well as the threat of future terrorist attacks around the world, continues to cause uncertainty in the world’s financial markets and may affect our business, operating results, and financial condition. Continuing conflicts and recent developments in Ukraine and the Middle East, and increased tensions between the U.S. and China, Russia, Iran and certain terrorist organizations, as well as the presence of U.S. or other armed forces in various other regions, may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets. As a result of the above, insurers have increased premiums and reduced or restricted coverage for losses caused by terrorist acts generally. These uncertainties could also adversely affect our ability to obtain additional financing on terms acceptable to us or at all. Any of these occurrences could have a material adverse impact on our operating results, revenues and costs. Additionally, events in other jurisdictions could impact global markets, including foreign exchange and securities markets; any resulting changes in currency exchange rates, tariffs, treaties and other regulatory matters could in turn adversely impact our business and operations.

In the past, political instability has also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region, in and around the Red Sea with attacks on vessels by armed Houthi groups in connection with the ongoing conflict in the Gaza Strip between Israel and Hamas, and in the Black Sea in connection with the ongoing conflict in Ukraine. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea and the Gulf of Aden off the coast of Somalia, among others. Any of these occurrences could have a material adverse impact on our future performance, operating results, cash flows and financial position.

Beginning in February of 2022, the United States, the United Kingdom and the European Union, among other countries, announced various economic sanctions against Russia in connection with the aforementioned conflict in the Ukraine region, which may adversely impact our business. The ongoing conflict could result in the imposition of further economic sanctions or new categories of export restrictions against individuals or entities in or connected to Russia. While in general much uncertainty remains regarding the global impact of the conflict in Ukraine, it is possible that such tensions could adversely affect the Company’s business, financial condition, operating results and cash flows.

The United States has issued several Executive Orders that prohibit certain transactions related to Russia, including the importation of certain energy products of Russian Federation origin into the United States (including crude oil, petroleum, petroleum fuels, oils, liquefied natural gas and coal), and all new investments in Russia by U.S. persons, among other prohibitions and export controls, and has issued numerous determinations authorizing the imposition of sanctions on persons who operate or have operated in the energy, metals and mining, and marine sectors of the Russian Federation economy, among others. Increased restrictions on these sectors, or the expansion of sanctions to new sectors, may pose additional risks that could adversely affect our business and operations.

Furthermore, the United States and the G7 have implemented a Russian petroleum “price cap policy” which prohibits a variety of specified services related to the maritime transport of Russian Federation origin crude oil and petroleum products, including trading/commodities brokering, financing, shipping, insurance (including reinsurance and protection and indemnity), flagging, and customs brokering. An exception exists to permit such services when the price of the seaborne Russian oil does not exceed the relevant price cap; but implementation of this price exception relies on a recordkeeping and attestation process that requires each party in the supply chain of seaborne Russian oil to demonstrate or attest that oil has been purchased at or below the price cap. Further, effective as of February 27, 2025, the United States has also prohibited the provision of petroleum services by U.S. persons to persons located in Russia. An exception exists for the provision of petroleum services in certain specified circumstances, including for the provision of services for products purchased at or below the aforementioned price caps. Violations of the prohibition on petroleum services or the price cap policy, including the risk that information, documentation, or attestations provided by parties in the supply chain are later determined to be false, may pose additional risks adversely affecting our business.

Our business could also be adversely impacted by trade tariffs, trade embargoes or other economic sanctions that limit trading activities between the United States or other countries and countries in the Middle East, Asia, or elsewhere as a result of terrorist attacks, hostilities or diplomatic or political pressures, including as a result of ongoing tensions involving Russia, Iran, and China and the current conflicts between Russia and Ukraine and in the Middle East.

Governments may also turn to trade barriers to protect their domestic industries against foreign imports, thereby depressing shipping demand. Protectionist developments, or the perception that they may occur, may have a material adverse effect on global economic conditions, and may significantly reduce global trade. Moreover, increasing trade protectionism may cause an increase in (a) the cost of goods exported from regions globally, (b) the length of time required to transport goods and (c) the risks associated with exporting goods. Such increases may significantly affect the quantity of goods to be shipped, shipping time schedules, voyage costs and other associated costs, which could have an adverse impact on our charterers’ business, operating results and financial condition and could thereby affect their ability to make timely charter hire payments to us. This could have a material adverse effect on our business, financial condition and operating results.

In February 2025, the United States also proposed certain service fees to be levied against Chinese maritime transport operators, maritime transport operators with fleets comprised in whole or in part of Chinese-built vessels, and maritime transport operators with prospective orders for Chinese-built vessels, together with certain restrictions on services to promote the transport of U.S. goods on U.S. vessels, and other measures as outlined in the Office of the United States Trade Representative’s (USTR) public notice. Following the receipt of public comment and hearings in March 2025, a revised notice of action (the “Notice of Action”) was issued on April 17, 2025.  In the revised Notice of Action, the USTR has determined to impose service fees on (i) Chinese vessel operators and vessel owners of China (whose names would appear on the Vessel Entrance or Clearance Statement (U.S. Customs and Border Protection (CBP) Form 1300 or its electronic equivalent), as further set forth in Annex I to the Notice of Action; (ii) vessel operators of Chinese-built vessels, as set forth in Annex II to the Notice of Action; (iii) vessel operators of foreign-built vehicle carriers, as set forth in Annex III to the Notice of Action.

The fees set forth in Annex I – III are not cumulative, meaning that a vessel will be subject to either one of the three fees set out in each Annex, or will be subject to the requirement under Annex IV.  Furthermore, the fees set forth in each Annex do not commence until October 14, 2025, and the USTR has determined that any such fee would be charged per rotation or string of U.S. port calls, and no more than five times per year on an individual vessel.  The USTR has also determined that fees will be phased in for vessels falling within the scope of an Annex.  Annex I fees are determined based on the net tonnage of the vessel, beginning at $50 per net ton effective as of October 14, 2025, and increasing $30 per year for the following three years, up to an amount of $140 per net ton effective as of April 17, 2028.  Vessel operators of Chinese-built vessels subject to Annex II fees would pay the higher of two alternative fee calculation methods based on  the net tonnage of arriving vessels or based on the containers discharged by such vessels, ranging from $18 – $33 per net ton or $120 – $250 per container discharged, which fees would be phased in between October 14, 2025 and April 17, 2028. A number of exceptions to the Annex II fees exist for Chinese-built vessels, including exemptions for U.S. government cargo; U.S.-owned or U.S.-flagged vessels enrolled in certain specified government security programs; vessels arriving empty or in ballast; vessels with a capacity equal to or less than 4,000 TEUs, 55,000 deadweight tons, or an individual bulk capacity of 80,000 deadweight tons; and U.S.-owned vessels; among other exemptions.  Annex III, which applies to foreign-built vehicle carriers, applies a $150 service fee effective as of October 14, 2025 in the amount of $150 per CEU capacity of an entering non-U.S. built vessel. Annex IV to the Notice of Action additionally requires a gradually increasing percentage of LNG exports to be exported by U.S.-built, U.S.-flagged, and U.S.-operated vessels, by way of the implementation of an export licensing system and related reporting obligations to be introduced in or about April 2028.

Finally, the Notice of Action includes additional proposed tariffs on ship-to-shore cranes and cargo handling equipment of China set out in Annex V, which remain under consideration and as to which a public hearing was scheduled for May 19, 2025.  It remains uncertain whether and to what extent further modifications may be proposed as part of the USTR’s actions, and the effect that the USTR’s actions would have on us or our industry generally.

In addition, public health threats, influenza and other highly communicable diseases or viruses, outbreaks of which have from time to time occurred in various parts of the world in which we operate, including China, Japan and South Korea, which may even become pandemics, could lead to a significant decrease of demand for the transportation of dry bulk or refined petroleum cargoes. Such events may also adversely impact our operations, including timely rotation of our crews, the timing of completion of any outstanding or future repair works in drydock as well as the operations of our customers. Delayed rotation of crew may adversely affect the mental and physical health of our crew and the safe operation of our vessels as a consequence.

Outbreaks of epidemic and pandemic diseases and governmental responses thereto could adversely affect our business.

The extent to which our business, the global economy and the seaborne transportation industry may be negatively affected by future pandemics, epidemics or other outbreaks of infectious diseases is highly uncertain and will depend on numerous evolving factors that we cannot predict, including, but not limited to (i) the duration and severity of the infectious disease outbreak; (ii) the imposition of restrictive measures to combat the outbreak and slow disease transmission; (iii) the introduction of financial support measures to reduce the impact of the outbreak on the economy; (iv) volatility in the demand for and price of oil and gas; (v) shortages or reductions in the supply of essential goods, services or labor; and (vi) fluctuations in general economic or financial conditions tied to the outbreak, such as a sharp increase in interest rates or reduction in the availability of credit. We cannot predict the effect that an outbreak of any future infectious disease outbreak, pandemic or epidemic may have on our business, results of operations and financial condition, which could be material and adverse. Organizations across industries, including ours, are rightly focusing on their employees’ well-being, whilst making sure that their operations continue undisrupted and at the same time, adapting to the new ways of operating.

Our operating results are subject to seasonal fluctuations, which could affect our operating results.

We operate our vessels in markets that have historically exhibited seasonal variations in demand and, as a result, in charter rates. This seasonality may result in quarter-to-quarter volatility in our operating results. The dry bulk carrier market is typically stronger in the fall and winter months in anticipation of increased consumption of coal and other raw materials in the northern hemisphere during the winter months. For the product tanker segment, markets are typically stronger in the fall and winter months as well in anticipation of increased oil and petroleum products consumption in the norther hemisphere and refinery maintenance that is typically conducted in the summer months. In addition, unpredictable weather patterns in these months and variations in oil reserves tend to disrupt vessel scheduling and supplies of certain commodities. As a result, our revenues may be weaker during the fiscal quarters ending June 30 and September 30, and, conversely, our revenues may be stronger in fiscal quarters ending December 31 and March 31. While this seasonality will not directly affect our operating results, it could materially affect our operating results to the extent our vessels are employed in the spot market in the future.

An increase in the price of fuel may adversely affect our operating results and cash flows.

While we generally do not bear the cost of fuel for vessels operating on time charters, fuel is also a significant factor in negotiating charter rates and the largest expense in our shipping operations when our vessels are off-hire and/or idle or when our vessels operate in the spot market under voyage charters. As a result, an increase in the price of fuel beyond our expectations may adversely affect our profitability as relevant circumstances may arise at the time of charter negotiation and can affect us in both direct and indirect ways. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by the Organization of Petroleum Exporting Countries (the “OPEC”), and other oil and gas producers, war and armed conflicts and other hostilities such as the ongoing conflict between Russia and the Ukraine and Israel and Hamas, maritime incidents in and around the Red Sea, the unrest in oil producing countries and regions, regional production patterns and environmental concerns. Any future increase in the cost of fuel may reduce the profitability and competitiveness of our business. Even where the cost of fuel is borne by the charterer, which is the case with all of our existing time charters, that cost may affect the level of charter rates that charterers are prepared to pay. Any increases to bunker costs for our vessels when off-hire and/or idle or under voyage charter have, could have an adverse impact on our operating results and cash flows. This might lead to a decrease in the economic viability of older vessels that lack fuel efficiency and a reduction of useful lives of these vessels.

A shift in consumer demand from oil products towards other energy sources or changes to trade patterns for refined petroleum products may have a material adverse effect on our business.

A significant percentage of seaborne cargoes on product tankers consist of refined petroleum products for the transportation sector, including diesel, gasoline and jet fuel. A shift in or disruption of consumer demand from oil products towards other energy sources such as electricity, natural gas, liquified natural gas, hydrogen or ammonia could potentially affect the demand for our product tanker vessel. A shift from the use of internal combustion engine vehicles may also reduce the demand for oil products. These factors could have a material adverse effect on our future performance, results of operations, cash flows and financial position.

“Peak oil” is the year when the maximum rate of extraction of oil is reached. The U.S. Energy Information Administration forecasts “peak oil” demand could occur anytime between 2030 to 2040, depending on economics and how governments respond to global warming. However, OPEC forecasts that demand for oil will reach 116 million barrels per day by 2045, despite transition toward other energy sources. Irrespective of “peak oil”, the continuing shift in consumer demand from oil towards other energy resources such as wind energy, solar energy, hydrogen energy or nuclear energy as well shifts in government commitments and support for energy transition programs, may have a material adverse effect on our future performance, results of operations, cash flows and financial position.

Seaborne trading and distribution patterns are primarily influenced by the relative advantage of the various sources of production, locations of consumption, pricing differentials and seasonality, and, more recently, government sanctions. Changes to the trade patterns of refined oil products may have a significant negative or positive impact on the ton-miles and therefore the demand for our tanker. For example, the ongoing armed conflict in Ukraine has resulted in significant changes to the movement of transportation fuels, primarily diesel, within the EU. These activities could have a material adverse effect on our future performance, results of operations, cash flows and financial position.

Worldwide inflationary pressures could negatively impact our results of operations and cash flows.

Over the last few years, worldwide economies have experienced inflationary pressures, with price increases seen across many sectors globally, though showing signs of de-escalation as compared with previous years. The ongoing effects of inflation in the global economy generally and more specifically in the shipping industry, could result in increased operating, voyage and administrative costs for our vessels. Furthermore, the effects of inflation on the supply and demand of the products we transport could alter demand for our services. Interventions in the economy by central banks in response to inflationary pressures may slow down economic activity, including by altering consumer purchasing habits and reducing demand for the commodities and products we carry, and cause a reduction in trade. As a result, the volumes of goods we deliver and/or charter rates for our vessels may be affected. Any of these factors could have an adverse effect on our business, financial condition, cash flows and operating results.

We are subject to complex laws and regulations (including environmental standards such as IMO 2020, standards regulating ballast water discharge, etc.), including environmental regulations that can adversely affect the cost, manner or feasibility of doing business and our business, results of operations, cash flows and financial condition.

Our business and the operations of our vessels are materially affected by environmental regulation in the form of international conventions, national, state and local laws and regulations in force in the jurisdictions in which our vessels operate, as well as in the country or countries of their registration, including those governing the management and disposal of hazardous substances and wastes, the cleanup of oil spills and other contamination, air emissions (including greenhouse gases), water discharges and ballast water management. These regulations include, but are not limited to, European Union regulations, the U.S. Oil Pollution Act of 1990, requirements of the U.S. Coast Guard, or USCG and the U.S. Environmental Protection Agency, the U.S. Clean Air Act of 1970 (including its amendments of 1977 and 1990), the U.S. Clean Water Act, and the U.S. Maritime Transportation Security Act of 2002, and regulations of the IMO, including the International Convention on Civil Liability for Oil Pollution Damage of 1969, the International Convention for the Prevention of Pollution from Ships of 1973, as modified by the Protocol of 1978, collectively referred to as MARPOL 73/78 or MARPOL, including designations of Emission Control Areas, thereunder, SOLAS, the International Convention on Load Lines of 1966, the International Convention of Civil Liability for Bunker Oil Pollution Damage, and the ISM Code. Because such conventions, laws, and regulations are often revised, we cannot predict the ultimate cost of complying with such requirements or the impact thereof on the re-sale price or useful life of any vessel that we own or will acquire. Additional conventions, laws and regulations may be adopted that could limit our ability to do business or increase the cost of our doing business and which may materially adversely affect our operations. Government regulation of vessels, particularly in the areas of safety and environmental requirements, continue to change, requiring us to incur significant capital expenditures on our vessels to keep them in compliance, or even to scrap or sell certain vessels altogether. In addition, we may incur significant costs in meeting new maintenance and inspection requirements, in developing contingency arrangements for potential environmental violations and in obtaining insurance coverage.

In addition, we are required by various governmental and quasi-governmental agencies to obtain certain permits, licenses, certificates, approvals and financial assurances with respect to our operations. Our failure to maintain necessary permits, licenses, certificates, approvals or financial assurances could require us to incur substantial costs or temporarily suspend operation of one or more of the vessels in our fleet, or lead to the invalidation or reduction of our insurance coverage.

Environmental requirements can also affect the resale value or useful lives of our vessels, require a reduction in cargo capacity, ship modifications or operational changes or restrictions, lead to decreased availability of insurance coverage for environmental matters or result in the denial of access to certain jurisdictional waters or ports, or detention in certain ports. Under local, national and foreign laws, as well as international treaties and conventions, we could incur material liabilities, including for cleanup obligations and natural resource damages, in the event that there is a release of petroleum or hazardous substances from our vessels or otherwise in connection with our operations. We could also become associated with our existing or historic operations. Violations of, or liabilities under, environmental requirements can result in substantial penalties, fines and other sanctions, including in certain instances, seizure or detention of our vessels.

Increased inspection procedures, tighter import and export controls and new security regulations could increase costs and disrupt our business.

International shipping is subject to various security and customs inspection and related procedures in countries of origin, destination and trans-shipment points. Under the U.S. Maritime Transportation Security Act of 2002 (“MTSA”), the U.S. Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States and at certain ports and facilities. These security procedures may result in cargo seizure, delays in the loading, offloading, trans-shipment or delivery and the levying of customs duties, fines or other penalties against us.

It is possible that changes to inspection procedures could impose additional financial and legal obligations on us. Changes to inspection procedures could also impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo uneconomical or impractical. Any such changes or developments may have a material adverse effect on our business, customer relations, financial condition and earnings.

Operational risks and damage to our vessels could adversely impact our performance.

The operation of an ocean-going vessel carries inherent risks. Our vessels and their cargoes are at risk of being damaged or lost because of events such as marine disasters, bad weather and other acts of God, business interruptions caused by mechanical failures, grounding, fire, explosions and collisions, human error, war, armed conflicts, terrorism, piracy, labor strikes, boycotts and other circumstances or events. Changing economic, regulatory and political conditions in some countries, including political and military conflicts, have from time to time resulted in attacks on vessels, mining of waterways, piracy, terrorism, labor strikes and boycotts. Damage to the environment could also result from our operations, particularly through spillage of fuel, lubricants or other chemicals and substances used in operations, or extensive uncontrolled fires. These hazards may result in death or injury to persons, loss of revenues or property, the payment of ransoms, environmental damage, higher insurance rates, damage to our customer relationships and market disruptions, delay or rerouting, any of which may subject us to litigation. As a result, we could be exposed to substantial liabilities not recoverable under our insurances. Further, the involvement of our vessels in a serious accident or the loss of any of our vessels could harm our reputation as a safe and reliable vessel operator and lead to a loss of business. Epidemics and other public health incidents may also lead to crew member illness, which can disrupt the operations of our vessels, or to public health measures, which may prevent our vessels from calling on ports or discharging cargo in the affected areas or in other locations after having visited the affected areas.

If our vessels suffer damage, they may need to be repaired at a shipyard. The costs for these repairs are unpredictable and may be substantial. We may have to pay drydocking costs that our insurance does not cover at all or in full. The loss of revenues while these vessels are being repaired and repositioned, as well as the actual cost of these repairs, may adversely affect our business and financial condition. In addition, space at shipyards is sometimes limited and not all shipyards are conveniently located. We may be unable to find space at a suitable shipyard or our vessels may be forced to travel to a shipyard that is not conveniently located relative to our vessels’ positions. The loss of earnings while these vessels are forced to wait for space or to travel to more distant shipyards may adversely affect our business and financial condition.

The operation of dry bulk vessels has certain unique operational risks. With a dry bulk vessel, the cargo itself and its interaction with the vessel can be a risk. By their nature, dry bulk cargoes are often heavy, dense and easily shifted, and react badly to water exposure. In addition, dry bulk vessels are often subjected to battering treatment during unloading operations with grabs, jackhammers (to pry encrusted cargoes out of the hold), and small bulldozers. This treatment may cause damage to the dry bulk vessel. Dry bulk vessels damaged due to treatment during unloading procedures may be more susceptible to a breach at sea. Hull breaches in dry bulk vessels may lead to the flooding of their holds. If flooding occurs in the forward holds, the bulk cargo may become so waterlogged that the vessel’s bulkheads may buckle under the resulting pressure leading to the loss of the dry bulk vessel. These risks may also impact the risk of loss of life or harm to our crew.

The operation of tankers has unique operational risks associated with the transportation of oil. Oil spills can cause significant environmental damage, and a catastrophic spill could exceed the insurance coverage available. Tankers are often exposed to a higher risk of damage and loss by fire due to the high flammability and high volume of oil transported in tankers.

In addition, international shipping is subject to various security and customs inspection and related procedures in countries of origin and destination and trans-shipment points. Inspection procedures can result in the seizure of the cargo and/or our vessels, delays in the loading, offloading or delivery and the levying of customs duties, fines or other penalties against us. It is possible that changes to inspection procedures could impose additional financial and legal obligations on us. Furthermore, changes to inspection procedures could also impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo uneconomical or impractical. Any such changes or developments may have a material adverse effect on our business, operating results, cash flows and financial condition.

If we are unable to adequately maintain or safeguard our vessels, we may be unable to prevent these events. Any of these circumstances or events could negatively impact our business, financial condition or operating results.

If our vessels call on ports located in countries or territories that are the subject of sanctions or embargoes imposed by the U.S. government, the United Kingdom, the European Union, the United Nations, or other governmental authorities, or engage in other such transactions or dealings that would be violative of applicable sanctions laws, it could lead to monetary fines or penalties and may adversely affect our reputation and the market for our securities.

Our contracts with our charterers prohibit them from causing our vessels to call on ports located in sanctioned countries or territories or carrying cargo for entities or from countries and territories that are the subject of sanctions. Although our charterers may, in certain causes, control the operation of our vessels, we have monitoring processes in place reasonably designed to ensure our compliance with applicable economic sanctions and embargo laws. Nevertheless, it remains possible that our charterers may cause our vessels to trade in violation of sanctions provisions without our consent. If such activities result in a violation of applicable sanctions or embargo laws, we could be subject to monetary fines, penalties, or other sanctions, and our reputation and the market for our Common Shares could be adversely affected.

The applicable sanctions and embargo laws and regulations vary in their application, and by jurisdiction, and do not all apply to the same covered persons or proscribe the same activities. In addition, the sanctions and embargo laws and regulations of each jurisdiction may be amended to increase or reduce the restrictions they impose over time, and the lists of persons and entities designated under these laws and regulations are amended frequently. Moreover, many sanctions regimes provide that entities owned or controlled by the persons or entities designated in such lists are also subject to sanctions. The U.S., U.K., and EU have enacted new sanctions programs in recent years. Additional countries or territories, as well as additional persons or entities within or affiliated with those countries or territories, have, and in the future will, become the target of sanctions. These require us to be diligent in ensuring our compliance with sanctions laws. Further, the U.S. has increased its focus on sanctions enforcement with respect to the shipping sector. Current or future counterparties of ours may be affiliated with persons or entities that are or may be in the future the subject of sanctions or embargoes imposed by the United States, U.K., EU, and/or other international bodies. If we determine that such sanctions require us to terminate existing or future contracts to which we, or our subsidiaries, are party or if we are found to be in violation of such applicable sanctions, our operating results may be adversely affected, or we may suffer reputational harm.

As a result of Russia’s actions in Ukraine, the U.S., EU and United Kingdom, together with numerous other countries, have imposed significant sanctions on persons and entities associated with Russia and Belarus, as well as comprehensive sanctions on certain areas within the Donbas region of Ukraine, and such sanctions apply to entities owned or controlled by such designated persons or entities. EU and countries, such as Canada and the United Kingdom, have also broadly prohibited Russian-affiliated vessels from entering their waters and/or ports. These sanctions have adversely altered trade patterns across the shipping industry and thus, affect our ability to operate in the region and also restrict parties whose cargo we may carry.

Although we believe that we have been in compliance with all applicable sanctions and embargo laws and regulations up to the date of this prospectus, and intend to maintain such compliance, there can be no assurance that we or our charterers will be in compliance in the future, particularly as the scope of certain laws may be unclear and may be subject to changing interpretations. Any such violation could result in fines, penalties or other sanctions that could severely impact our ability to access U.S. capital markets and conduct our business and could result in our reputation and the markets for our securities to be adversely affected and/or in some investors deciding, or being required, to divest their interest, or not to invest, in us. For example, certain investors may have investment policies or restrictions that prevent them from holding securities of companies that have contracts with countries or territories identified by the U.S. government as state sponsors of terrorism. The determination by these investors not to invest in, or to divest from, our shares may adversely affect the price at which our shares trade. Moreover, our charterers may violate applicable sanctions and embargo laws and regulations as a result of actions that do not involve us or our vessels, and those violations could in turn negatively affect our reputation. Further, our reputation and the market for our securities may be adversely affected if, for example, we enter into charters with individuals or entities who, pursuant to contracts with third parties, provide services to or engage in operations associated with countries or territories that are the subject of certain U.S. sanctions or embargo laws. Investor perception of the value of our Common Shares may be adversely affected by the consequences of war, the effects of terrorism, civil unrest and governmental actions in countries or territories that we operate in. Any of these factors could adversely affect our business, financial condition, and operating results.

The smuggling of drugs or other contraband onto our vessels may lead to governmental claims against us.

We expect that our vessels may call in ports in areas where smugglers attempt to hide drugs and other contraband on vessels, with or without the knowledge of crew members. To the extent our vessels are found with contraband or stowaways, whether inside or attached to the hull of our vessel and whether with or without the knowledge of any of our crew, we may face governmental or other regulatory claims which could have an adverse effect on our business, operating results, cash flows and financial condition. Under some jurisdictions, vessels used for the conveyance of illegal drugs could result in forfeiture of the subject vessel to the government of such jurisdiction.

Maritime claimants could arrest or attack one or more of our vessels, which could interrupt our business or have a negative effect on our cash flows.

Crew members, suppliers of goods and services to a vessel, shippers of cargo, lenders, and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lien holder may enforce its lien by “arresting” or “attaching” a vessel through judicial or foreclosure proceedings. The arrest or attachment of one or more of our vessels could interrupt the cash flow of the charterer and/or require us to pay a significant amount of money to have the arrest or attachment lifted, which would have an adverse effect on our cash flows.

In addition, in some jurisdictions, such as South Africa, under the “sister-ship” theory of liability, a claimant may arrest both the vessel that is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. Claimants could try to assert “sister-ship” liability against one vessel in our fleet for claims relating to another of our ships. Under most of our present charters, if the vessel is arrested or detained as a result of a claim against us, we may be in default of our charter and the charterer may terminate the charter upon the passage of a period specified in the charter agreement, which will negatively impact our revenues and cash flows.

We conduct business in China, where the legal system has inherent uncertainties that could limit the legal protections available to us.

Some of our vessels may be chartered to Chinese customers and from time to time on our charterers’ instructions, our vessels may call on Chinese ports. Such charters and voyages may be subject to regulations in China that may require us to incur new or additional compliance or other administrative costs and may require that we pay to the Chinese government new taxes or other fees. Applicable laws and regulations in China may not be well publicized and may not be known to us or to our charterers in advance of us or our charterers becoming subject to them, and the implementation of such laws and regulations may be inconsistent. Changes in Chinese laws and regulations, including with regards to tax matters, or changes in their implementation by local authorities could affect our vessels if chartered to Chinese customers as well as our vessels calling to Chinese ports and could have a material adverse impact on our business, financial condition and results of operations.

Governments could requisition our vessels during a period of war or emergency, resulting in a loss of earnings.

A government could requisition one or more of our vessels for title or for hire. Requisition for title occurs when a government takes control of a vessel and becomes her owner, while requisition for hire occurs when a government takes control of a vessel and effectively becomes her charterer at dictated charter rates. Generally, requisitions occur during periods of war or emergency, although governments may elect to requisition vessels in other circumstances. Although we would be entitled to compensation in the event of a requisition of one or more of our vessels, the amount and timing of payment would be uncertain. Although none of our vessels have been requisitioned by a government for title or hire, a government requisition of one or more of our vessels may negatively impact our revenues and reduce the amount of cash we may have available for distribution as dividends to our shareholders, if and when any such dividends are declared.

Failure to comply with the U.S. Foreign Corrupt Practices Act could result in fines, criminal penalties and an adverse effect on our business.

We may operate in a number of countries throughout the world, including countries suspected to have a risk of corruption. We are committed to doing business in accordance with applicable anti-corruption laws and have adopted measures designed to ensure compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). We are subject, however, to the risk that we, our affiliated entities or their respective officers, directors, employees and agents may take actions determined to be in violation of such anti-corruption laws, including the FCPA. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, curtailment of operations in certain jurisdictions, and might adversely affect our business, earnings or financial condition. In addition, actual or alleged violations could damage our reputation and ability to do business. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

Changing laws and evolving reporting requirements could have an adverse effect on our business.

Changing laws, regulations and standards relating to reporting requirements, including the European Union General Data Protection Regulation, or GDPR, may create additional compliance requirements for us. GDPR broadens the scope of personal privacy laws to protect the rights of European Union citizens and requires organizations to report on data breaches within 72 hours and be bound by more stringent rules for obtaining the consent of individuals on how their data can be used. GDPR applies to all companies processing and holding the personal data of data subjects residing in the EU, regardless of the company’s location. GDPR became enforceable on May 25, 2018 and non-compliance may expose entities to significant fines or other regulatory claims which could have an adverse effect on our business, financial condition, and operations.

Risks Relating to our Company

A decline in the market values of our vessels could limit our ability to borrow funds in the future, trigger breaches of certain financial covenants contained in any future borrowing facilities we may enter into, and/or result in impairment charges or losses on sale.

The market values of dry bulk carriers and product tankers have generally experienced high volatility in recent years. While the market values of vessels and the charter market have a very close relationship as the charter market moves from trough to peak, the time lag between the effect of charter rates on market values of vessels can vary, and sometimes, values can be to a greater or lesser extent affected by the respective move in charter rates.

The market values of our vessels fluctuate depending on a number of factors, including:

1. the prevailing level of charter rates;

2. general economic and market conditions affecting the shipping industry;

3. competition from other shipping companies and other modes of transportation;

4. the types, sizes and ages of vessels;

5. the supply of and demand for vessels;

6. applicable governmental or other regulations;

7. technological advances;

8. the need to upgrade vessels as a result of charterer requirements, technological advances in vessel design or equipment or otherwise;

9. the cost of newbuildings; and

10. scrap values

If the market value of our vessels decline, we may not be able to comply with certain covenants contained in any future loan facilities we may enter into and we may not be able to incur debt on terms that are acceptable to us or at all or to refinance any debt we may have in the future.

Furthermore, if we sell any of our owned vessels at a time when prices are depressed, our business, operating results, cash flow and financial condition could be adversely affected. Moreover, if we sell a vessel at a time when vessel prices have fallen and before we have recorded an impairment adjustment to our financial statements, the sale may be at less than the vessel’s carrying amount in our financial statements, resulting in a loss and a reduction in earnings. In addition, if vessel values decline, we may have to record an impairment adjustment in our financial statements which could adversely affect our financial results. For example, in 2024, we recorded $6.12 million of impairment charges for three vessels in our fleet, as one of these vessels was sold, whereas, for the other two, our impairment exercise indicated that their carrying values were not recoverable.

We primarily charter our vessels on time charter trips with short to medium duration in a volatile shipping industry and a decline in charter hire rates could affect our results of operations and our ability to pay dividends.

Although significant exposure to time charter trips with short to medium duration is not unusual in the dry bulk and tanker shipping industry, the time charter market is highly competitive and spot market charter hire rates (which affect time charter rates) may fluctuate significantly based upon available charters and the supply of, and demand for, seaborne shipping capacity. While the short-term to medium-term time charter market may enable us to benefit in periods of increasing charter hire rates, we must consistently renew our charters and this dependence makes us vulnerable to declining charter rates. As a result of the volatility in the dry bulk carrier and tanker charter markets, we may not be able to employ our vessels upon the termination of their existing charters at favorable charter hire rates or at all. The dry bulk carrier and tanker charter markets are volatile, and in the recent past, charter market rates for time charter trips with short to medium duration and spot voyages for some declined below the operating costs of those vessels before rising. We cannot assure you that future charter hire rates will enable us to operate our vessels profitably, or to pay dividends, if and when declared.

We may not be able to execute our growth strategy and we may not realize the benefits we expect from past acquisitions or future acquisitions or other strategic transactions.

As our business grows, we intend to acquire additional vessels from related or unaffiliated parties. Our future growth will primarily depend upon a number of factors, some of which may not be within our control. These factors include our ability to:

•	identify suitable vessels and/or shipping companies for acquisitions at attractive prices;

•	realize anticipated benefits, such as new customer relationships, cost-savings or cash flow enhancements from past acquisitions;

•	obtain required financing for our existing and new operations;

•	integrate any acquired vessels, assets or businesses successfully with our existing operations, including obtaining any approvals and qualifications necessary to operate vessels that we acquire;

•	ensure, either directly or through our managers, that an adequate supply of qualified personnel and crew are available to manage and operate our growing business and fleet;

•	improve our operating, financial and accounting systems and controls; and

•	cope with competition from other companies, many of which have significantly greater financial resources than we do and may reduce our acquisition opportunities or cause us to pay higher prices.

A failure to effectively identify, acquire, develop and integrate any vessels could adversely affect our business, financial condition, investor sentiment and operating results. Finally, acquisitions may require additional equity issuances, which may dilute our common shareholders if issued at lower prices than the price they acquired their shares, or debt issuances (with amortization payments), both of which could lower our available cash. If any such events occur, our financial condition may be adversely affected.

We operate secondhand vessels with an age above the industry average which may lead to increased technical problems for our vessels, higher operating expenses, affect our ability to finance and profitably charter our vessels, to comply with environmental standards and future maritime regulations and result in a more rapid deterioration in our vessels’ market and book values.

As part of our current business strategy to increase our fleet, we may build new or acquire secondhand vessels. Our current fleet consists only of secondhand vessels. While we have inspected our vessels and we intend to inspect any potential future vessel acquisition, this does not provide us with the same knowledge about its condition that we would have had if the vessel had been built for and operated exclusively by us. Accordingly, we may not discover defects or other problems with secondhand vessels prior to purchasing or chartering-in or may incur costs to terminate a purchase agreement. Any such hidden defects or problems may require us to put a vessel into extensive repairs or drydock, which would reduce our average fleet utilization and increase our operating costs. If a hidden defect or problem is not detected, it may result in accidents or other incidents for which we may become liable to third parties.

Generally, purchasers of secondhand vessels do not receive the benefit of warranties from the builders for the secondhand vessels that they acquire.

Our fleet currently consists of three vessels in operation, with our two Panamax dry bulk carriers having a combined carrying capacity of 149,916 dwt and a weighted average age of 20.4 years as of the date of this prospectus and our tanker having a carrying capacity of 49,999 dwt and an age of 16.4 years as of the date of this prospectus. In general, the cost of maintaining a vessel in good operating condition and operating it increases with the age of the vessel, because, amongst other things:

•
as our vessels age, typically, they become less fuel-efficient and more costly to maintain than more recently constructed vessels due to improvements in design, engineering, technology and due to increased maintenance requirements;

•	cargo insurance rates increase with the age of a vessel, making our vessels more expensive to operate;

•
governmental regulations, environmental and safety or other equipment standards related to the age of vessels may also require expenditures for alterations or the addition of new equipment to our vessels and may restrict the type of activities in which our vessels may engage.

Charterers may also have age restrictions on the vessels they charter and, in the past, have actively discriminated against chartering older vessels, which may result to a lower utilization of our vessels resulting to lower revenues. Our charterers have a high and increasing focus on quality and compliance standards with their suppliers across the entire supply chain, including the shipping and transportation segment. Our continued compliance with these standards and quality requirements is vital for our operations. The charter rates and the value and operational life of a vessel are determined by a number of factors including the vessel’s efficiency, operational flexibility and physical life. Efficiency includes speed, fuel economy and the ability to load and discharge cargo quickly. Flexibility includes the ability to enter harbors, operate in extreme climates, utilize related shipyards and pass-through canals and straits. The length of a vessel’s physical life is related to its original design and construction, its maintenance and the impact of the stress of operations.

Due to the age of our fleet, we may not be able to obtain external financing at reasonable terms or at all as our vessels may be seen as less valuable collateral.

We face competition from companies with more modern vessels with more fuel-efficient designs than our vessels (‘‘eco-vessels’’). If new vessels are built that are more efficient or more flexible or have longer physical lives than even the current eco-vessels, competition from the current eco-vessels and any more technologically advanced vessels could adversely affect our ability to charter our vessels at favorable rates or at all, the amount of charter payments we receive for our vessels once their charters expire and the resale value of our vessels, which could significantly decrease.

We cannot assure you that, as our vessels age, market conditions will justify expenditures to maintain or update our vessels or enable us to operate our vessels profitably during the remainder of their useful lives or that we will be able to finance the acquisition of new vessels at the time that we retire or sell our aging vessels. This could have a material adverse effect on our business, financial condition and operating results.

We and certain of our principal officers and directors have affiliations with other entities that could create conflicts of interest detrimental to us.

Certain of our principal officers and directors are also principals, officers and employees of other entities (Diana Shipping Inc. (“Diana Shipping”), Steamship Shipbroking Enterprises Inc. (“Steamship”), Diana Wilhelmsen Management Limited (“DWM”) and Sea Transportation Inc. (“START”)). These responsibilities and relationships could create conflicts of interest between us and these counterparties. Conflicts may also arise in connection with the chartering, purchase, sale and operations of the vessels in our fleet versus other vessels that are or may be managed in the future by these other entities. While we have entered into a non-competition agreement with Diana Shipping, for vessels owned by it, we cannot assure you that such agreement will successfully address all potential conflicts of interest that arise or that all conflicts will be resolved in our favor. Circumstances in any of these instances may make one decision advantageous to us but detrimental to these other entities and vice versa.

Companies affiliated with our officers and directors, may acquire vessels that compete with our fleet.

Companies affiliated with our officers and directors, own dry bulk and tanker vessels and may acquire additional dry bulk and tanker vessels in the future. These vessels could be in competition with our fleet, and companies affiliated with our officers and directors might be faced with conflicts of interest with respect to their own interests and their obligations to us. We cannot assure you that such conflicts will be resolved in our favor.

Certain of our officers and directors participate in business activities not associated with us, and do not devote all of their time to our business, which may create conflicts of interest and hinder our ability to operate successfully.

Our officers and directors have fiduciary duties to manage our business in a manner beneficial to us and our shareholders. However, our Chairperson and Director, Mrs. Semiramis Paliou, also serves as Chief Executive Officer and a Director of Diana Shipping; our Director, Mr. Eleftherios Papatrifon, also serves as a Director of Diana Shipping; our Director, Mr. Ioannis Zafirakis, also serves as Chief Strategy Officer, Chief Financial Officer, Treasurer and a Director of Diana Shipping; and our Chief Corporate Development and Governance Officer and Secretary, Ms. Margarita Veniou, also serves as Chief Corporate Development, Governance & Communications Officer of Diana Shipping. Mrs. Paliou, Mr. Papatrifon and Mr. Zafirakis also serve on our Executive Committee. As a result, Mrs. Paliou, Mr. Papatrifon, Mr. Zafirakis and Ms. Veniou have fiduciary duties to manage the business of Diana Shipping and its affiliates in a manner beneficial to such entities and their shareholders. Consequently, they may encounter situations in which their fiduciary obligations to Diana Shipping and us are in conflict. We use our best efforts to cause compliance with all applicable laws and regulations in addressing such conflicts of interest. Certain of our executive officers and certain of our directors participate in business activities not associated with us and are not required to work full-time on our affairs. Our executive officers may devote less time to us than if they were not engaged in other business activities and may owe fiduciary duties to the shareholders of other companies with which they may be affiliated, including Diana Shipping. Their other business activities may create conflicts of interest in matters involving or affecting us and our customers and it is not certain that any of these conflicts of interest will be resolved in our favor. This could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We depend entirely on other entities to provide the management of our fleet. The termination of our arrangements with these entities, or their failure to perform their obligations under our management agreements with them, may temporarily adversely affect our operations.

Our operational success and ability to execute our growth strategy depends significantly upon the satisfactory and continued performance of these services by our managers, as well as their reputations. These entities may fail to perform their obligations to us or may terminate their management agreements with us other than in accordance with the terms of our management agreements with them, either of which could adversely affect our operations during the process of identifying a replacement for them and have a material adverse effect on our financial condition and results of our operations.

Rising crew costs could adversely affect our results of operations.

Due to an increase in the size of the global shipping fleet, the limited supply of and increased demand for crew has created upward pressure on crew costs. Additionally, the ongoing armed conflict in Ukraine has reduced the number of seafarers globally and thereby increased the pressure on crew wages. Continued higher crew costs or further increases in crew costs could adversely affect our results of operations.

A cyber-attack could materially disrupt our business.

We rely on information technology systems and networks in our operations and administration of our business. Information systems are vulnerable to security breaches by computer hackers and cyber terrorists. We rely on industry accepted security measures and technology to securely maintain confidential and proprietary information maintained on our information systems. However, these measures and technology may not adequately prevent security breaches. Our business operations could be targeted by individuals or groups seeking to sabotage or disrupt our information technology systems and networks, or to steal data. A successful cyber-attack could materially disrupt our operations, including the safety of our operations, or lead to unauthorized release of information or alteration of information in our systems. Any such attack or other breach of our information technology systems could have a material adverse effect on our business and results of operations. In addition, the unavailability of the information systems or the failure of these systems to perform as anticipated for any reason could disrupt our business and could result in decreased performance and increased operating costs, causing our business and results of operations to suffer. We do not maintain cyber-liability insurance at this time to cover such losses. Any significant interruption or failure of our information systems or any significant breach of security could adversely affect our business and results of operations. We have taken extensive measures to enhance our security infrastructure, including establishing security testing, incident response programs as well as developing a training program to enhance vigilance against cyber threats. Despite these improvements we cannot assure you that we will be able to successfully thwart all future attacks with causing material and adverse effect on our business.

Moreover, our risk of cyber-attacks and other sources of security breaches and incidents may be elevated as a result of the ongoing conflicts between Russia and Ukraine and Israel-Hamas. To the extent such attacks have collateral effects on global critical infrastructure or financial institutions, such developments could adversely affect our business, operating results and financial condition. At this time, it is difficult to assess the likelihood of such threat and any potential impact.

As cyberattacks become increasingly sophisticated, and as tools and resources become more readily available to malicious third parties, including the risk associated with the use of emerging technologies, such as artificial intelligence and quantum computing for nefarious purposes, there can be no guarantee that our actions, security measures and controls designed to prevent, detect or respond to intrusion, to limit access to data, to prevent destruction or alteration of data or to limit the negative impact from such attacks, can provide absolute security against compromise. Even without actual breaches of information security, protection against increasingly sophisticated and prevalent cyberattacks may result in significant future prevention, detection, response and management costs, or other costs, including the deployment of additional cybersecurity technologies, engaging third-party experts, deploying additional personnel and training employees. Further, as cyber threats are continually evolving, our controls and procedures may become inadequate, and we may be required to devote additional resources to modify or enhance our systems in the future. Such expenses could have a material adverse effect on our future performance, results of operations, cash flows and financial position.

In July 2023, the SEC adopted amendments to its rules on cybersecurity risk management, strategy, governance, and incident disclosure. The amendments require us to report material cybersecurity incidents involving our information systems and periodic reporting regarding our policies and procedures to identify and manage cybersecurity risks, amongst other disclosures. During the year ended December 31, 2024, we did not identify any cybersecurity threats that have materially affected or are reasonably likely to materially affect our business strategy, results of operations, or financial condition. A failure to disclose could result in the imposition of injunctions, fines and other penalties by the SEC. Complying with these obligations could cause us to incur substantial costs and could increase negative publicity surrounding any cybersecurity incident.

Climate change and greenhouse gas restrictions may adversely impact our operations and markets.

Due to concern over the risk of climate change, a number of countries and the IMO have adopted, or are considering the adoption of, regulatory frameworks to reduce greenhouse gas emissions. These regulatory measures may include, among others, adoption of cap and trade regimes, carbon taxes, increased efficiency standards and incentives or mandates for renewable energy. In July 2023, nations at the International Maritime Organization’s Marine Environment Protection Committee (“MEPC”) updated the initial strategy to reduce greenhouse gas emissions from ships. The initial strategy identifies levels of ambition to reducing greenhouse gas emissions, including (1) decreasing the carbon intensity from ships through improvement of energy efficiency; (2) reducing carbon intensity of international shipping; (3) increasing adoption of zero or near-zero emissions technologies, fuels, and energy sources; and (4) achieving net zero GHG emissions from international shipping. Furthermore, the following indicative checkpoints were adopted in order to reach net zero GHG emissions from international shipping: (1) reduce the total annual GHG emissions from international shipping by at least 20%, by 2030, compared to the 2008 emission levels; and (2) reduce the total annual GHG emissions from international shipping by at least 70%, by 2040, compared to 2008 levels while pursuing efforts towards phasing them out entirely.

Since January 1, 2020, ships have to either remove sulfur from emissions or buy fuel with low sulfur content, which may lead to increased costs and supplementary investments for ship owners. The interpretation of “fuel oil used on board” includes use in main engine, auxiliary engines and boilers. Shipowners may comply with this regulation by (i) using 0.5% sulfur fuels on board, which are available around the world but at a higher cost; (ii) installing scrubbers for cleaning of the exhaust gas; or (iii) by retrofitting vessels to be powered by liquefied natural gas, which may not be a viable option due to the lack of supply network and high costs involved in this process. Costs of compliance with these regulatory changes may be significant and may have a material adverse effect on our future performance, results of operations, cash flows and financial position. In order to comply with the sulfur cap regulation issued on January 1, 2020, related to the control of sulfur in the emissions, our vessels are currently using very low sulfur fuel oil with less than 0.5% sulfur.

In addition, although the emissions of greenhouse gases from international shipping currently are not subject to the Kyoto Protocol to the United Nations Framework Convention on Climate Change, which required adopting countries to implement national programs to reduce emissions of certain gases, or the Paris Agreement, a new treaty may be adopted in the future that includes restrictions on shipping emissions. Compliance with changes in laws, regulations and obligations relating to climate change could increase our costs related to operating and maintaining our vessels and require us to install new emission controls, acquire allowances or pay taxes related to our greenhouse gas emissions or administer and manage a greenhouse gas emissions program. Revenue generation and strategic growth opportunities may also be adversely affected.

On September 15, 2020, the European Parliament voted to include greenhouse gas emissions from the maritime sector in the European Union’s carbon market, the EU Emissions Trading System (“EU ETS”) as part of its “Fit-for-55” legislation to reduce net greenhouse gas emissions by at least 55% by 2030. This will require shipowners to buy permits to cover these emissions. On December 18, 2022, the Environmental Council and European Parliament agreed to include maritime shipping emissions within the scope of the EU ETS on a gradual introduction of obligations for shipping companies to surrender allowances equivalent to a portion of their carbon emissions: 40% for verified emissions from 2024, 70% for 2025 and 100% for 2026. Most large vessels will be included in the scope of the EU ETS from the start. Big offshore vessels of 5,000 gross tonnage and above will be included in the ‘MRV’ on the monitoring, reporting and verification of CO2 emissions from maritime transport regulation from 2025 and in the EU ETS from 2027. In January 2024, the EU ETS was extended to cover CO2 emissions from all large ships (of 5,000 gross tonnage and above) entering EU ports regardless of the flag they fly and will apply to methane and nitrous oxide emissions beginning in 2026. Shipping companies will need to buy allowances that correspond to the emissions covered by the system. General cargo vessels and off-shore vessels between 400-5,000 gross tonnage will be included in the MRV regulation from 2025 and their inclusion in EU ETS will be reviewed in 2026.

The EU also adopted the FuelEU Maritime regulation, a proposal included in the “Fit-for-55” legislation. From January 1, 2025, FuelEU Maritime sets requirements on the annual average GHG intensity of energy used by ships trading within the EU or European Economic Area (EEA). This intensity is measured as GHG emissions per energy unit (gCO2e/MJ) and, in turn, GHG emissions are calculated in a well-to-wake perspective. The calculation takes into account emissions related to the extraction, cultivation, production and transportation of fuel, in addition to emissions from energy used on board the ship. The baseline for the calculation is the average well-to-wake GHG intensity of the fleet in 2020: 91.16 gCO2e/MJ. This will start at a 2% reduction in 2025, increasing to 6% in 2030, and accelerating from 2035 to reach an 80% reduction by 2050.

This regulation applies to all commercial ships exceeding 5,000 gross tonnage that transport passengers or cargo and will require annual reporting, with the first report due on January 31, 2026.  The shipowner or any party that has assumed responsibility for the operation of the ship from the shipowner (e.g., a manager or bareboat charterer) is responsible for ensuring compliance with FuelEU maritime regulation and will have to pay for FuelEU penalties for non-compliance.  FuelEU also provides for an optional system that lets shipowners (including those from different companies) merge their vessels’ emissions to meet the regulation’s emissions requirements. The total emissions from these combined ships must balance within the regulation’s compliance levels. To qualify for a pool, shipowners need to calculate their compliance balances, formally register their ships’ participation in the FuelEU database, and select a verifier to verify the allocation of the total compliance balance of the pool to each individual vessel.

Increasing scrutiny and changing expectations from investors, banks, and other market participants with respect to our Environmental, Social and Governance (“ESG”) policies may impose additional costs on us or expose us to additional risks.

Companies across all industries are facing increasing scrutiny relating to their ESG policies. Investor advocacy groups, certain institutional investors, investment funds, banks and other market participants are increasingly focused on ESG practices and in recent years have placed increasing importance on the implications and social cost of their investments. Companies which do not adapt to or comply with investor, lender or other industry shareholder expectations and standards, which are evolving, or which are perceived to have not responded appropriately to the growing concern for ESG issues, regardless of whether there is a legal requirement to do so, may suffer from reputational damage and the business, financial condition, and/or stock price of such a company could be materially and adversely affected.

In February 2021, the former Acting Chair of the SEC issued a statement directing the Division of Corporation Finance to enhance its focus on climate-related disclosure in public company filings and in March 2021 the SEC announced the creation of a Climate and ESG Task Force in the Division of Enforcement (the “Task Force”). The Task Force’s goal is to develop initiatives to proactively identify ESG-related misconduct consistent with increased investor reliance on climate and ESG-related disclosure and investment. To implement the Task Force’s purpose, the SEC has taken several enforcement actions, with the first enforcement action taking place in May 2022, and proposed new rules. On March 21, 2022, the SEC proposed that all public companies are to include extensive climate-related information in their SEC filings. On May 25, 2022, SEC proposed a second set of rules aiming to curb the practice of “greenwashing” (i.e., making unfounded claims about one’s ESG efforts) and would add proposed amendments to rules and reporting forms that apply to registered investment companies and advisers, advisers exempt from registration, and business development companies. On March 6, 2024, the SEC adopted final rules to require registrants to disclose certain climate-related information in SEC filings of all public companies. The final rules require companies to disclose, among other things: material climate-related risks; activities to mitigate or adapt to such risks; information about the registrant’s board of directors’ oversight of climate-related risks and management’s role in managing material climate-related risks; and information on any climate-related targets or goals that are material to the registrant’s business, results of operations, or financial condition. Further, to facilitate investors’ assessment of certain climate-related risks, the final rules require disclosure of Scope 1 and/or Scope 2 greenhouse gas (GHG) emissions on a phased-in basis when those emissions are material; the filing of an attestation report covering the required disclosure of such registrants’ Scope 1 and/or Scope 2 emissions, also on a phased-in basis; and disclosure of the financial statement effects of severe weather events and other natural conditions including, for example, costs and losses. The final rules include a phased-in compliance period for all registrants, with the compliance date dependent on the registrant’s filer status and the content of the disclosure. Almost immediately upon release of the rules, multiple lawsuits challenging the rules were filed in federal court, and the cases were transferred to the Eighth Circuit Court of Appeals. On April 4, 2024, the SEC voluntarily issued a stay of the climate-related disclosure rules pending the completion of judicial review of the consolidated Eighth Circuit petitions, which is still ongoing. In addition, on June 28, 2024, in its decision of the combined cases of Relentless v. Department of Commerce and Loper Bright Enterprises v. Raimondo, the Supreme Court of the United States narrowed its view of agency authority by overturning Chevron deference, which required judges to defer to an agency’s interpretation of relevant laws when its regulations are subject to a legal challenge. This decision will raise the burden for administrative agencies to prove they have the authority to create a rule and will likely create a hurdle for SEC’s pending climate-related disclosure rules. The impact of the ongoing litigation with respect to these rules, as well as the change in administration, is uncertain. Costs of compliance with these new rules and any further climate-related disclosure rules that are adopted in the future may be significant and may have a material adverse effect on our future performance, results of operations, cash flows and financial position.

We may face increasing pressures from investors, future lenders and other market participants, who are increasingly focused on climate change, to prioritize sustainable energy practices, reduce our carbon footprint and promote sustainability. As a result, we may be required to implement more stringent ESG procedures or standards so that our existing and future investors and lenders remain invested in us and make further investments in us. If we do not meet these standards, our business and/or our ability to access capital could be harmed.

Additionally, certain investors and lenders may exclude companies, such as us, from their investing portfolios altogether due to environmental, social and governance factors. These limitations in both the debt and equity capital markets may affect our ability to grow as our plans for growth may include accessing the equity and debt capital markets. If those markets are unavailable, or if we are unable to access alternative means of financing on acceptable terms, or at all, we may be unable to implement our business strategy, which would have a material adverse effect on our financial condition and results of operations and impair our ability to service our then indebtedness, if any. Further, it is likely that we will incur additional costs and require additional resources to monitor, report and comply with wide ranging ESG requirements. The occurrence of any of the foregoing could have a material adverse effect on our business and financial condition.

The Public Company Accounting Oversight Board inspection of our independent accounting firm could lead to findings in our auditors’ reports and challenge the accuracy of our published audited consolidated financial statements.

Auditors of U.S. public companies are required by law to undergo periodic Public Company Accounting Oversight Board, or PCAOB, inspections that assess their compliance with U.S. law and professional standards in connection with performance of audits of financial statements filed with the SEC. For several years certain European Union countries, including Greece, did not permit the PCAOB to conduct inspections of accounting firms established and operating in such European Union countries, even if they were part of major international firms. Accordingly, unlike for most U.S. public companies, the PCAOB was prevented from evaluating our auditor’s performance of audits and its quality control procedures, and, unlike stockholders of most U.S. public companies, we and our stockholders were deprived of the possible benefits of such inspections. Since 2015, Greece has agreed to allow the PCAOB to conduct inspections of accounting firms operating in Greece. In the future, such PCAOB inspections could result in findings in our auditors’ quality control procedures, question the validity of the auditor’s reports on our published consolidated financial statements and the effectiveness of our internal control over financial reporting, and cast doubt upon the accuracy of our published audited financial statements.

We are subject to certain risks with respect to our counterparties on contracts, and failure of such counterparties to meet their obligations could cause us to suffer losses or otherwise adversely affect our business.

We have entered into, and may enter into in the future, various contracts, including, among other things, charter agreements, management agreements, shipbuilding contracts and credit facilities. Such agreements subject us to counterparty risks. The ability and willingness of each of our counterparties to perform their obligations under a contract with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the maritime and offshore industries, the overall financial condition of the counterparty, charter rates received for specific types of vessels, and various expenses. In depressed market conditions, our charterers may no longer need a vessel that is then under charter or contract or may be able to obtain a comparable vessel at lower rates. As a result, charterers may seek to renegotiate the terms of their existing charter agreements or avoid their obligations under those contracts. Furthermore, it is possible that parties with whom we have charter contracts may be impacted by events in Russia and Ukraine and in the Middle East, including in the Red Sea area, and any resulting sanctions. If our charterers fail to meet their obligations to us or attempt to renegotiate our charter agreements, it may be difficult to secure substitute employment for such vessels, and any new charter arrangements we secure may be at lower rates. As a result, this may have a significant impact on our revenues due to our concentrated customer base, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. Should a counterparty fail to honor its obligations under agreements with us, we could sustain significant losses, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

In the highly competitive international shipping industry, we may not be able to compete for charters with new entrants or established companies with greater resources, and as a result, we may be unable to employ our vessels profitably.

The dry-bulk and product tanker markets are extremely competitive and highly fragmented. Competition for the transportation of dry bulk cargoes and refined petroleum products by sea is intense and depends on price, location, size, age, condition and the acceptability of the vessel and its operators to the charterers. Competition arises primarily from other vessel owners, including major dry cargo and oil companies as well as independent operators, some of whom have substantially greater resources than we do. Due in part to the highly fragmented market, competitors with greater resources than us could enter the shipping industry and operate larger fleets through consolidations or acquisitions and may be able to offer lower charter rates and more modern vessels than we are able to offer. If we are unable to successfully compete with other shipping companies, our results of operations may be adversely impacted.

We may be unable to attract and retain qualified key management personnel, key employees or key consultants, which may delay our development efforts or otherwise harm our business.

Our future development and prospects depend to a large degree on the abilities and efforts of our senior management team. Retention of these services or the identification of suitable replacements in case of future vacancies cannot be guaranteed. There can be no guarantee that the services of the current directors and senior management team will be retained, or that suitably skilled and qualified individuals can be identified and employed, which may adversely impact our commercial and financial performance. The loss of the services of any of these individuals and the costs of recruiting replacements may have a material adverse effect on our business prospects, commercial and financial performance. If we are unable to hire, train and retain such personnel in a timely manner, our operations could be delayed and our ability to grow our business will be impaired and the delay and inability may have a detrimental effect upon our performance.

Technological developments which affect global trade flows and supply chains may affect the demand for our vessels.

Our customers have a high and increasing focus on quality and compliance standards with their suppliers across the entire supply chain, including the shipping and transportation segment. Our continued compliance with these standards and quality requirements is vital for our operations. The charter rates and the value and operational life of a vessel are determined by a number of factors including the vessel’s efficiency, operational flexibility and physical life. Efficiency includes speed, fuel economy and the ability to load and discharge cargo quickly. Flexibility includes the ability to enter harbors, utilize related shipyards and pass through canals and straits. The length of a vessel’s physical life is related to its original design and construction, its maintenance and the impact of the stress of operations. We face competition from companies with more modern vessels having more fuel efficient designs than our vessels, or eco vessels, and if new vessels are built that are more efficient or more flexible or have longer physical lives than the current eco vessels, competition from the current eco vessels and any more technologically advanced vessels could adversely affect the amount of charter payments we receive for our vessels and the resale value of our vessels could significantly decrease. In these circumstances, we may also be forced to charter our vessels to less creditworthy charterers, either because top tier charters will not charter older and less technologically advanced vessels or will only charter such vessels at lower contracted charter rates than we are able to obtain from these less creditworthy, second tier charterers. Similarly, technologically advanced vessels are needed to comply with environmental laws, the investment in which, along with the foregoing, could have a material adverse effect on our results of operations, charter hire payments and resale value of vessels. This could have an adverse effect on our results of operations, cash flows, financial condition and ability to pay dividends, if and when declared.

Technological developments which affect global trade flows and supply chains may affect the demand for our vessels.

By reducing the cost of labor through automation and digitization and increasing the consumers power to demand goods, technology is changing the business models and production of goods in many industries. Consequently, supply chains are being pulled closer to the end-customer and are required to be more responsive to changing demand patterns. As a result, fewer intermediate and raw inputs are traded, which could lead to a decrease in shipping activity. If automation and digitization become more commercially viable and/or production becomes more regional or local, total trade volumes would decrease, which would adversely affect demand for our services. Supply chain disruptions caused by geopolitical events, rising tariff barriers and environmental concerns may also accelerate these trends.

We may not have adequate insurance to compensate us if we lose our vessels or to compensate third parties.

We procure insurance for our fleet against risks commonly insured by vessel owners and operators. Our current insurance includes hull and machinery insurance, war risk insurance, protection and indemnity insurance (which includes environmental damage and pollution insurance) and freight, demurrage and defense insurance. Despite the above policies, we may not be insured in amounts sufficient to address all risks and we or an intermediary may not be able to obtain adequate insurance coverage for our vessels in the future or may not be able to obtain certain coverage at reasonable rates. Even if our insurance coverage is adequate to cover our losses, we may not be able to timely obtain a replacement vessel in the event of a loss. Additionally, our insurers may refuse to pay particular claims, and our insurance may be voidable by the insurers if we take, or fail to take, certain action, such as failing to maintain certification of our vessels with applicable maritime regulatory organizations. We may also be subject to calls, or premiums, in amounts based not only on our own claim records but also the claim records of all other members of the protection and indemnity associations through which we receive indemnity insurance coverage for tort liability. Our insurance policies also contain deductibles, limitations and exclusions which, although we believe are standard in the shipping industry, may nevertheless increase our costs. In addition, we do not presently carry loss-of-hire insurance, which covers the loss of revenue during extended vessel off-hire periods, such as those that might occur during an unscheduled drydocking due to damage to the vessel from a major accident. Any of these factors could have a material adverse effect on our financial condition.

We are exposed to U.S. dollar and foreign currency fluctuations and devaluations that may adversely affect our results of operations.

We generate all of our revenues in U.S. dollars and most of our expenses are in U.S. dollars. Although our expenses are not significantly affected by fluctuations in exchange rates, they may be affected in the future and this could affect the amounts of net income that we report in future periods. While we historically have not mitigated the risk associated with exchange rate fluctuations through the use of financial derivatives, we may employ such instruments from time to time in the future in order to minimize any such risk. Our use of financial derivatives would involve certain risks, including the risk that losses on a hedged position could exceed the nominal amount invested in the instrument and the risk that the counterparty to the derivative transaction may be unable or unwilling to satisfy its contractual obligations, which could have an adverse effect on our financial condition and results of operations.

We depend upon a few significant customers for a large part of our revenues and the loss of one or more of these customers could adversely affect our operating results and financial performance.

Historically, a small number of charterers have accounted for a significant part of our revenues. Indicatively, for 2024 and 2023, we derived 57% and 51%, respectively, of our consolidated operating revenues from three charterers in each of 2024 and 2023. Our charters may be terminated early due to certain events, such as a client’s failure to make payments to us because of financial inability, disagreements with us or otherwise. The ability of each of our counterparties to perform their obligations under a charter with us depends on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the shipping industry, prevailing prices for the commodities and products which we transport and the overall financial condition of the counterparty. Should a counterparty fail to honor its obligations under an agreement with us, we may be unable to realize revenue under that charter and could sustain losses. In addition, if we lose an existing client, it may be difficult for us to promptly replace the revenue we derived from that counterparty. Any of these factors could have a material adverse effect on our business, financial condition, cash flows and operating results.

We are an “emerging growth company” and we cannot be certain that the reduced disclosure and other requirements applicable to emerging growth companies will not make our Common Shares less attractive to investors.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We cannot predict if investors will find our Common Shares less attractive because we may rely on these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our share price may be more volatile.

In addition, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) for so long as we are an emerging growth company.

For as long as we take advantage of the reduced reporting obligations, the information that we provide our shareholders may be different from information provided by other public companies. We are choosing to “opt out” of the extended transition period relating to the exemption from new or revised financial accounting standards and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth public companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (ii) the last day of the fiscal year during which the fifth anniversary of the date of the IPO occurs; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Shares that are held by nonaffiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during any three-year period. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we will be required to comply with additional disclosure and accounting requirements. In addition, management time and attention, as well as the engagement of our auditors and/or other consultants, will be required in order for us to prepare to comply with the increased disclosure and accounting standards required of companies who are not emerging growth companies, most notably compliance with Section 404 of the Sarbanes-Oxley Act and related auditor attestation requirements.

We are a holding company, and we depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations.

We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the equity interests in our subsidiaries. As a result, our ability to satisfy our obligations depends on our subsidiaries and their ability to distribute funds to us. If we are unable to obtain funds from our subsidiaries, we may not be able to satisfy our obligations.

We hold a minority interest in certain transactions and our views about the operations of those vessels may differ from our partners and adversely affect our interest in the investment.

We agreed to invest, as a minority interest holder, in the construction of two methanol-ready, stainless steel chemical tankers. As a minority interest holder in this investment, our partners may have interests that are different from ours which may result in conflicting views as to the operation of the vessels and we may not be able to control the operation of these vessels when delivered or otherwise operate the company in which we have invested in a manner that we believe to be most profitable to its equity holders. However, there can be no assurance that we will complete this investment successfully or identify any similar successful opportunities in the future.

Because we are organized under the laws of the Marshall Islands, it may be difficult to serve us with legal process or enforce judgments against us, our directors or our management.

We are organized under the laws of the Marshall Islands, and substantially all of our assets are located outside of the United States. In addition, the majority of our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult or impossible for someone to bring an action against us or against these individuals in the United States if they believe that their rights have been infringed under securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Marshall Islands and of other jurisdictions may prevent or restrict them from enforcing a judgment against our assets or the assets of our directors or officers.

The international nature of our operations may make the outcome of any bankruptcy proceedings difficult to predict.

We are incorporated under the laws of the Republic of the Marshall Islands and we conduct operations in countries around the world. Consequently, in the event of any bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding involving us or any of our subsidiaries, bankruptcy laws other than those of the United States could apply. If we become a debtor under U.S. bankruptcy law, bankruptcy courts in the United States may seek to assert jurisdiction over all of our assets, wherever located, including property situated in other countries. There can be no assurance, however, that we would become a debtor in the United States, or that a U.S. bankruptcy court would be entitled to, or accept, jurisdiction over such a bankruptcy case, or that courts in other countries that have jurisdiction over us and our operations would recognize a U.S. bankruptcy court’s jurisdiction if any other bankruptcy court would determine it had jurisdiction.

If we expand our business further, we may need to improve our operating and financial systems and will need to recruit suitable employees and crew for our vessels.

Our current operating and financial systems may not be adequate if we further expand the size of our fleet and our attempts to improve those systems may be ineffective. In addition, if we expand our fleet further, we will need to recruit suitable additional seafarers and management personnel. While we have not experienced any difficulty in recruiting to date, we cannot guarantee that we will be able to continue to hire suitable employees if we expand our fleet. If we or our crewing agents encounter business or financial difficulties, we may not be able to adequately staff our vessels. If we are unable to grow our financial and operating systems or to recruit suitable employees, should we determine to expand our fleet, our financial performance may be adversely affected, among other things.

We may be subject to United States federal income tax on United States source income, which would reduce our earnings.

Under the United States Internal Revenue Code of 1986, as amended (the “Code”), 50% of the gross shipping income of a vessel owning or chartering corporation, such as ourselves and our subsidiaries, that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States may be subject to a 4% United States federal income tax without allowance for deduction, unless that corporation qualifies for exemption from tax under Section 883 of the Code and the regulations promulgated thereunder.

It is expected that the Company qualified for this statutory tax exemption for the prior taxable period and we will take this position for United States federal income tax return reporting purposes. However, there are factual circumstances beyond our control that could cause us to lose the benefit of this tax exemption in the current or future taxable years and thereby become subject to United States federal income tax on our United States source income. Due to the factual nature of the issues involved, we can give no assurances on our tax-exempt status or that of any of our subsidiaries.

If the Company is not entitled to exemption under Section 883 for any taxable year, the Company, as applicable, could be subject for those years to an effective 2% United States federal income tax on the shipping income such company derives during the year that is attributable to the transport or cargoes to or from the United States. The imposition of this taxation might have a negative effect on our business and would result in decreased earnings available for distribution to our shareholders. See “Taxation” section for a more comprehensive discussion of United States federal income tax considerations.

United States tax authorities could treat the Company as a “passive foreign investment company,” which could have adverse United States federal income tax consequences to United States holders.

A foreign corporation will be treated as a “passive foreign investment company,” or PFIC, for United States federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of those types of “passive income.” For purposes of these tests, “passive income” includes dividends, interest, gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income.” United States shareholders of a PFIC are subject to a disadvantageous United States federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

Based on our method of operations, we do not expect to be a PFIC with respect to any taxable year. In this regard, it is expected that gross income derived or are deemed to have been derived from time chartering activities will be treated as services income, rather than rental income. Accordingly, it is expected that income from time chartering activities should not constitute “passive income,” and the assets that we own and operate in connection with the production of that income should not constitute passive assets.

There is substantial legal authority supporting this position consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, it should be noted that there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. Accordingly, no assurance can be given that the IRS or a court of law will accept this position, and there is a risk that the IRS or a court of law could determine that we are a PFIC. Moreover, no assurance can be given that we would not constitute a PFIC for any future taxable year if the nature and extent of our operations changed.

If the IRS were to find that we are or have been a PFIC for any taxable year, our United States shareholders will face adverse United States federal income tax consequences. Under the PFIC rules, unless those shareholders make an election available under the Code (which election could itself have adverse consequences for such shareholders, as discussed in the section of this prospectus entitled “Taxation-United States Federal Income Taxation-Passive Foreign Investment Company Status and Significant Tax Consequences”), such shareholders would be subject to U.S. federal income tax at the then prevailing income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of our Common Shares, as if the excess distribution or gain had been recognized ratably over the United States shareholder’s holding period of our Common Shares, as applicable.

Based on our current and expected composition and our respective subsidiaries’ assets and income, it is not anticipated that we will be treated as a PFIC this taxable year. Actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurances regarding our status as a PFIC for the current taxable year or any future taxable year. See the discussion in “Taxation-United States Federal Income Taxation- Passive Foreign Investment Company Status and Significant Tax Consequences”. Our United States shareholders are urged to consult with their own tax advisors regarding the possible application of the PFIC rules.

Changes in tax laws and unanticipated tax liabilities could materially and adversely affect the taxes we pay, results of operations and financial results.

Our results of operations and financial results may be affected by tax and other initiatives around the world. For instance, there is a high level of uncertainty in today’s tax environment stemming from global initiatives put forth by the Economic Co-operation and Development’s (“OECD”) two-pillar base erosion and profit shifting project. In October 2021, members of the OECD put forth two proposals: (i) Pillar One reallocates profit to the market jurisdictions where sales arise versus physical presence; and (ii) Pillar Two compels multinational corporations with €750 million or more in annual revenue to pay a global minimum tax of 15% on income received in each country in which they operate. The reforms aim to level the playing field between countries by discouraging them from reducing their corporate income taxes to attract foreign business investment. Over 140 countries agreed to enact the two-pillar solution to address the challenges arising from the digitalization of the economy and, in 2024, these guidelines were declared effective and must now be enacted by those OECD member countries. It is possible that these guidelines, including the global minimum corporate tax rate measure of 15%, could increase the burden and costs of our tax compliance, the amount of taxes we incur in those jurisdictions and our global effective tax rate, which could have a material adverse impact on our results of operations and financial results.

Our corporate governance practices are in compliance with, and are not prohibited by, the laws of the Republic of the Marshall Islands, and as such we are entitled to exemption from certain Nasdaq corporate governance standards. As a result, you may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Our corporate governance practices are in compliance with, and are not prohibited by, the laws of the Republic of the Marshall Islands. Therefore, we are exempt from some of Nasdaq’s corporate governance practices other than the requirements regarding the disclosure of a going concern audit opinion, submission of a listing agreement, notification of material non-compliance with Nasdaq corporate governance practices, and the establishment and composition of an audit committee and a formal written audit committee charter.

Risks Relating to our Securities

We do not have a declared dividend policy and cannot assure you that our board of directors will declare dividend payments in the future.

The declaration and payment of dividends, if any, will always be subject to the discretion of our board of directors. We do not have a declared dividend policy and if the Board determines to declare cash dividends on our common and preferred shares, or certain other securities, the timing and amount of any dividends declared will depend on, among other things, our earnings, financial condition and cash requirements and availability, our ability to obtain debt and equity financing on acceptable terms, or at all, as contemplated by our growth strategy, and the provisions of Marshall Islands law affecting the payment of dividends. In addition, other external factors, such as our future lenders imposing restrictions on our ability to pay dividends under the terms of future loan facilities we may enter into, may limit our ability to pay dividends.

Our growth strategy contemplates that we will finance the acquisition of additional vessels through a combination of debt and equity financing on terms acceptable to us. If financing is not available to us on acceptable terms, our board of directors may determine to finance or refinance acquisitions with cash from operations, which could also reduce or even eliminate the amount of cash available for the payment of dividends.

Marshall Islands law generally prohibits the payment of dividends other than from surplus (retained earnings and the excess of consideration received for the sale of shares above the par value of the shares) or while a company is insolvent or would be rendered insolvent by the payment of such a dividend. We may not have sufficient surplus in the future to pay dividends. We can give no assurance that we will reinstate our dividends in the future or when such reinstatement might occur.

In addition, our ability to pay dividends to holders of our Common Shares will be subject to the rights of holders of our Series C Preferred Stock and our Series D Preferred Stock (and other preferred stock we have issued, or will issue in the future, with dividend rights ranking higher than our Common Shares), which in each case do or might rank prior to our Common Shares with respect to dividends, distributions and payments upon liquidation. No cash dividend may be paid on our Common Shares unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding shares of Series C Preferred Stock and Series D Preferred Stock (and other preferred stock we have issued, or will issue in the future, with dividend rights ranking higher than our Common Shares) for all prior and the then-ending dividend periods. Cumulative dividends on our shares of Series C Preferred Stock and Series D Preferred Stock accrue at a rate of 8.0% and 7.0% per annum, respectively, at a stated liquidation preference of $1,000 per Series C and Series D Preferred Share and are payable in cash or, at our election, in kind, quarterly on January 15, April 15, July 15 and October 15 of each year, or, if any such dividend payment date otherwise would fall on a date that is not a business day, the immediately succeeding business day.

If we do not have sufficient cash to pay dividends on our Series C Preferred Stock and Series D Preferred Stock when due, we may suffer adverse consequences.

Dividends to holders of our shares of Series C Preferred Stock and Series D Preferred Stock will be paid in cash or, at our election, in kind. If we do not have sufficient cash to pay dividends to holders of shares of Series C Preferred Stock and/or Series D Preferred Stock or otherwise elect to pay dividends on our Series C Preferred Stock and/or Series D Preferred Stock in kind, in the form of additional Common Shares, then such issuance of additional Common Shares will result in dilution to our existing shareholders and in additional dividend payment obligations of the Company going forward in periods when our board of directors determines to declare common share dividends. In addition, a failure to pay dividends on our Series C Preferred Stock and/or Series D Preferred Stock when due will adversely affect our ability to utilize shelf registration statements to sell our securities, which may be an important fund-raising avenue for us in the future.

Shares of our Series C and Series D Preferred Stock are convertible into our Common Shares, and our Series E Preferred Stock are contingently exercisable into our Common Shares, which could have an adverse effect on the value of our Common Shares.

Shares of our Series C and Series D Preferred Stock are convertible, in whole or in part, at their holder’s option, to Common Shares at any time. In addition, shares of Series E Preferred Stock may be convertible into Common Shares upon the occurrence of certain events. The conversion of our Series C or Series D Preferred Stock, or under limited circumstances, our Series E Preferred Stock, could result in dilution to our existing shareholders at the time of conversion. Accordingly, the existence of the Series C and Series D Preferred Stock and the ability of a holder to convert the shares of these shares of preferred stock into Common Shares could have a material adverse effect on the value of our Common Shares.

The market prices and trading volume of our Common Shares have and may continue to experience rapid and substantial price volatility, including as a result of this offering, which could cause purchasers of our Common Shares to incur substantial losses.

The market prices and trading volume of common shares of other small publicly traded companies with a limited number of shares available to purchasers, have experienced recently and over the years rapid and substantial price volatility unrelated to the financial performance of those companies. Similarly, our Common Shares have and may continue to experience similar rapid and substantial price volatility unrelated to our financial performance, including as a result of this offering, which could cause purchasers of our Common Shares to incur substantial losses, which may be unpredictable and not bear any relationship to our business and financial performance. Extreme fluctuations in the market price of our Common Shares may occur in response to strong and atypical retail investor interest, including on social media and online forums, the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our Common Shares and our other securities, access to margin debt, trading in options and other derivatives on our Common Shares and any related hedging and other trading factors:

If there is extreme market volatility and trading patterns in our Common Shares, it may create several risks for purchasers of our shares, including the following:

•	the market price of our Common Shares may experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals;

•
if our future market capitalization reflects trading dynamics unrelated to our financial performance or prospects, purchasers of our Common Shares could incur substantial losses as prices decline once the level of market volatility has abated;

•
if the future market price of our Common Shares decline, purchasers of shares of common shares may be unable to resell such shares at or above the price at which they acquired them. We cannot assure such purchasers that the market of our Common Shares will not fluctuate or decline significantly in the future, in which case investors could incur substantial losses.

Further, we may incur rapid and substantial increases or decreases in our Common Share price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our Common Shares may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our Common Shares or result in fluctuations in the price or trading volume of our Common Shares, including but not limited to:

•	actual or anticipated variations in our annual or quarterly results of operations, including our earnings estimates and whether we meet market expectations with regard to our operating results;

•	our ability to pay dividends or other distributions;

•	publication of research reports by analysts or others about us or the shipping industry in which we operate which may be unfavorable, inaccurate, inconsistent or not disseminated on a regular basis;

•	changes in market valuations of similar companies;

•	our continued compliance with Nasdaq’s listing standards;

•	market reaction to any additional equity, debt or other securities that we may issue in the future, and which may or may not dilute the holdings of our existing stockholders;

•	additions or departures of key personnel;

•	actions by institutional or significant stockholders;

•	short interest in our Common Shares or our other securities and the market response to such short interest;

•	the dramatic increase in the number of individual holders of our Common Shares and their participation in social media platforms targeted at speculative investing;

•	speculation in the press or investment community about our company or industry in which we operate;

•	strategic actions by us or our competitors, such as acquisitions or other investments;

•	legislative, administrative, regulatory or other actions affecting our business, our industry;

•	investigations, proceedings, or litigation that involve or affect us;

•	the occurrence of any of the events described in other risk factors included in this prospectus; and

•	general market and economic conditions.

We may not be able to maintain compliance with Nasdaq’s continued listing requirements, including as a result of the terms of this offering.

Our Common Shares are listed on Nasdaq. On April 17, 2025, we received written notification from Nasdaq that because the closing bid price of our Common Shares for 30 consecutive business days was below the minimum $1.00 per share bid price requirement for continued listing on Nasdaq, we were not in compliance with Nasdaq Listing Rule 5550(a)(2). On June 30, 2025, the Company received a written notification from Nasdaq indicating that because the closing bid price of the Company’s common shares was at or greater than US$1.00 per share for 10 consecutive trading days, the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2).

In addition to our bid price, there are a number of other continued listing requirements that we must satisfy in order to maintain our listing on Nasdaq. Additionally, this offering may trigger a public interest concern with Nasdaq that could impact our ability to maintain our listing (see the risk factor entitled “Nasdaq may halt trading in our Common Shares on Nasdaq or delist our Common Shares for public interest concerns as a result of this offering” herein). If we fail to maintain compliance with all applicable continued listing requirements for Nasdaq and Nasdaq determines to delist our Common Shares, the delisting could adversely affect the market liquidity of our Common Shares, our ability to obtain financing to repay any debt and fund our operations.

We are incorporated in the Marshall Islands, which does not have a well-developed body of corporate law, thus, you may have more difficulty protecting your interests than shareholders of a U.S. corporation.

Our corporate affairs are governed by our amended and restated articles of incorporation and bylaws and by the Marshall Islands Business Corporations Act, or the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the laws of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in the United States. The rights of shareholders of the Marshall Islands may differ from the rights of shareholders of companies incorporated in the United States. While the BCA provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands and we cannot predict whether Marshall Islands courts would reach the same conclusions as U.S. courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction which has developed a relatively more substantial body of case law.

As a Marshall Islands corporation and with some of our subsidiaries being Marshall Islands entities and also having subsidiaries in other offshore jurisdictions, our operations may be subject to economic substance requirements, which could impact our business.

We are a Marshall Islands corporation and some of our subsidiaries are Marshall Islands entities. The Marshall Islands has enacted economic substance laws and regulations with which we may be obligated to comply. We believe that we and our subsidiaries are compliant with the Marshall Islands economic substance requirements. However, if there were a change in the requirements or interpretation thereof, or if there were an unexpected change to our operations, any such change could result in noncompliance with the economic substance legislation and related fines or other penalties, increased monitoring and audits, and dissolution of the non-compliant entity, which could have an adverse effect on our business, financial condition or operating results.

EU Finance ministers rate jurisdictions for tax rates and tax transparency, governance and real economic activity. Countries that are viewed by such finance ministers as not adequately cooperating, including by not implementing sufficient standards in respect of the foregoing, may be put on a “grey list” or a “blacklist”. Effective as of October 17, 2023, the Marshall Islands has been designated as a cooperating jurisdiction for tax purposes. If the Marshall Islands is added to the list of non-cooperative jurisdictions in the future and sanctions or other financial, tax or regulatory measures were applied by European Member States to countries on the list or further economic substance requirements were imposed by the Marshall Islands, our business could be harmed.

Certain of our affiliates hold certain of our Common Shares and certain of our Preferred Shares that, together, allow them to exert considerable influence over matters on which our shareholders are entitled to vote.

As of July 18, 2025, Diana Shipping owned 47.95% of our issued and outstanding Common Shares and 207 shares of our Series C Preferred Stock. Through its beneficial ownership of Common Shares or Series B Preferred Stock, Diana Shipping is able to establish a quorum at any shareholder meeting. While Diana Shipping has no agreement, arrangement or understanding relating to the voting of its Common Shares or shares of Series B Preferred Stock, it is able to influence the outcome of matters on which our shareholders are entitled to vote, including the election of directors and other significant corporate actions. In addition, an entity controlled by our Chairperson, also has the ability to cause the vote of up to 15% of the total number of votes entitled to vote on all matters submitted to a vote of our common shareholders through the ownership of our issued and outstanding Series E Preferred Shares. This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, merger, consolidation, takeover or other business combination. This concentration of ownership could also discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which could in turn have an adverse effect on the market price of our shares. So long as Diana Shipping continues to have a significant interest on us, even though the amount is less than 50% of our voting power, it will continue to be able to exercise considerable influence over our decisions. The interests of Diana Shipping may be different from your interests.

Future issuances or sales of our Common Shares following this offer could cause the market price of our Common Shares to decline.

Issuances or sales of a substantial number of our Common Shares in the public market, or the perception that these sales could occur, may depress the market price for our Common Shares. These issuances and sales could also impair our ability to raise additional capital through the sale of our equity securities in the future.

As of July 18, 2025, we had outstanding Class A warrants under the January 2022 Offering (please refer to discussion under the section entitled “History and Development of the Company” ) that may obligate us to issue up to an additional of 72,370 Common Shares, and outstanding Class B warrants under the 2023 Registered Direct Offering that may obligate us to issue up to an additional of 750,000 Common Shares, or of 822,370 Common Shares in the aggregate, upon the exercise of these warrants in full. In addition, we may issue additional Common Shares upon the conversion of one or more series of our preferred shares and may issue additional securities in the future for any purpose and for such consideration and on such terms and conditions as we may determine appropriate or necessary, including in connection with equity awards, financings or other strategic transactions. In addition, our stockholders may elect to sell large numbers of shares held by them from time to time.

Our amended and restated articles of incorporation authorize us to issue up to 1,000,000,000 Common Shares, of which 7,611,212 shares were issued and outstanding as of July 18, 2025. The number of Common Shares available for sale in the public market will be limited by restrictions applicable under securities laws.

The market price of our Common Shares could also decline due to sales, or the announcements of proposed sales, of a large number of Common Shares by our large shareholders, or the perception that these sales could occur.

Anti-takeover provisions in our organizational documents could make it difficult for our shareholders to replace or remove our current board of directors or have the effect of discouraging, delaying or preventing a merger or acquisition, which could adversely affect the market price of our Common Shares.

Several provisions of our amended and restated articles of incorporation and bylaws could make it difficult for our shareholders to change the composition of our board of directors in any one year, preventing them from changing the composition of management. In addition, the same provisions may discourage, delay or prevent a merger or acquisition that shareholders may consider favorable.

These provisions include:

•	authorizing our board of directors to issue “blank check” preferred stock without shareholder approval;

•	providing for a classified board of directors with staggered, three-year terms;

•	prohibiting cumulative voting in the election of directors;

•	authorizing the removal of directors only for cause and only upon the affirmative vote of the holders of a majority of the outstanding shares of our Common Shares entitled to vote for the directors;

•	prohibiting shareholder action by written consent;

•	limiting the persons who may call special meetings of shareholders; and

•	establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by shareholders at shareholder meetings.

In addition, we have adopted a Stockholders Rights Agreement, pursuant to which our board of directors may cause the substantial dilution of any person that attempts to acquire us without the approval of our board of directors.

These anti-takeover provisions, including provisions of our Stockholders Rights Agreement, could substantially impede the ability of public shareholders to benefit from a change in control and, as a result, may adversely affect the market price of our Common Shares and your ability to realize any potential change of control premium.

Risks Related to this Offering and the Warrants

Nasdaq may halt trading in our Common Shares on Nasdaq or delist our Common Shares for public interest concerns as a result of this offering.

Because of the highly dilutive nature of this offering, Nasdaq may halt trading in our Common Shares on Nasdaq or delist our Common Shares for public interest concerns or because our Common Shares continue to trade below Nasdaq’s minimum bid price as a result of this offering, even if we are otherwise able to regain compliance for continued listing on Nasdaq. A number of Nasdaq-listed companies have filed public disclosures regarding the receipt of notification letters indicating that Nasdaq made the determination to halt and/or delist such companies as a result of public interest concerns arising from the issuance of warrants with similar terms to, and similar potential dilutive impact as, the Warrants in this offering. Additionally, warrants with similar terms issued by other Nasdaq-listed companies have caused such Nasdaq-listed companies stock price to drop below Nasdaq’s minimum bid price or made it more difficult for these companies to cause their stock price to regain compliance with Nasdaq’s minimum bid price. Therefore, even if we consummate this offering at a price above Nasdaq’s minimum bid price, there can be no assurance that our Common Shares will not again drop below such price, which may cause Nasdaq to delist our Common Shares.

If Nasdaq delists our securities from trading on its exchange for failure to meet its listing standards, and we are not able to list such securities on another national securities exchange, then our Common Shares could be quoted on an over-the-counter market. If this were to occur, we and our stockholders could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;
•	reduced liquidity for our securities;
•
a determination that the Common Shares are a “penny stock,” which will require brokers trading the Common Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our Common Shares;

•	a limited amount of news and analyst coverage; and
•	a decreased ability for us to issue additional securities or obtain additional financing in the future.

We will likely not receive any additional funds upon the exercise of the Warrants.

The Warrants may be exercised by way of a zero cash exercise during the period of 90 calendar days following the issue date of the Warrants, in which case the holder would not pay a cash purchase price upon exercise, but instead would receive upon such exercise the number of Common Shares equal to the product of (x) the aggregate number of Common Shares that would be issuable upon a cash exercise of the Warrant and (y) two (2). Accordingly, it is highly unlikely that a holder of the Warrants would wish to pay an exercise price in cash to receive one Common Share when they could instead choose the zero cash exercise option and pay no cash to receive up to fifteen (15) Common Shares if the exercise price decreases to and equals the floor price at the time of such election. As a result, we will likely not receive any additional funds and do not expect to receive any additional funds upon the exercise of the Warrants.

The public offering price in this offering will be set by our Board and does not necessarily indicate the actual or market value of our Common Shares.

Our Board, or a committee designated by the Board, will approve the public offering price and other terms of this offering after considering, among other things: the current market price of our Common Shares; trading prices of our Common Shares over time; the volatility of our Common Shares; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; the characteristics of interested investors and market and economic conditions at the time of the offering. The public offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The public offering price may not be indicative of the fair value of our Common Shares.

As a result of the price resets and subsequent share adjustments in the Warrants and/or if the Warrants are exercised by way of a zero cash exercise, common shareholders are likely to suffer substantial dilution and see a significant decrease in the value of their Common Shares.

The Warrants include exercise price reset provisions and a zero cash exercise option, both of which will result in the issuance of a significantly higher number of shares upon exercise. Specifically, the Warrants will be immediately exercisable and may be exercisable until the three (3) year anniversary of the date of issuance at an exercise price equal to 225% of the public offering price.  In addition, at 4:01 p.m. Eastern time on the First Reset Date, the exercise price of the Warrants will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) 80% of lowest daily VWAP during the period beginning on the 2nd trading day after the date of issuance and ending on the First Reset Date, and (b) 50% of the Nasdaq Official Closing Price on the date preceding execution of the Underwriting Agreement; and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Warrants on the issuance date for the Common Shares underlying the Warrants then outstanding shall remain unchanged. Subsequently, at 4:01 p.m. Eastern time on the Second Reset Date, the exercise price of the Warrants will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) 80% of lowest VWAP during the period beginning on the 6th trading day after the date of issuance and ending on the Second Reset Date, and (b) 30% of the Nasdaq Official Closing Price on the date preceding execution of the Underwriting Agreement; and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Warrants on the issuance date for the Common Shares underlying the Warrants then outstanding shall remain unchanged. Additionally, the Warrants contain certain mechanisms for cashless exercise, including a zero cash exercise option pursuant to which holders of the Warrants have the option during the period of 90 calendar days following the issue date of the Warrants, upon exercise and for no additional cash consideration, to receive an aggregate number of Common Shares equal to the product of (x) the aggregate number of Common Shares that would be issuable upon a cash exercise of the Warrant and (y) two (2).

As an example, for each Unit that an investor purchases in this offering at the offering price of $1.64 per Unit, the investor will receive 1 Common Shares and 1 Warrant to purchase 1 Common Share at an exercise price of $3.69 per Common Share. Giving effect solely to the potential adjustment on the First Reset Date and not giving effect to the zero cash exercise option, on the First Reset Date, if our Common Shares are trading at or below the applicable floor price, each Warrant will become exercisable for a maximum of 4.5 Common Shares at an exercise price of $0.82 per Common Share. If such Warrant is then exercised at such time based on the zero cash exercise option, the Warrant would be exercisable into 9 Common Shares. If the Warrant remains outstanding as of the Second Reset Date, giving effect solely to the potential adjustment on the Second Reset Date and not giving effect to the zero cash exercise option, on the Second Reset Date, if our Common Shares are trading at or below the applicable floor price, each Warrant will become exercisable for a maximum of 7.5 Common Shares at an exercise price of $0.492 per Common Share. If such Warrant is then exercised at such time based on the zero cash exercise option, the Warrant would be exercisable into 15 Common Shares. Accordingly, the maximum number of Common Shares that may be issued upon zero cash exercise of the Warrants at the pricing described herein is 164,634,000 Common Shares. If all of the Warrants offered to investors in this offering, including those subject to the Underwriter’s over-allotment option for Warrants, are exercised on a zero cash basis at the floor price of Warrants, an aggregate of 189,329,100 shares would be issued upon such zero cash exercise without payment to the Company of any additional cash.

Additionally, as a result of the terms of the Warrant, it is likely that our stock price will be reduced considerably because the lower that the stock price of our Common Shares is on the First Reset Date and Second Reset Date, as applicable, the more shares that will be issuable pursuant to the Warrants as a result of the each reset, subject to the floor price of 50% of the Nasdaq Official Closing Price on the date preceding execution of the Underwriting Agreement, which will be not more than the per unit offering price, as it relates to the First Reset and the floor price of 30% of the Nasdaq Official Closing Price on the date preceding execution of the Underwriting Agreement as it relates to the Second Reset.

Accordingly, common shareholders are likely to suffer substantial dilution and see a significant decrease in the value of their Common Shares as a result of this transaction.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, operating results and cash flows.

Except as otherwise set forth in Warrants and Pre-Funded Warrants, holders of the Warrants and Pre-Funded Warrants offered hereby will have no rights as shareholders with respect to the Common Shares underlying the Warrants and Pre-Funded Warrants until such holders exercise their Warrants and Pre-Funded Warrants and acquire our Common Shares.

The Pre-Funded Warrants and Warrants offered hereby do not confer any rights of Common Share ownership on their holders, such as voting rights, but rather merely represent the right to acquire Common Shares at a fixed price or upon a cashless exchange option (in each case, subject to certain adjustments).

Moreover, following this offering, the market value of the Pre-Funded Warrants and Warrants is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants and Warrants will ever equal or exceed the public offering price. There can also be no assurance that the market price of the Common Shares will ever equal or exceed the exercise price of the Warrants.

There is no public market for the Pre-Funded Warrants or Warrants in this offering.

There is no established public trading market for the Pre-Funded Warrants or Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants or Warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the Warrants and Pre- funded Warrants will be limited.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection therewith. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical fact.

This document and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance, and are not intended to give any assurance as to future results. When used in this document, the words “believe”, “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “will,” “may,” “should,” “expect,” “targets,” “likely,” “would,” “could,” “seeks,” “continue,” “possible,” “might,” “pending,” and similar expressions, terms or phrases may identify forward-looking statements.

The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.

Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause our actual results to differ materially from those contemplated.

In addition to these important factors and matters discussed elsewhere herein, including under the heading “Risk Factors,” and in the documents incorporated by reference herein important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to:

•	the strength of world economies;
•	fluctuations in currencies, interest rates and inflationary pressures;
•
market conditions and trends, including volatility in charter rates for our vessels, factors affecting supply and demand for dry bulk commodities as well as oil and oil-related products, fluctuating vessel values, and opportunities for the profitable operations of dry bulk carriers and tankers;

•	changes in the supply of vessels, including when caused by new newbuilding vessel orders or changes to or terminations of existing orders, and vessel scrapping levels;
•	changes in worldwide oil production;
•	changes in our operating and capitalized expenses, including bunker prices, crew costs, dry-docking, costs associated with regulatory compliance, and insurance costs;
•	our future operating or financial results;
•	changes in our ability to continue as a going concern;
•	our ability to pay dividends to holders of our securities;
•
our ability to borrow under future debt agreements on favorable terms or at all, and our ability to comply with the covenants contained in any debt agreements we may enter into in the future, in particular due to economic, financial or operational reasons;

•	our continued ability to enter into time or voyage charters with existing and new customers, and to re-charter our vessels upon the expiry of any existing charters;

•
changes to our financial condition and liquidity, including our ability to fund capital expenditures and investments in the acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue), and other general corporate activities;

•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	potential liability from pending or future disputes, proceedings or litigation, and potential costs due to environmental damage and vessel collisions;
•
compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) or other applicable regulations relating to bribery;

•
new environmental regulations and restrictions, whether at a global level stipulated by the International Maritime Organization, and/or regional/national imposed by regional authorities such as the European Union or individual countries;

•	general economic conditions and conditions in the oil industry;
•	effects of new products and new technologies in our industry;
•	potential cyber-attacks or other disruption of information technology systems which may disrupt our business operations;
•	the failure of counterparties to fully perform their contracts with us;
•	our dependence on key personnel;
•	adequacy of insurance coverage;
•	our ability to obtain indemnities from customers;
•	the volatility of the price of our Common Shares;
•	future sales of our securities in the public market and our ability to regain and maintain our compliance with Nasdaq listing requirements, including as a result of this offering;
•	our incorporation under the laws of the Marshall Islands and the different rights to relief that may be available compared to other countries, including the United States;
•
general domestic and international political conditions or labor disruptions, including “trade wars”, such as the armed conflicts in the Ukraine and the Middle East, acts of piracy or maritime aggression or other hostilities, such as recent maritime incidents involving vessels in and around the Red Sea, global public health threats and major outbreaks of diseases;

•	the impact of port or canal congestion or disruptions;
•	impacts of outbreaks of global or regional epidemic and pandemic diseases on the shipping industry;
•	potential physical disruption of shipping routes due to accidents, climate-related reasons (acute and chronic), political events, public health threats, international hostilities and instability;
•	other important factors described from time to time in the reports we filed with the U.S. Securities and Exchange Commission, or the SEC; and
•	other factors discussed in the “Risk Factors” section of this prospectus.

This prospectus may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the SEC, in other information sent to our securityholders, and in other written materials. We also caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $16.44 million (assuming the sale of all Units offered), after deducting Underwriter fees and estimated offering expenses payable by us, and assuming no exercise of the Warrants, based on a public offering price of $1.64 per Unit. If the over-allotment option for Common Shares is exercised in full, we estimate that our net proceeds will be approximately $18.95 million, after deducting the underwriting discount and estimated offering expenses payable by us.

A $1.00 increase or decrease in the public offering price of $1.64 per Unit would increase or decrease the net proceeds from this offering by approximately $10.27 million, assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions.

We intend to use the net proceeds of this offering for general corporate purposes, which may include, among other things, funding for working capital needs and fleet expansion. At this time, we have not specifically identified any vessels to acquire, nor have we identified a material single use for which we intend to use the net proceeds, and, accordingly, we are not able to allocate the net proceeds among any of these potential uses in light of the variety of factors that will impact how such net proceeds are ultimately utilized by us. The foregoing represents our current intentions with respect to the use of the net proceeds of this offering based upon our present plans and business conditions, but our management will have significant flexibility and discretion in applying the net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds of this offering in a manner other than as described above. The principal purposes of this offering are to obtain additional capital to fund our operations and growth and to facilitate our future access to the public equity markets.

  DIVIDEND POLICY

The declaration and payment of dividends, if any, are subject to the discretion of our board of directors. Our board of directors will review and amend our dividend policy from time to time in light of our business plans and other factors.

Marshall Islands law generally prohibits the payment of dividends other than from surplus or when a company is insolvent or if the payment of the dividend would render the company insolvent.

We believe that, under current law, any dividends that we may pay in the future from earnings and profits constitute “qualified dividend income” and as such are generally subject to a 20% United States federal income tax rate with respect to non-corporate United States shareholders. Distributions in excess of our earnings and profits will be treated first as a non-taxable return of capital to the extent of a United States shareholder’s tax basis in its common shares on a dollar-for-dollar basis and thereafter as capital gain. Please see the section of this prospectus entitled “Taxation” for additional information relating to the tax treatment of our dividend payments.

Cumulative dividends on shares of our Series C Preferred Stock and our Series D Preferred Stock are payable in cash or, at our election, in kind, quarterly on each January 15, April 15, July 15 and October 15, or, if any such dividend payment date otherwise would fall on a date that is not a business day, the immediately succeeding business day. The dividend rate on shares of our Series C Preferred Stock is 8.0% per annum per $1,000 of liquidation preference per share (equal to $80 per annum per share) and is not subject to adjustment. The dividend rate on shares of our Series D Preferred Stock is 7.0% per annum per $1,000 of liquidation preference per share (equal to $70 per annum per share) and is not subject to adjustment.

Marshall Islands law provides that we may pay dividends only to the extent that assets are legally available for such purposes. Legally available assets generally are limited to our surplus, which essentially represents our retained earnings and the excess of consideration received by us for the sale of shares above the par value of the shares. In addition, under Marshall Islands law we may not pay dividends if we are insolvent or would be rendered insolvent by the payment of such a dividend or the making of such redemption.

  MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our Common Shares are presently quoted on Nasdaq, under the symbol “OP”. On July 18, 2025, the closing price of our Common Shares on Nasdaq was $1.64.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2024:
•	on an actual basis;
•
on an adjusted basis to give effect to i) $0.18 million for a dividend on our 8,853 outstanding Series C Preferred Stock, concerning the period from October 15, 2024 to January 14, 2025, and paid on January 15, 2025, ii) $0.40 million for a dividend on our 23,083 outstanding Series D Preferred Stock, concerning the period from October 15, 2024 to January 14, 2025, and paid on January 15, 2025, iii) the issuance of 3,332 Series C preferred stock on March 12, 2025 as restricted stock awards to our directors, iv) 0.20 million in aggregate for a dividend on our i) 8,853 outstanding Series C Preferred Stock concerning the period from January 15, 2025 to April 14, 2025 and ii) 3,332 shares of our Series C Preferred Stock awarded to our directors on March 12, 2025 from the period from March 12, 2025 to April 14, 2025, both paid on April 15, 2025, v) $0.40 million for a dividend on our 23,083 outstanding Series D Preferred Stock, concerning the period from January 15, 2025 to April 14, 2025, and paid on April 15, 2025, vi) $0.24 million for a dividend on our 12,185 outstanding Series C Preferred Stock concerning the period from April 15, 2025 to July 14, 2025, paid on July 15, 2025, vii)  $0.40 million for a dividend on our 22,957 outstanding Series D Preferred Stock concerning the period from April 15, 2025 to July 14, 2025, paid on July 15, 2025, and viii) the issuance of 106,230 shares of common stock and a deemed dividend of $219 to Series D preferred holders, following the redemption of 126 shares of our Series D Preferred stock on June 17, 2025 ; and

•
on an as further adjusted basis to give effect to the anticipated issuance and sale by us of units comprising of up to 10,975,600 Common Shares or Pre-Funded Warrants to purchase Common Shares, and up to 10,975,600 Class C Warrants to purchase Common Shares in this offering at a public offering price of $1.64 per unit, in exchange for gross proceeds of up to $18.0 million, or net proceeds of $16.44 million after deducting an amount of $1.56 million concerning underwriter fees and estimated offering expenses payable by us.

This table should be read in conjunction with information contained in “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus, in addition to the Company’s consolidated financial statements as of December 31, 2024 and 2023, and for each of the years ended December 31, 2024, included in the Company’s annual report on form 20-F filed with the SEC on April 15, 2025 and incorporated by reference herein, and other information provided in this registration statement.

There have been no other material adjustments to our capitalization since December 31, 2024.

(All figures in thousands U.S. dollars, except per share amounts)	Actual	As Adjusted	As further adjusted

	(audited)	(unaudited)	(unaudited)
Stockholders’ Equity
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 533,136 issued and outstanding as at December 31, 2024, 536,342 shares issued and outstanding as adjusted, 536,342 shares issued and outstanding as further adjusted	5	5	5
Common shares, $0.01 par value; 1,000,000,000 shares authorized; 7,611,212 issued and outstanding as at December 31, 2024, 1,000,000,000 authorized shares and 7,611,212 shares issued and outstanding as adjusted, 1,000,000,000 authorized shares and up to 18,586,812 shares issued and outstanding as further adjusted	75	76	192
Additional paid-in capital	110,198	108,146	124,476
Accumulated Deficit	(25,908)	(25,689)	(25,689)
Total Capitalization	$84,370	$82,538	$98,978

The capitalization as adjusted and as further adjusted does not depict the recognition of compensation cost on the 3,332 and 3,332 shares of Series C Preferred Stock awarded to Company's directors on March 7, 2023 and February 21, 2024, respectively, for the period from January 1, 2025 to the date of this prospectus and  the recognition of compensation cost on the 3,332 Series C Preferred Stock awarded to Company's directors on March 12, 2025, for the period from March 12, 2025 to the date of this prospectus.

As it regards the dividends declared and/or paid, as described in second bullet above, the capitalization as adjusted assumes equivalent reduction of the as of December 31, 2024, additional paid-in capital.

The capitalization as further adjusted does not include proceeds from the exercise of the over-allotment option granted.

The capitalization as further adjusted does not assume proceeds from the exercise of the Class C warrants issued in this offering or any Warrant resets that may take place nor does it give effect to the up to 164,634,000 Common Shares issuable upon a “zero cash exercise” of the Warrants, including the Warrants issued to investors in this offering (at a public offering price of $1.64 per Unit).

Furthermore, the accounting treatment of Class C warrants has not been finalized as of the date hereof.

The capitalization assumes no sale of Pre-Funded Warrants in this offering, which, if sold, would reduce the number of Common Shares that we are offering on a one-for-one basis. Furthermore, the accounting treatment of the Pre-Funded Warrants has not been finalized as of the date hereof.

  DILUTION

If you invest in our Common Shares or Pre-Funded Warrants and Class C Warrants in this offering, your interest will be diluted to the extent of the difference between the public offering price per common share in this offering and our proforma net book value per share of common stock immediately after this offering.

On December 31, 2024, our equity was $84.37 million and the book value per share of common stock was $11.24. Our book value per share of common stock represents our total book value (total equity) divided by the total number of our outstanding shares.

After giving effect to the issuance and sale of Common Shares in this offering at a public offering price of $1.64 per share, after deducting estimated underwriter fees and estimated offering expenses payable by us, our pro forma net book value as of December 31, 2024 would have been approximately $100.81 million, or $5.45 per Common Share. This represents a decrease in pro forma net book value of $6.11 per share to our existing shareholders and an immediate increase of $3.81 per share to new investors purchasing shares of Common Shares in this offering.*

The offering price per Common Share underlying the Units and Class C Warrants is $1.64 which is less than our pro forma net book value per Common Share on December 31, 2024 of $11.24, hence our new investors will not be diluted.

The following table illustrates this dilution on a per share basis:

In U.S. dollars, except percentages
Assumed offering price per Common Share	$1.64
Book value per Common Share as of December 31, 2024	$11.24
Dilution to existing shareholders(1)	$9.60
% Dilution to existing shareholders(1)	85.41%
Pro forma net book value per Common Share after this offering	$5.45
Decrease in book value per Common Share after this offering(2)	$5.79
Percentage of decrease in book value per Common Share after this offering(2)	51.51%
Dilution for new investors after the offering(3)	-
Percentage of dilution for new investors after the offering(3)	-
_______________________
(1)
Dilution to existing shareholders is computed as the difference between the offering price per share and the net book value per Common Share, as of the latest balance sheet date. The percentage of dilution for existing shareholders is computed by dividing the dilution to existing shareholders by the book value per Common Share as of the latest balance sheet date.

(2)
Decrease in book value per Common Share after this offering is computed as the difference between the net book value per Common Share, as of the latest balance sheet date and pro forma net book value per Common Share after this offering. Percentage of decrease in book value per Common Share after this offering is calculated by dividing the difference between the net book value per Common Share, as of the latest balance sheet date and pro forma net book value per Common Share after this offering, by the net book value per Common Share, as of the latest balance sheet date.

(3)
Dilution in book value per share for new investors represents the difference between the amount per share paid by purchasers of our Common Shares, in this offering, and the pro forma net book value per Common Share after this offering.

_______________________
*
Amounts do not include exercise of Class C warrants in this offering nor does it give effect to the up to 164,634,000 Common Shares issuable upon a “zero cash exercise” of the Warrants, including the Warrants issued to investors in this offering (at the public offering price of $1.64 per Unit) or any Warrant resets that may take place. Further the amounts assume no sale of Pre-Funded Warrants in this offering, which, if sold, would reduce the number of Common Shares that we are offering on a one-for-one basis. Also, amounts do not include proceeds from the exercise of the over-allotment option granted.

The percentage of dilution for new investors after the offering is calculated by dividing the percentage of dilution for new investors after the offering by the offering price per common share.

Each $1.00 increase (decrease) in the public offering price of $1.64 per share would increase (decrease) total consideration paid by new investors and average price per share paid by new investors by $10.27 million, and $0.93 per share, respectively, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriter fees and estimated offering expenses payable by us. Each increase (decrease) of 1.0 million shares in the number of shares sold in this offering, as set forth on the cover page of this prospectus, would increase (decrease) total consideration paid by new investors and average price per share paid by new investors by $1.53 million, and $0.139 per share, respectively, assuming the public offering price remains the same, and after deducting underwriter fees and estimated offering expenses payable by us.
The information above reflects and assumes (i) no sale of Pre-Funded Warrants in this offering, which, if sold, would reduce the number of Common Shares that we are offering on a one-for-one basis, and (ii) no exercise of the Class C Warrants issued in this offering (including the up to 163,634,000 Common Shares issuable upon a “zero cash exercise” of the Warrants, including the Warrants issued to investors in this offering (at the public offering price of $1.64 per Unit) or any Warrant resets that may take place. Also, the information above does not include proceeds from the exercise of the over-allotment option granted.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

The following management's discussion and analysis should be read in conjunction with our consolidated financial statements as of December 31, 2024 and 2023, and for each of the years ended December 31, 2024, included in our Annual Report on Form 20-F filed with the SEC on April 15, 2025, incorporated by reference in this prospectus. This discussion contains forward-looking statements that reflect our current views with respect to future events and financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, such as those set forth in the section entitled "Risk Factors" and elsewhere in this prospectus.

Lack of Historical Operating Data for Vessels before Their Acquisition

Vessels are generally acquired free of charter. Where a vessel has been under a voyage charter, the vessel is usually delivered to the buyer free of charter. It is rare in the shipping industry for the last charterer of the vessel in the hands of the seller to continue as the first charterer of the vessel in the hands of the buyer. In most cases, when a vessel is under time charter and the buyer wishes to assume that charter, the vessel cannot be acquired without the charterer’s consent and the buyer entering into a separate direct agreement (called a “novation agreement”) with the charterer to assume the charter. The purchase of a vessel itself does not transfer the charter because it is a separate service agreement between the vessel owner and the charterer.

Where we identify any intangible assets or liabilities associated with the acquisition of a vessel, we record all identified assets or liabilities at fair value. Fair value is determined by reference to market data. We value any asset or liability arising from the market value of the time charters assumed when a vessel is acquired. The amount to be recorded as an asset or liability at the date of vessel delivery is based on the difference between the current fair market value of the charter and the net present value of future contractual cash flows. When the present value of the time charter assumed is greater than the current fair market value of such charter, the difference is recorded as prepaid charter revenue. When the opposite situation occurs, any difference, capped to the vessel’s fair value on a charter-free basis, is recorded as deferred revenue. Such assets and liabilities, respectively, are amortized as a reduction of, or an increase in, revenue over the period of the time charter assumed.

To the extent that we purchase a vessel and assume or renegotiate a related time charter, among others, we will be required to take the following steps before the vessel will be ready to commence operations:

a)	obtain the charterer’s consent to us as the new owner;

b)	obtain the charterer’s consent to a new technical manager;

c)	in some cases, obtain the charterer’s consent to a new flag for the vessel;

d)	arrange for a new crew for the vessel, and where the vessel is on charter, in some cases, the crew must be approved by the charterer;

e)	replace all hired equipment on board, such as gas cylinders and communication equipment;

f)	negotiate and enter into new insurance contracts for the vessel through our own insurance brokers;

g)	register the vessel under a flag state and perform the related inspections in order to obtain new trading certificates from the flag state;

h)	implement a new planned maintenance program for the vessel; and

i)	ensure that the new technical manager obtains new certificates for compliance with the safety and vessel security regulations of the flag state.

The following discussion is intended to help you understand how acquisitions of vessels affect our business and results of operations.

Our business is mainly comprised of the following elements:

a)	acquisition and disposition of vessels;

b)	employment and operation of our vessels; and

c)	management of the financial, general and administrative elements involved in the conduct of our business and ownership of our vessels.

The employment and operation of our vessels mainly require the following components:

a)	vessel maintenance and repairs;

b)	crew selection and training;

c)	vessel spares and stores supply;

d)	contingency response planning;

e)	onboard safety procedures auditing;

f)	accounting;

g)	vessel insurance arrangements;

h)	vessel chartering;

i)	vessel security training and security response plans (ISPS);

j)	performing an ISM audit and obtaining ISM certification for each vessel after taking over a vessel;

k)	vessel hiring management;

l)	vessel surveying; and

m)	vessel performance monitoring.

The management of financial, general and administrative elements involved in the conduct of our business and ownership of our vessels mainly requires the following components:

•	management of our financial resources, including banking relationships;

•	management of our accounting system and records and financial reporting;

•	administration of the legal and regulatory requirements affecting our business and assets; and

•	management of the relationships with our service providers and customers.

The principal factors that affect our profitability, cash flows and shareholders’ return on investment include:

a)	charter rates and charter periods;

b)	levels of vessel operating expenses;

c)	depreciation expenses;

d)	capital expenditures, dry-docking and special survey costs;

e)	financing costs, if any;

f)	geopolitical conditions such as the conflicts in Ukraine and the Middle East;

g)	inflation; and

h)	fluctuations in foreign exchange rates.

A.	Operating results

We charter our vessels to customers pursuant to time charter trips and time charter voyages with short to medium duration, although we may also charter our vessels in the spot market and on longer-term time charters.

Factors Affecting Our Results of Operations

Our results of operations are affected by numerous factors. The principal factors that have impacted the business during the fiscal periods presented in the following discussion and analysis and that are likely to continue to impact our business are the following:

Vessel Revenues

Vessel revenues were historically primarily generated from time charters. Under our time charters, the charterer typically pays us a fixed daily charter hire rate and other compensation costs related to the charter contracts (such as ballast positioning compensation, holds cleaning compensation, etc.) and bears all voyage expenses, including the cost of bunkers (fuel oil) and port and canal charges. However, our voyage results may be affected by differences in bunker prices as we may incur gain/loss on bunkers when the cost of the bunker fuel sold to the new charterer is greater or less than the cost of the bunker fuel acquired. Our revenues are driven primarily by the number of vessels in our fleet, the number of days during which our vessels operate and the daily charter hire rates that our vessels earn under charters, which, in turn, are affected by a number of factors, including:

•	the duration of our charters;

•	our decisions relating to vessel acquisitions and disposals;

•	the amount of time that we spend positioning our vessels;

•	the amount of time that our vessels spend in undergoing drydock and/or special survey repairs;

•	maintenance and upgrade work;

•	the age, condition and specifications of our vessels; and

•	levels of supply and demand in the dry bulk and tanker shipping industry;

Vessels operating on time charters for a certain period of time provide more predictable cash flows over that period of time but can yield lower profit margins than vessels operating in the spot time or voyage charter market during periods characterized by favorable market conditions. Vessels operating in the spot charter market generate revenues that are less predictable but may enable their owners to capture increased profit margins during periods of improvements in charter rates although their owners would be exposed to the risk of declining charter rates, which may have a materially adverse impact on financial performance. As we employ vessels on period charters, future spot charter rates may be higher or lower than the rates at which we have employed our vessels on period charters. Our time charter agreements subject us to counterparty risk. In depressed market conditions, charterers may seek to renegotiate the terms of their existing charter parties or avoid their obligations under those contracts. Should a counterparty fail to honor their obligations under agreements with us, we could sustain significant losses which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Voyage Expenses

We incur voyage expenses that primarily consist of commissions and any gains or losses related to bunker prices as all our vessels are usually employed under time charters that require the charterer to bear voyage expenses such as bunkers (fuel oil), port and canal charges. Although the charterer bears the cost of bunkers, our voyage expenses may be affected by differences in bunker prices, and we may record a gain or a loss deriving from such price differences as well as bunker consumption costs during periods when our vessels are repositioning, off-hire or idle. When a vessel is delivered to a charterer, bunkers are purchased by the charterer and sold back to us on the redelivery of the vessel. Bunkers’ gain, or loss, results when a vessel is redelivered by her charterer and delivered to the next charterer at different bunker prices, or quantities. We pay commissions on each charter to one or more unaffiliated ship brokers for arranging our charters. In addition, we pay commissions to DWM, Steamship and START for the provision of management, brokerage and commercial services, pursuant to the terms of our management, brokerage and commercial management agreements (see also section “Related Party Transactions”.)

Vessel Operating Expenses

We remain responsible for paying the vessels’ operating expenses, including the cost of crewing, insuring, repairing and maintaining the vessel, the costs of spares and consumable stores, tonnage taxes, environmental and safety expenses. Our vessel operating expenses are expensed as incurred. Our vessel operating expenses generally represent fixed costs. Expenses for repairs and maintenance tend to fluctuate from period to period because most repair and maintenance works typically occur during periodic dry-dockings or special surveys. Our ability to control our vessels’ operating expenses also affects our financial results.

Vessel Depreciation

The cost of our vessels is depreciated on a straight-line basis over the estimated useful life of each vessel. Depreciation is based on the cost of the vessel less its estimated salvage value. We estimate the useful life of our dry bulk and tanker vessels to be 25 years from the date of initial delivery from the shipyard, which we believe is common in the dry bulk and tanker shipping industry. Furthermore, we estimate the salvage values of our vessels based on historical average prices of the cost of the light-weight ton of vessels being scrapped, which we believe is common in the shipping industry. In 2023, we identified that the estimated scrap rate used for the determination of annual depreciation was not in line with the current average prices of the cost of the light-weight ton of vessels being scrapped, which we believe is common in the shipping industry. In 2023, we identified that the estimated scrap rate used for the determination of annual depreciation was not in line with the current average historical rate and as such, the estimated scrap rate was revised from $250 per lightweight ton to $400 per lightweight ton. For 2024 and 2023, this increase in the vessels’ salvage value has reduced depreciation and net loss by approximately $1.54 million and $0.92 million, respectively. A decrease in the useful life of a vessel or in its salvage value would have the effect of increasing the annual depreciation charge. When regulations place limitations on the ability of a vessel to trade on a worldwide basis, the vessel’s useful life is adjusted at the date such regulations are adopted.

General and Administrative Expenses

We incur general and administrative expenses which include compensation and fees towards our directors and consultants, restricted stock awards amortization cost, lumpsum brokerage fees, traveling, directors’ and officers’ insurance, promotional and other expenses of a listed public company, such as legal and professional expenses and other general corporate expenses. These expenses are relatively fixed and are not widely affected by the size of our fleet.

Consolidated Results of Operations

(in millions of U.S. dollars) except for share and per share data	For the year ended December 31, 2024	For the year ended December 31, 2023
Results of Operations
Vessel revenues, net	$25.70	$18.96
Voyage expenses	(3.71)	(1.94)
Vessel operating expenses	(12.49)	(10.42)
Depreciation and amortization of deferred charges	(7.20)	(7.67)
Impairment loss	(6.12)	-
General and administrative expenses	(6.21)	(5.28)
Support agreement costs	(6.75)	-
Management fees	(1.34)	(1.24)
Changes in fair value of warrants’ liability	-	6.22
Finance costs	(0.11)	(0.91)
Interest income	0.31	0.50
Net loss and comprehensive loss	(17.86)	(1.98)
Net loss and comprehensive loss attributable to common shareholders	$(19.73)	$(6.71)
Loss per share, basic	(2.64)	(2.02)
Loss per share, diluted	(2.64)	(3.83)
Weighted average number of common shares, basic	7,465,136	3,315,519
Weighted average number of common shares, diluted	7,465,136	3,372,207

Year ended December 31, 2024, compared to the year ended December 31, 2023

Vessel Revenues. Vessel revenues increased by $6.74 million, to $25.70 million in the year ended December 31, 2024, from $18.96 million in the year ended December 31, 2023, mainly due to (i) the increase in our average time charter rates as a result of the overall stronger capesize market conditions during the year ended December 31, 2024, and (ii) the increase in our Operating days to 1,747 in 2024 from 1,691 in 2023, due to the increased size of our fleet.

Voyage Expenses. Voyage expenses increased by $1.77 million, to $3.71 million in the year ended December 31, 2024, compared to $1.94 million in the year ended December 31, 2023, mainly due to (i) the increase in commissions as a result of the increase in vessel revenues, and (ii) the increase in bunker losses primarily arising from bunkers costs of our newly acquired MR2 product tanker vessel that was engaged in voyage charters and underwent dry dock repairs during 2024, as well at the price differences in the cost of bunker fuel paid by the Company to the previous charterers on vessel re-delivery and the bunker fuel sold to the new charterers on same vessel delivery under certain of our dry bulk vessel time charters.

Vessel Operating Expenses. Vessel operating expenses increased by $2.07 million, to $12.49 million in the year ended December 31, 2024, from $10.42 million in the year ended December 31, 2023, mainly due to the increased ownership days related to the increased average size of our fleet, as well as the increased repair, spares and stores costs for certain of our vessels.

Depreciation and amortization of deferred charges. Depreciation and amortization of deferred charges decreased by $0.47 million, to $7.20 million in the year ended December 31, 2024, compared to $7.67 million in the year ended December 31, 2023, due to the $1.11 million decrease in depreciation expense following (i) the change in the estimated scrap rates of our vessels from $250 per lightweight ton to $400, effective July 1, 2023, and, (ii) the classification of the M/V Baltimore as current asset held for sale, partially offset by the increase in our ownership days for which depreciation expense is calculated. Such decrease was further offset by the $0.64 million increase in deferred dry-docking amortization costs due to four vessels incurring deferred amortization costs during the year ended December 31, 2024, versus three vessels during the year ended December 31, 2023. As of December 31, 2024, the M/V Melia was also undergoing dry dock repairs.

Impairment loss. Impairment loss in the year ended December 31, 2024 amounted to $6.12 million and related to (i) the aggregate $5.03 million impairment recorded as of December 31, 2024 on the M/V Melia and the M/T Zeze Start whose carrying value was written down to their market value and (ii) the $1.09 million impairment charges recorded following the classification of the M/V Baltimore as current asset held for sale, which was measured at its fair value (agreed sale price) less estimated costs to sell. No impairment loss was recognized during the year ended December 31, 2023.

General and Administrative Expenses. General and administrative expenses increased by $0.93 million, to $6.21 million during the year ended December 31, 2024, compared to $5.28 million during the year ended December 31, 2023. This increase is mainly attributed to additional expenses incurred by the Company related to compensation cost of restricted convertible Series C preferred stock awards in effect under the 2021 Equity Incentive Plan, as amended and restated, and increased insurance costs.

Support agreement costs. Support agreement costs in the year ended December 31, 2024, related to the Support Agreement that we entered into on May 17, 2024, with Sphinx which provided for a payment of $6.75 million in exchange for Sphinx’s support and for the reimbursement of certain of its out of pocket and other expenses.

Management fees. Management fees increased by $0.1 million, to $1.34 million in the year ended December 31, 2024, compared to $1.24 million in the year ended December 31, 2023. This variation was mainly due to the increase in the size of our fleet year over year and the resulting increase in our Ownership days. Management fees paid for each year were in accordance with the terms of the management agreements then in place.

Changes in fair value of warrants’ liability. The $6.22 million gain from changes in the fair value of warrant liability during the year ended December 31, 2023, resulted from (i) the change in the fair value of the liability for the outstanding during the year private placement warrants as compared to the fair value that those warrants were initially measured, and (ii) the fair value changes from initial measurement date to the various settlement dates for those private placement warrants. The private placement warrants were fully exercised during the year ended December 31, 2023, whereas there was no such transaction in the year ended December 31, 2024.

Finance costs. Finance costs of $0.11 million for the year ended December 31, 2024 related to the interest charged by the M/T Zeze Start sellers on the outstanding purchase price for the period from September 9, 2024 (delivery of the vessel to the Company) until November 19, 2024 (full purchase price repayment) in accordance with the terms of the memorandum of agreement. The $0.91 million finance costs incurred during the year ended December 31, 2023, represent the pro rata portion of the aggregate fees and costs incurred in the registered direct offering and the private placement of February 2023 allocated to the private placement warrants liability at their issuance date that were expensed as incurred as of such date.

Interest income. Interest income decreased by $0.19 million, to $0.31 million in the year ended December 31, 2024, compared to $0.50 million in the year ended December 31, 2023. The amount relates solely to interest earned from time deposits.

Inflation and Increased Interest Rates

Inflation and increased interest rates do not have a material effect on our expenses given current economic conditions and management does not consider inflation or interest rates to be a significant risk to direct costs in the current and foreseeable economic environment. In a shipping downturn, costs subject to inflation and increased interest rates can usually be controlled because shipping companies typically monitor costs to preserve liquidity and encourage suppliers and service providers to lower rates and prices during such periods.

Implications of Being an Emerging Growth Company

As we qualify as an “emerging growth company” as defined in the JOBS Act, we may take advantage or specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•
exemption from the auditor attestation requirement in the assessment of the effectiveness of the emerging growth company’s internal controls over financial reporting under Section 404(b) of Sarbanes-Oxley;

•	exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies; and

•
exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and financial statements.

We may take advantage of these provisions until the end of the fiscal year following the fifth anniversary of the date we first sell our common equity securities pursuant to an effective registration statement under the Securities Act or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (ii) the last day of the fiscal year during which the fifth anniversary of the date of the IPO occurs; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Shares that are held by nonaffiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during any three-year period. In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to “opt out” of the extended transition period relating to the exemption from new or revised financial accounting standards and as a result, we comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth public companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

 B. Liquidity and Capital Resources

We have historically financed our capital requirements with cash flow from operations and proceeds from equity offerings. Our operating cash flow is generated from charters on our vessels, through our subsidiaries. Our main uses of funds have been capital expenditures for the acquisition of new vessels and the funding of our chemical tankers’ investment, expenditures incurred in connection with ensuring that our vessels comply with international and regulatory standards and dry-dock surveys, and payments of preferred stock dividends.

As of December 31, 2024, our contractual obligations related to (i) our Series C and Series D preferred shares dividends and (ii) our investment in the construction of two chemical tankers which was paid in March 2025. Since January 1, 2025, and up to the date of this prospectus, we paid cash dividends on our Series C and D preferred holders as of record date April 14, 2025, amounting to $1.19 million in the aggregate and settled the last installment of $1.38 million regarding our chemical tankers’ investment, which amounts were funded through available cash.

As of the date of this prospectus, we do not have any debt or capital expenditures for vessel acquisitions, but we incur capital expenditures when our vessels undergo surveys. This process of recertification may require us to reposition these vessels from a discharging port to the shipyard, which will reduce our operating days during the period. We also incur capital expenditures for vessel improvements to meet new regulations and comply with international and regulatory standards. The loss of earnings associated with the decrease in operating days together with the capital needs for repairs and upgrades result in increased cash flow needs.

We will require capital to fund ongoing operations, vessel improvements to meet requirements under new regulations and the payment of dividends on our Series C and Series D preferred stock. We intend to finance our future growth through a combination of cash generated from operations, proceeds from equity offerings, borrowings from debt transactions, as well as funds from the sale of M/V Salt Lake City and M/V Protefs, in February and June 2025, respectively, as deemed appropriate by our management and board of directors.

As at December 31, 2024 and 2023, working capital, which is current assets minus current liabilities, amounted to $9.02 million and $17.76 million, respectively.

Management monitors the Company’s liquidity position throughout the year to ensure that it has access to sufficient funds to meet its forecast cash requirements. We anticipate that our primary sources of funds for at least twelve months from the date of this report will be available cash, internally generated cash flows from our anticipated revenues and equity offering proceeds. We believe that our working capital and these anticipated sources of funds, as well as our ability to access the equity capital markets if needed, will be sufficient to meet our liquidity needs for at least twelve months from the date of the annual report.

Cash Flows

Cash and cash equivalents as of December 31, 2024, and 2023 was $7.16 million and $14.84 million, respectively. We consider highly liquid investments such as time deposits and certificates of deposit with an original maturity of around three months or less to be cash equivalents. Cash and cash equivalents are held in U.S. dollars.

Net Cash (Used in)/Provided by Operating Activities

Net cash used in operating activities in 2024, amounted to $3.53 million compared to net cash provided by operating activities of $0.82 million in 2023, representing a decrease of $4.35 million. This decrease in cash from operating activities was attributable to the decrease in net income after adjusting for non-cash items during 2024 by $3.99 million compared to 2023, and the increase of $0.36 million in working capital outflows.

Net Cash Used in Investing Activities

Net cash used in investing activities during 2024 amounted to $2.52 million and represents payments of (i) $18.91 million being the cash consideration of the purchase price and other minor predelivery costs regarding the acquisition of the M/T Zeze Start in July 2024, in accordance with the terms of the relevant Memorandum of Agreement, and (ii) $1.38 million regarding the second instalment in connection with the chemical tankers investment, which were partially offset by the $17.77 million relating to net cash proceeds from the sale of the M/V Baltimore in November 2024. Net cash used in investing activities in 2023 amounted to $6.01 million and represents payments of (i) $4.00 million being the cash consideration of the purchase price regarding the acquisition of the M/V Melia in February 2023, in accordance with the terms of the relevant Memorandum of Agreement, (ii) $1.64 million regarding the first instalment and other transactions costs in connection with the chemical tankers investment, and (iii) $0.37 million relating to vessel improvement costs.

Net Cash (Used in)/Provided by Financing Activities

Net cash used in financing activities in 2024 amounted to $1.64 million and consisted of dividends paid to Series C and Series D preferred holders.

Net cash provided by financing activities in 2023 amounted to $11.58 million and comprises from (i) net proceeds of $13.64 million from the issuance of units (comprising of common shares or prefunded warrants and Class B warrants), the issuance of private placement warrants, and the exercise of Pre-Funded warrants under the 2023 registered Direct Offering and Concurrent Private Placement, (ii) $0.03 million proceeds in connection with the issuance of the newly designated Series E Preferred Stock, less $2.09 million of dividends paid to Series C and Series D preferred holders.

C.	Research and development, patents and licenses

Not applicable.

D.	Trend information

Our results of operations depend primarily on the charter hire rates that we are able to realize, and the demand for dry bulk and product tanker vessel services.

The volatility in charter rates in the dry bulk and product tanker market reflects in part the supply of dry bulk and product tanker vessels and the number of newbuilding vessels on order. Demand for dry bulk and product tanker vessel services is influenced by global financial conditions. Global financial markets and economic conditions have been, and continue to be, volatile. Our revenues and results of operations in 2025 will be subject to demand for our services, the level of inflation, market disruptions and interest rates. Demand for our dry bulk and product tanker oceangoing vessels is dependent upon economic growth in the world’s economies, seasonal and regional changes in demand and changes to the capacity of the global dry bulk sand product tanker fleet and the sources and supply for dry bulk and product tanker cargo transported by sea. Continued adverse economic, political or social conditions or other developments could further negatively impact charter rates and therefore have a material adverse effect on our business and results of operations.

We believe that the important measures for analyzing trends in our results of operations consist of the following:

	For the year ended December 31, 2024	For the year ended December 31, 2023
Fleet Data:
Average number of vessels (1)	5.2	4.9
Number of vessels at year-end	5.0	5.0
Weighted average age of vessels at year-end (in years)	19.3	18.8
Ownership days (2)	1,901	1,787
Available days (3)	1,805	1,707
Operating days (4)	1,747	1,691
Fleet utilization (5)	96.8%	99.1%

(1)
Average number of vessels is the number of vessels that constituted our fleet for the relevant period, as measured by the sum of the number of days each vessel was a part of our fleet during the period divided by the number of calendar days in the period.

(2)
Ownership days are the aggregate number of days in a period during which each vessel in our fleet has been owned by us. Ownership days are an indicator of the size of our fleet over a period and affect both the amount of revenues and the amount of expenses that we record during a period.

(3)
Available days are the number of our ownership days less the aggregate number of days that our vessels are off-hire due to scheduled repairs or repairs under guarantee, vessel upgrades or special surveys and the aggregate amount of time that we spend positioning our vessels for such events. The shipping industry uses available days to measure the number of days in a period during which vessels should be capable of generating revenues.

(4)
Operating days are the number of available days in a period less the aggregate number of days that our vessels are off-hire due to any reason, including unforeseen circumstances. The shipping industry uses operating days to measure the aggregate number of days in a period during which vessels actually generate revenues.

(5)
We calculate Fleet utilization by dividing the number of our Operating days during a period by the number of our Available days during the period. The shipping industry uses Fleet utilization to measure a company’s efficiency in finding suitable employment for its vessels and minimizing the amount of days that its vessels are off-hire for reasons other than scheduled repairs or repairs under guarantee, vessel upgrades, special surveys or vessel positioning for such events.

Amounts in the tables below are in U.S dollars	For the year ended December 31, 2024	For the year ended December 31, 2023
Average Daily Results:
Time charter equivalent (TCE) rate (6)	$12,184	$9,969
Daily vessel operating expenses (7)	6,568	5,832

(6)
Time charter equivalent rates, or TCE rates, are defined as our time charter and voyage revenues, less voyage expenses during a period divided by the number of our Available days during the period, which is consistent with industry standards. Voyage expenses include port charges, bunker (fuel) expenses, canal charges and commissions. TCE rate is a non-GAAP measure, and management believes it is useful to investors because it is a standard shipping industry performance measure used primarily to compare daily earnings generated by vessels on time charters with daily earnings generated by vessels on voyage charters, because charter hire rates for vessels on voyage charters are generally not expressed in per day amounts while charter hire rates for vessels on time charters are generally expressed in such amounts. The following table reflects the calculation of our TCE rates for the periods presented.

(7)
Daily vessel operating expenses, which include crew wages and related costs, the cost of insurance, expenses relating to repairs and maintenance, the costs of spares and consumable stores, tonnage taxes and other miscellaneous expenses, are calculated by dividing vessel operating expenses by ownership days for the relevant period.

Amounts in the tables below are in thousands of U.S dollars except for Available days and TCE rate	For the year ended December 31, 2024	For the year ended December 31, 2023
Vessel revenues	$25,702	$18,957
Less: voyage expenses	(3,710)	(1,940)
Time charter equivalent (TCE) revenues	$21,992	$17,017

Available days	1,805	1,707
Time charter equivalent (TCE) rate	$12,184	$9,969

E.	Critical Accounting Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of those financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses and related disclosure of contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions and conditions.

Critical accounting estimates are those estimates made in accordance with generally accepted accounting principles that involve a significant level of estimation uncertainty and have had or are reasonably likely to have a material impact on our financial condition or results of operations. We prepare our financial statements in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. On a regular basis, management reviews the accounting policies, assumptions, estimates and judgments to ensure that our consolidated financial statements are presented fairly and in accordance with U.S. GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material. For a description of our material accounting policies, please read “Item 18. Financial Statements” and more precisely Note 2 (“Significant Accounting Policies”) to our consolidated financial statements included elsewhere in our annual report.

Impairment of Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances (such as market conditions, obsolesce or damage to the asset, potential sales and other business plans) indicate that the carrying amount of an asset may not be recoverable. When the estimate of undiscounted projected net operating cash flows, expected to be generated by the use of an asset over its remaining useful life and its eventual disposition is less than its carrying amount plus unamortized dry-docking costs, the Company evaluates the asset for impairment loss. Measurement of the impairment loss is based on the fair value of the asset, determined mainly by third party valuations. The current conditions in the dry bulk and tanker sector with decreased charter rates and decreased vessel market values are conditions that the Company considers indicators of a potential impairment. In developing estimates of future undiscounted projected net operating cash flows, the Company makes assumptions and estimates about the vessels’ future performance, with the significant assumptions being related to future charter rates for the unfixed days and future fleet utilization rate. Other assumptions used, are charter rates calculated for the fixed days using the fixed charter rate of each vessel from existing time charters; the expected outflows for scheduled vessels’ maintenance; vessel operating expenses; estimated remaining useful life of each vessel and the vessels’ residual value if sold for scrap. The assumptions used to develop estimates of future undiscounted projected net operating cash flows are based on historical trends as well as future expectations, employment prospects under the then current market conditions and vessels’ age. In particular, for the unfixed days, the Company uses the most recent ten-year average of historical market charter rates available for each type of vessel over the remaining estimated life of each vessel, net of commissions. Historical ten-year average market charter rates are in line with the Company’s overall chartering strategy, they reflect the full operating history of vessels of the same type and particulars with the Company’s operating fleet and they cover at least a full business cycle, where applicable. In addition, for 2024, the effective fleet utilization is assumed to 98% in the Company’s exercise for our dry bulk vessels and 97% for our product tanker vessel, in line with the Company’s historical performance and its expectations for future fleet utilization under its fleet employment strategy, which is additionally affected with the period(s) each vessel is expected to undergo its scheduled dry-docking and/or special survey maintenance works. This calculation is then compared with the vessels’ net book value plus unamortized dry-docking and special survey costs. The difference between the carrying amount of the vessel plus unamortized dry-docking and special survey costs and their fair value is recognized in the Company’s accounts as impairment loss.

The review of the carrying amounts in connection with the estimated recoverable amount of our vessels as of December 31, 2024, resulted in an impairment loss of $5.03 million in two of our vessels. In addition, an impairment loss of $1.09 million was recorded during 2024, as a result of the classification of the M/V Baltimore as current asset held for sale in April 2024. No impairment loss was identified or recorded during the year ended December 31, 2023. According to our assessment, the carrying value plus unamortized dry-docking and special survey costs, if any, of vessels for which impairment indicators existed but no impairment was recorded as at December 31, 2024 and 2023, was $20.1 and $73.1 million, respectively.

Historically, the market values of vessels have experienced volatility, which from time to time may be substantial. As a result, the charter-free market value of certain of our vessels may have declined below those vessels’ carrying value plus unamortized dry-docking and special survey costs, even though we would not impair those vessels’ carrying value under our accounting impairment policy. Based on: (i) the carrying value plus unamortized dry-docking and special survey costs of each of our vessels as of December 31, 2024 and 2023 and (ii) what we believe the charter-free market value of each of our vessels was as of December 31, 2024 and 2023, the aggregate carrying value of four and five of the vessels in our fleet as of December 31, 2024 and 2023, respectively, exceeded their aggregate charter-free market value by approximately $2.7 million and $13.1 million, respectively, as noted in the table below. This aggregate difference represents the approximate analysis of the amount by which we believe we would have to further increase our loss if we sold all of such vessels at December 31, 2024 and 2023, on a charter-free basis, on industry standard terms, in cash transactions, and to a willing buyer where we were not under any compulsion to sell, and where the buyer was not under any compulsion to buy. For purposes of this calculation, we have assumed that these vessels, would be sold at a price that reflects our estimate of their charter-free market values as of December 31, 2024, and 2023.

Vessels	Dwt	Year Built	Carrying value plus unamortized dry dock cost (in millions of US Dollars)
(In millions of USD)			2024		2023

1. Protefs	73,630	2004	$10.1	*	$11.4	*
2. Calipso	73,691	2005	$10.0	*	$11.2	*
3. Salt Lake City***	171,810	2005	$16.6		$18.4	*
4. Baltimore**	177,243	2005	$-		$19.4	*
5. Melia	76,225	2005	$10.3		$12.7	*
6. Zeze Start	49,999	2009	$25.4		$-
Total			$72.4		$73.1

*
Indicates vessels for which we believe, as of December 31, 2024, and 2023, the charter-free market value was lower than the vessel’s carrying value plus unamortized dry-docking and special survey costs. We believe that the aggregate carrying value plus unamortized dry-docking and special survey costs of these vessels exceeded their aggregate charter-free market value by approximately $2.7 million and $13.1 million, respectively.

**	Vessel sold on November 19, 2024.

***	Vessel sold on February 13, 2025.

Our estimates of charter-free market value assume that our vessels were all in good and seaworthy condition without need for repair and if inspected would be certified in class without notations of any kind. Our estimates are based on information available from various industry sources, including:

•	reports by industry analysts and data providers that focus on our industry and related dynamics affecting vessel values;

•	news and industry reports of similar vessel sales;

•	offers that we may have received from potential purchasers of our vessels; and

•
vessel sale prices and values of which we are aware through both formal and informal communications with shipowners, shipbrokers, industry analysts and various other shipping industry participants and observers.

As we obtain information from various industry and other sources, our estimates of charter-free vessel market values, charter rates and vessel utilization are inherently uncertain. In addition, vessel values are highly volatile; as such, our estimates may not be indicative of the current or future charter-free market value of our vessels or prices that we could achieve if we were to sell them. We also refer you to the risk factor entitled “A decline in the market values of our vessels could limit our ability to borrow funds in the future, trigger breaches of certain financial covenants contained in any future borrowing facilities we may enter into, and/or result in impairment charges or losses on sale.”.

Our impairment test exercise is sensitive to variances in the time charter rates and utilization rates. Our current analysis, which also involved a sensitivity analysis by assigning possible alternative values to these significant inputs, indicated that time charter rates and utilization would need to be reduced by 8.4% to 31.5% to result in impairment of individual non-impaired long-lived assets with indication of impairment as of December 31, 2024. In particular, a minimum decrease of 8.6% in the time charter rates for the unfixed days as shown in detail in the table below and a minimum fleet utilization rate of 89.8% used instead in our impairment test exercise would result in $1.55 million impairment charge for one of our vessels. However, there can be no assurance as to how long charter rates and vessel values will remain at their current levels. If charter rates decrease and remain depressed for some time, it could adversely affect our revenue and profitability and future assessments of vessel impairment.

A comparison of the average estimated daily time charter equivalent rate used in our impairment analysis with the average “break-even rate” for each major class of non-impaired as of December 31, 2024 vessels is presented below:

	Average estimated daily time charter equivalent rate used	Average break-even rate*

Panamax	$13,250	$12,157
Capesize	$16,632	$11,386

*	Excludes impaired vessels as of December 31, 2024

Additionally, the use of the 1-year, 3-year and 5-year average blended rates would not have any effect on the Company’s impairment analysis for the remaining non impaired as of December 31, 2024, vessels, and as such on the Company’s results of operations:

	1-year (period)	Impairment charge in USD million	3-years (period)	Impairment charge in USD million	5-years (period)	Impairment charge in USD Million
Panamax	$14,145	$-	$15,958	$-	$16,715	$-
Capesize	$25,651	$-	$20,024	$-	$20,867	$-

Fair Value Measurements

The Company follows the provisions of ASC 820 “Fair Value Measurements and Disclosures”, which defines fair value and provides guidance for using fair value to measure assets, liabilities and equity instruments classified in stockholders’ equity. The guidance creates a fair value hierarchy of measurement and describes fair value as the price that would be received to sell an asset or paid to transfer a liability or the consideration to transfer equity interests issued in an orderly transaction between market participants in the market in which the reporting entity transacts. The fair value measurement assumes that an instrument classified in stockholders’ equity is transferred to a market participant at the measurement date. The transfer of an instrument classified in stockholders’ equity assumes that the instrument would remain outstanding, and the market participant takes on the rights and responsibilities associated with the instrument. In accordance with the requirements of accounting guidance relating to Fair Value Measurements, the Company classifies and discloses its assets, liabilities and equity instruments classified in stockholders’ equity carried at the fair value in one of the following categories: Level 1: Quoted market prices in active markets for identical assets or liabilities or equity instruments; Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data; Level 3: Unobservable inputs that are not corroborated by market data.

On February 21, 2024, our Board of Directors approved the award and grant of 3,332 shares of Series C Preferred Stock to our directors, pursuant to the Company’s amended and restated equity incentive plan, for a fair value of $2.8 million, to vest over a service period of two years. The fair value of the Series C Preferred Stock was determined based on a valuation obtained by an independent third party for the purposes of the transaction. The fair value of the above equity instrument issued by the Company were based as of the measurement date on the present values of the future cash outflows derived from the dividends payable assuming the instruments are held in perpetuity. In determining the fair value of the 2024 restricted stock awards, the Company applied a discount factor of 9.3%, determined based on the Company’s estimated weighted average cost of capital comprising of (i) risk-free rate of 4.25%, (ii) representative beta of 0.81 and (iii) equity market average return of 10.5%. The fair value of the instruments is sensitive to changes in the discount factor applied.
On April 25, 2024, the M/V Baltimore was classified as vessel held for sale and was measured at a fair value of $18.25 million, less costs to sell, by reference to its agreed sale price as per the memorandum of agreement terms less estimated costs.

On September 9, 2024, the Company accounted for the M/T Zeze Start acquisition at a fair value of $27.5 million based on a valuation provided by an independent third-party broker.

As of December 31, 2024, following the Company’s exercise, the M/V Melia and M/T Zeze Start were impaired to their fair values at that time, amounting to $10.36 million and $25.38 million, respectively, by making use of available market data.

BUSINESS
History and development of the Company

OceanPal Inc. was incorporated by Diana Shipping (NYSE: DSX) under the laws of the Republic of the Marshall Islands on April 15, 2021 to serve as the holding company of the three former vessel owning subsidiaries that were contributed to us by Diana Shipping, together with $1.0 million in working capital, in connection with the distribution by us of all of the 44,101 issued and outstanding common shares to Diana Shipping’s shareholders on November 29, 2021 (the “Spin-Off”). In connection with the Spin-Off, Diana Shipping received 500,000 shares of our Series B Preferred Stock and 10,000 shares of our 8.0% Series C Preferred Stock. We and Diana Shipping are independent publicly traded companies with separate independent boards of directors.
Our Common Shares trade on the Nasdaq Capital Market under the ticker symbol “OP” since November 30, 2021. Effective December 22, 2022, and June 8, 2023, we effected a 1-for-10 and a 1-for-20 reverse stock splits, respectively, on our Common Shares. All share and per share amounts disclosed herein, give effect to these reverse stock splits retroactively, for all periods presented, unless indicated otherwise.

We are an independent provider of worldwide ocean-going transportation services. As of the date of this prospectus, we own and operate two Panamax dry bulk carriers that transport major bulks such as iron ore, coal and grains, and minor bulks with a total cargo carrying capacity of approximately 149,916 dwt and one MR2 product tanker vessel having a carrying capacity of 49,999 dwt. We intend to expand our fleet in the future and may acquire additional dry bulk and tanker vessels as well as vessels in other sectors based on our assessment of market conditions. We intend to acquire additional vessels principally in the secondhand market, including acquisitions from unrelated third parties, and we may also acquire additional vessels from Diana Shipping or other related parties, provided that such related party acquisitions are negotiated and conducted on an arms-length basis. Diana Shipping has granted us a right of first refusal over six identified dry bulk carriers owned by Diana Shipping on the Spin-Off date. As of the date of this prospectus, one of the six identified vessels from Diana Shipping remains available for our purchase. Pursuant to this right of first refusal, we have the right, but not the obligation, to purchase this identified vessel when and if Diana Shipping determines to sell the vessel at fair market value at the time of sale. See section entitled “Related Party Transactions.” We may also enter into newbuilding contracts to the extent that we believe they present attractive opportunities.

Our executive offices are located at Pendelis 26, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at this address is +30-210-9485-360. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov. Our internet address is http://www.oceanpal.com. None of the information contained on these websites is incorporated into or forms a part of this prospectus.

Business Overview

We are a global provider of shipping transportation services. We specialize in the ownership of vessels. Each of our vessels is owned through a separate wholly owned subsidiary.

As of the date of this prospectus, our operating fleet consists of two Panamax dry bulk carriers with a carrying capacity of 149,916 dwt and a weighted average age of 20.4 years and one MR2 product tanker vessel with a carrying capacity of 49,999 dwt and an age of 16.4 years. Our vessels transport bulk commodities, including iron ore, coal, and grain, as well as refined petroleum products.

The following table presents certain information concerning the vessels in our fleet, as of July 18, 2025:

	Dry Bulk Vessels BUILT DWT	Gross Rate (USD/Day)	Com*	Charterers	Delivery Date to Charterers**	Redelivery Date to Owners***	Notes
				2 Panamax Bulk Carriers
1	CALIPSO	$10,150	5.00%	ASL BULK SHIPPING LIMITED	03-Sep-24	08-Jan-25
	2005 73,691	$2,850	4.75%	CARGILL INTERNATIONAL S.A.	08-Jan-25	19-Mar-25
		$9,000	5.00%	FULLINKS MARINE COMPANY LIMITED	19-Mar-25	13-Apr-25	1
		$7,250	5.00%	CHINA RESOURCE CGARTERING PTE. LTD.	24-May-25	01-Sept-25	2
2	MELIA 2005 76,225	$7,100	5.00%	CHINA RESOURCE CHARTERING LIMITED	09-Jan-25	25-May-25 - 24-Aug-25	3
	Tanker Vessel BUILT DWT	Employment	Com*	Charterers	Delivery Date to Charterers**	Redelivery Date to Owners***	Notes
				1 MR2 Tanker
3	ZEZE START 2009 49,999	Spot	-	VITOL INTERNATIONAL SHIPPING PTE LTD	-	-
		$16,750	1.25%	ABU DHABI MARINE INTERNATIONALCHARTERING HOLDINGS LIMITED	16-Feb-25	17-May-25 - 15-Aug-25	4

*	Total commission percentage paid to third parties.
**	In case of newly acquired vessel with new time charter attached, this date refers to the expected/actual date of delivery of the vessel to the Company.
***	Range of redelivery dates, with the actual date of redelivery being at the Charterers’ option, but subject to the terms, conditions, and exceptions of the particular charterparty.

1 Vessel on scheduled drydocking during the period from April 15, 2025 to May 15, 2025
2 Redelivery date on an estimated time charter trip duration of about 100 days.
3 The charter rate was US$3,600 per day for the first forty-four (44) days of the charter period.
4 The charter rate is US$19,500 per day from the 91st day of the charter period until the actual redelivery date.

For those vessels employed in the spot market and where rates are quoted the Company has calculated the estimated rates under current specific contracted voyages. The Company gives no guarantee that these rates are correct or that the rates are sustainable beyond the duration of the current voyage. The quoted rates are not indications of future earnings, and the Company gives no assurance or guarantee of future rates after the current voyage.

Management of Our Fleet

Our business is the ownership of vessels. We are a holding company that wholly owns the subsidiaries which own the vessels that comprise our fleet. The holding company sets general overall direction for the company and interfaces with various financial markets. The commercial and technical management, except for insurance services, of our dry bulk fleet is carried out by DWM, a 50/50 joint venture between Wilhelmsen Ship Management and Diana Shipping. As regards our MR2 product tanker vessel, the commercial management is carried out by START, a related party company, whereas the technical management (including insurances) is carried out by Anglo-Eastern Shipmanagement (Singapore) Pte. Ltd, an unrelated company. In exchange for providing us with commercial and technical services, we pay these counterparties a fixed monthly management fee per vessel and a percentage of the vessels’ gross revenues. Insurance and handling of claims services, brokerage services of our dry bulk fleet and the provision of certain administrative management services of our holding company are carried out by Steamship, an affiliated company. Brokerage services relate to the purchase, sale or chartering of our vessels, brokerage services relating to the repairs and other maintenance of our vessels, and any relevant consulting services. Administrative management services may include budgeting, reporting, monitoring of bank accounts, compliance with banks, payroll services, legal and securities compliance services, and any other possible administrative management services that we require to perform our business activities. Please see section entitled “Related Party Transactions.”

Our Customers

Our customers include regional and international companies. During 2022, 2023 and 2024, four, three, and three of our charterers accounted for 57%, 51%, and 57%, respectively, of our revenues.

Currently, our dry bulk and product tanker vessels are employed on time charter trips with short duration. Under our time charters, the charterer typically pays us a fixed daily charter rate and bears all voyage expenses, including the cost of bunkers (fuel oil) and canal and port charges. We remain responsible for paying the chartered vessel’s operating expenses, including the cost of crewing, insuring, repairing and maintaining the vessel. Our time charters are for fixed terms and will expire in accordance with the scheduled set forth in the table above, and charter-hire is generally paid twice a month in arrears. During 2022, 2023 and 2024, we paid commissions on our dry bulk fleet of 5.0% of the total daily charter hire rate of each charter to unaffiliated ship brokers and to our managers (which excludes address commissions of 3.75% paid directly to the charterer). During 2024, we paid commissions on our product tanker vessel ranging from 4.25%-5.50% of the total freight of each charter to unaffiliated ship brokers and to our manager (which excludes address commissions of 2.50% paid directly to the charterer). Our time charters are subject to earlier termination in the event one of our vessels is a total or constructive loss as the result of casualty or is off hire for more than a specified period.

Following the expiration of our existing time charters, we expect to employ our fleet in time charter trips with short to medium duration, by either entering into short-term to medium-term trip time charters or spot voyages, with the exact terms depending on the vessel route, although we may employ our vessels on long-term time charters depending on market conditions. Under a voyage charter, we are responsible for both the vessel operating expenses and the voyage expenses incurred in performing the charter, while under a time charter, we are responsible for vessel operating expenses while the charterer is responsible for voyage expenses. We strategically monitor developments in the dry bulk and tanker shipping industry on a regular basis and, subject to market demand, seek to adjust the charter hire periods for our vessels according to prevailing market conditions. Currently, our vessels are employed on time charter trips/period with short to medium duration, which provides us with flexibility in responding to market developments, but in the future we may employ vessels in the spot market or on longer-term time charters. We continuously evaluate the duration of our charters and extend or reduce the charter hire periods of the vessels in our fleet according to the developments in the dry bulk and tanker shipping industry.

The Shipping Industry

The seaborne transportation industry is a vital link in international trade, with ocean going vessels representing the most efficient and often the only method of transporting large volumes of basic commodities and finished products.

Shipping demand, measured in ton-miles, is a product of (a) the amount of cargo transported in ocean going vessels, multiplied by (b) the distance over which this cargo is transported. The distance is the more variable element of the ton-mile demand equation and is determined by seaborne trading patterns, which are principally influenced by the locations of production and consumption. Seaborne trading patterns are also periodically influenced by geo-political events that divert vessels from normal trading patterns, as well as by inter-regional trading activity created by commodity supply and demand imbalances.

The Dry Bulk Shipping Industry

The global dry bulk carrier fleet could be divided into the following categories based on a vessel’s carrying capacity. These categories consist of:

(i) Very Large Ore Carriers. Very large ore carriers, or VLOCs, have a carrying capacity of more than 200,000 dwt and are a comparatively new sector of the dry bulk carrier fleet. VLOCs are built to exploit economies of scale on long-haul iron ore routes.

(ii) Capesize. Capesize vessels have a carrying capacity of 110,000-199,999 dwt. Only the largest ports around the world possess the infrastructure to accommodate vessels of this size. Capesize vessels are primarily used to transport iron ore or coal and, to a much lesser extent, grains, primarily on long-haul routes.

(iii) Post-Panamax. Post-Panamax vessels have a carrying capacity of 80,000-109,999 dwt. These vessels tend to have a shallower draft and larger beam than a standard Panamax vessel with a higher cargo capacity. These vessels have been designed specifically for loading high cubic cargoes from draught restricted ports, although they cannot transit the Panama Canal.

(iv)  Panamax. Panamax vessels have a carrying capacity of 60,000-79,999 dwt. These vessels carry coal, iron ore, grains, and, to a lesser extent, minor bulks, including steel products, cement and fertilizers. Panamax vessels are able to pass through the Panama Canal, making them more versatile than larger vessels with regard to accessing different trade routes. Most Panamax and Post-Panamax vessels are “gearless,” and therefore must be served by shore-based cargo handling equipment. However, there are a small number of geared vessels with onboard cranes, a feature that enhances trading flexibility and enables operation in ports which have poor infrastructure in terms of loading and unloading facilities.

(v) Ultramax. Ultramax is the largest class before Panamax and is the newer form of the smaller Supramax with a maximum length of 200 meters and capacity that ranges from 60,000 dwt and 66,000 dwt. This class is considered an upgrade to Supramax class as it offers a better all-around investment for Charterers and Shipowners due to its higher cargo carrying capacity and better bunker efficiency. Ultramax class bulk carriers have 5 cargo holds. are fitted with 4 cranes and usually are equipped with grabs allowing them to call more ports with no such facilities giving them more versatility.

(vi)  Handymax/Supramax. Handymax vessels have a carrying capacity of 40,000-59,999 dwt. These vessels operate in a large number of geographically dispersed global trade routes, carrying primarily grains and minor bulks. Within the Handymax category there is also a sub-sector known as Supramax. Supramax bulk carriers are ships between 50,000 to 59,999 dwt, normally offering cargo loading and unloading flexibility with on-board cranes, or “gear,” while at the same time possessing the cargo carrying capability approaching conventional Panamax bulk carriers.

(vii)  Handysize. Handysize vessels have a carrying capacity of up to 39,999 dwt. These vessels are primarily involved in carrying minor bulk cargoes. Increasingly, ships of this type operate within regional trading routes, and may serve as trans-shipment feeders for larger vessels. Handysize vessels are well suited for small ports with length and draft restrictions. Their cargo gear enables them to service ports lacking the infrastructure for cargo loading and unloading.

Other size categories occur in regional trade, such as Kamsarmax, with a maximum length of 229 meters, the maximum length that can load in the port of Kamsar in the Republic of Guinea. Other terms such as Seawaymax, Setouchmax, Dunkirkmax, and Newcastlemax also appear in regional trade.

The supply of dry bulk carriers is dependent on the delivery of new vessels and the removal of vessels from the global fleet, either through scrapping or loss. The level of scrapping activity is generally a function of scrapping prices in relation to current and prospective charter market conditions, as well as operating, repair and survey costs. The average age at which a vessel is scrapped was 33 years in 2024, 30 years in 2023 and 32 years in 2022.

The demand for dry bulk carrier capacity is determined by the underlying demand for commodities transported in dry bulk carriers, which in turn is influenced by trends in the global economy. Demand for dry bulk carrier capacity is also affected by the operating efficiency of the global fleet, along with port congestion, which has been a feature of the market since 2004, absorbing tonnage and therefore leading to a tighter balance between supply and demand. In evaluating demand factors for dry bulk carrier capacity, the Company believes that dry bulk carriers can be the most versatile element of the global shipping fleets in terms of employment alternatives.

The Oil Tanker Industry

In broad terms, the demand for oil products traded by sea is primarily affected by global and regional economic conditions, as well as other factors such as changes in the location of productive capacity and variations in regional prices.

Demand for tankers is dictated by world oil demand and trade, which is influenced by many factors, including international economic activity; geographic changes in oil production, processing, and consumption; oil price levels; inventory policies of the major oil and oil trading companies; and strategic inventory policies of countries such as the United States, China and India. The amount of oil shipped is primarily a function of global oil consumption, which is driven by economic activity as well as the long-term impact of oil prices on the location and related volume of oil production. Tonnage of oil shipped is also influenced by transportation alternatives (such as pipelines) and the output of refineries.

Demand cycles move broadly in line with developments in the global economy, with growth rate of demand for products slowing significantly and becoming negative in some years in the period immediately after the global economic downturn in late 2008. Thereafter, demand started recovering gradually from 2011 with general improvement in the global macro-economic environment. Low crude prices between 2015 and 2017 induced greater consumption and thereby higher seaborne trade of crude oil as well as refined products, but this growth slowed down in 2018 because of inventory drawdown in crude as well as refined products. This decline continued in 2019 on account of lower refinery runs and weaker economic growth. More recently, a steady rise in oil demand out of Asia has outweighed decreasing demand in Europe and the United States, with a notable exception for 2020 and 2021 in which years the COVID 19 epidemic dramatically reduced oil demand.

Global seaborne tanker trade grew 3.2% in 2023, driven by robust oil demand and increased chemical trade. Oil demand benefited from the post-Covid rebound in China’s oil consumption and a healthy growth in demand in developing countries of Asia and Latin America. In 2023, 3.377 million tons of crude oil, products, and vegetable oils/chemicals moved by sea, of these crude shipments constituted 2,033 million tons of cargo, 1,025 million tons of products, with the balance made up of other liquids, including vegetable oils, chemicals, and associated products.

Charter Hire Rates

Charter hire rates fluctuate by varying degrees among the various shipping sectors and size categories of the vessels. The volume and pattern of trade in a small number of commodities (major bulks) affect demand for larger vessels. Therefore, charter rates and vessel values of larger vessels often show greater volatility. Conversely, trade in a greater number of commodities (minor bulks and oil products) drives demand for smaller dry bulk vessels. Accordingly, charter rates and vessel values for those vessels are usually subject to less volatility.

Charter hire rates paid are primarily a function of the underlying balance between vessel supply and demand, although at times other factors may play a role. Furthermore, the pattern seen in charter rates is broadly mirrored across the different charter types and the different categories. In the time charter market, rates vary depending on the length of the charter period and vessel-specific factors such as age, speed and fuel consumption.

In the voyage charter market, rates are, among other things, influenced by cargo size, commodity carried, port dues and canal transit fees, as well as commencement and termination regions. In general, a larger cargo size is quoted at a lower rate per ton than a smaller cargo size. Routes with costly ports or canals generally command higher rates than routes with low port dues and no canals to transit. Voyages with a load port within a region that includes ports where vessels usually discharge cargo or a discharge port within a region with ports where vessels load cargo also are generally quoted at lower rates, because such voyages generally increase vessel utilization by reducing the unloaded portion (or ballast leg) that is included in the calculation of the return charter to a loading area.

The main factors affecting vessel charter rates are primarily the supply and demand for dry bulk and tanker shipping. The shorter the charter period, the greater the vessel charter rate is affected by the current supply to demand balance and by the current phase of the market cycle (high point or low point). For longer charter periods, vessel charter rates tend to be more stable and less cyclical because the period may cover not only a particular phase of a market cycle but a full market cycle or several market cycles. Other factors affecting charter rates include the age and characteristics of the ships (fuel consumption, speed), the price of new-built and secondhand ships (buying as an alternative to chartering ships), and market conditions.

Vessel Prices

The second-hand sale and purchase markets for dry bulk and tanker vessels has traditionally been relatively liquid, with vessels changing hands between owners on a regular basis. During 2024, dry bulk vessel values generally were lower compared to vessel values during 2023. Consistent with these trends were the market values of our dry bulk carriers. For tanker vessels, second-hand prices were relatively strong until the end of 2024, however started to decline towards the end of the year. There can be no assurance as to how long charter rates for dry bulk and tanker vessels and vessel values for these vessels will remain at their current levels or whether they will decrease or improve to any significant degree in the near future.

Competition

We operate in international markets that are highly competitive. As a general matter, competition is based primarily on the supply and demand of commodities and petroleum products and the number of vessels operating at any given time. We compete for charters, in particular, on the basis of price and vessel location, size, age and condition, as well as the acceptability of the vessel’s operator to the charterer and on our reputation. We will arrange charters for our vessels typically through the use of brokers, who negotiate the terms of the charters based on market conditions. Competition for product tankers arises primarily from other owners, including major oil companies as well as independent tanker companies. Competition within the dry-bulk sector ranges from major international producers and traders of various dry-bulk commodities to a long list of ocean freight service companies. Ownership of product tankers and especially dry-bulk carriers is highly fragmented and is divided among publicly listed companies, state-controlled owners and independent shipowners, some of which also have other types of tankers or vessels that carry diverse cargoes. Many of these competitors have substantially greater financial and other resources than we do. Although we believe that no single competitor has a dominant position in the markets in which we compete, the trend towards consolidation in the industry is creating an increasing number of global enterprises capable of competing in multiple markets, which will likely result in greater competition to us. Our competitors may be better positioned to devote greater resources to the development, promotion and employment of their businesses than we are.

Permits and Authorizations

We are required by various governmental and quasi-governmental agencies to obtain certain permits, licenses and certificates with respect to our vessels. The kinds of permits, licenses and certificates required depend upon several factors, including the commodity transported, the waters in which the vessel operates the nationality of the vessel’s crew and the age of a vessel. We have been able to obtain all permits, licenses and certificates currently required to permit our vessels to operate. Additional laws and regulations, environmental or otherwise, may be adopted which could limit our ability to do business or increase the cost of us doing business.

Disclosure Pursuant to Section 219 of the Iran Threat Reduction and Syrian Human Rights Act

Section 219 of the U.S. Iran Threat Reduction and Syria Human Rights Act of 2012, or the ITRA, added new Section 13(r) to the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, requiring each SEC reporting issuer to disclose in its annual and, if applicable, quarterly reports whether it or any of its affiliates have knowingly engaged in certain activities, transactions or dealings relating to Iran or with the Government of Iran or certain designated natural persons or entities involved in terrorism or the proliferation of weapons of mass destruction during the period covered by the report.

Pursuant to Section 13(r) of the Exchange Act, we note that none of our vessels made port calls to Iran in 2024 and to the date of this prospectus.

Environmental and Other Regulations in the Shipping Industry

Government regulation and laws significantly affect the ownership and operation of our fleet. We are subject to international conventions and treaties, national, state and local laws and regulations in force in the countries in which our vessels may operate or are registered relating to safety and health and environmental protection including the storage, handling, emission, transportation and discharge of hazardous and non-hazardous materials, and the remediation of contamination and liability for damage to natural resources. Compliance with such laws, regulations and other requirements entails significant expense, including vessel modifications and implementation of certain operating procedures.

A variety of government and private entities subject our vessels to both scheduled and unscheduled inspections. These entities include the local port authorities (applicable national authorities such as the United States Coast Guard (“USCG”), harbor master or equivalent), classification societies, flag state administrations (countries of registry) and charterers, particularly terminal operators. Certain of these entities require us to obtain permits, licenses, certificates and other authorizations for the operation of our vessels. Failure to maintain necessary permits or approvals could require us to incur substantial costs or result in the temporary suspension of the operation of one or more of our vessels.

Increasing environmental concerns have created a demand for vessels that conform to stricter environmental standards. We are required to maintain operating standards for all of our vessels that emphasize operational safety, quality maintenance, continuous training of our officers and crews and compliance with United States and international regulations. We believe that the operation of our vessels is in substantial compliance with applicable environmental laws and regulations and that our vessels have all material permits, licenses, certificates or other authorizations necessary for the conduct of our operations. However, because such laws and regulations frequently change and may impose increasingly stricter requirements, we cannot predict the ultimate cost of complying with these requirements, or the impact of these requirements on the resale value or useful lives of our vessels. In addition, a future serious marine incident that causes significant adverse environmental impact could result in additional legislation or regulation that could negatively affect our profitability.

International Maritime Organization

The International Maritime Organization, the United Nations agency for maritime safety and the prevention of pollution by vessels (the ”IMO”), has adopted the International Convention for the Prevention of Pollution from Ships, 1973, as modified by the Protocol of 1978 relating thereto, collectively referred to as MARPOL 73/78 and herein as ”MARPOL,” the International Convention for the Safety of Life at Sea of 1974 (“SOLAS Convention”), and the International Convention on Load Lines of 1966 (the “LL Convention”). MARPOL establishes environmental standards relating to oil leakage or spilling, garbage management, sewage, air emissions, handling and disposal of noxious liquids and the handling of harmful substances in packaged forms. MARPOL is applicable to dry bulk, tanker and LNG carriers, among other vessels, and is broken into six Annexes, each of which regulates a different source of pollution. Annex I relates to oil leakage and spilling; Annexes II and III relate to harmful substances carried in bulk in liquid or in packaged form, respectively; Annexes IV and V relate to sewage and garbage management, respectively; and Annex VI, lastly, relates to air emissions. Annex VI was separately adopted by the IMO in September of 1997; new emissions standards, titled IMO-2020, took effect on January 1, 2020.

In 2012, the IMO’s Marine Environmental Protection Committee, or the “MEPC,” adopted a resolution amending the International Code for the Construction and Equipment of Ships Carrying Dangerous Chemicals in Bulk, or the “IBC Code.” The provisions of the IBC Code are mandatory under MARPOL and the SOLAS Convention. These amendments, which entered into force in June 2014 and took effect on January 1, 2021, pertain to revised international certificates of fitness for the carriage of dangerous chemicals in bulk and identifying new products that fall under the IBC Code. All our vessels complying have been issued new certificates accordingly.

Air Emissions

In September of 1997, the IMO adopted Annex VI to MARPOL to address air pollution from vessels. Effective May 2005, Annex VI sets limits on sulfur oxide and nitrogen oxide emissions from all commercial vessel exhausts and prohibits “deliberate emissions” of ozone depleting substances (such as halons and chlorofluorocarbons), emissions of volatile compounds from cargo tanks and the shipboard incineration of specific substances. Annex VI also includes a global cap on the sulfur content of fuel oil and allows for special areas to be established with more stringent controls on sulfur emissions, as explained below. Emissions of “volatile organic compounds” from certain vessels, and the shipboard incineration (from incinerators installed after January 1, 2000) of certain substances (such as polychlorinated biphenyls, or “PCBs”) are also prohibited. We ensure that all our vessels are currently compliant in all material respects with these regulations.

The Marine Environment Protection Committee, or “MEPC”, adopted amendments to Annex VI regarding emissions of sulfur oxide, nitrogen oxide, particulate matter and ozone depleting substances, which entered into force on July 1, 2010. The amended Annex VI seeks to further reduce air pollution by, among other things, implementing a progressive reduction of the amount of sulfur contained in any fuel oil used on board ships. On October 27, 2016, MEPC 70 agreed to implement a global 0.5% m/m sulfur oxide emissions limit (reduced from 3.5%) starting from January 1, 2020. This limitation can be met by using low-sulfur compliant fuel oil, alternative fuels, or certain exhaust gas cleaning systems. Ships are now required to obtain bunker delivery notes and International Air Pollution Prevention (“IAPP”) Certificates from their flag states that specify sulfur content. Additionally, at MEPC 73, amendments to Annex VI to prohibit the carriage of bunkers above 0.5% sulfur on ships were adopted and took effect March 1, 2020, with the exception of vessels fitted with exhaust gas cleaning equipment (“scrubbers”) which can carry fuel of higher sulfur content. These regulations subject ocean-going vessels to stringent emissions controls and may cause us to incur substantial costs as none of our vessels are fitted with scrubbers.

Sulfur content standards are even stricter within certain “Emission Control Areas,” or (“ECAs”). As of January 1, 2015, ships operating within an ECA were not permitted to use fuel with sulfur content in excess of 0.1% m/m. Amended Annex VI establishes procedures for designating new ECAs. Currently, the IMO has designated five ECAs, including specified portions of the Baltic Sea area, Mediterranean Sea area, North Sea area, North American area and United States Caribbean area. The Mediterranean Sea became an ECA on May 1, 2024, and compliance obligations will begin May 1, 2025. Ocean-going vessels in these areas will be subject to stringent emission controls and may cause us to incur additional costs. Other areas in China are subject to local regulations that impose stricter emission controls. In July 2023, MEPC 80 announced three new ECA proposals, including the Canadian Arctic waters and the North-East Atlantic Ocean, which were adopted in draft amendments to Annex IV that will enter into force in March 2026. If other ECAs are approved by the IMO, or other new or more stringent requirements relating to emissions from marine diesel engines or port operations by vessels are adopted by the U.S. Environmental Protection Agency (“EPA”) or the states where we operate, compliance with these regulations could entail significant capital expenditures or otherwise increase the costs of our operations.

The amended Annex VI also established new tiers of stringent nitrogen oxide emissions standards for marine diesel engines, depending on their date of installation. Tier III NOx standards were designed for the control of NOx produced by vessels and apply to ships that operate in the North American and U.S. Caribbean Sea ECAs with marine diesel engines installed and constructed on or after January 1, 2016. Tier III requirements could apply to additional areas designated for Tier III NOx in the future. At MEPC 70 and MEPC 71, the MEPC approved the North Sea and Baltic Sea as ECAs for nitrogen oxide for ships built on or after January 1, 2021. For the moment, this regulation relates to new building vessels and has no retroactive application to existing fleet. The EPA promulgated equivalent (and in some senses stricter) emissions standards in 2010. As a result of these designations or similar future designations, we may be required to incur additional operating or other costs.

At MEPC 70, Regulation 22A of MARPOL Annex VI became effective as of March 1, 2018 and requires ships above 5,000 gross tonnage to collect and report annual data on fuel oil consumption to an IMO database, with the first year of data collection having commenced on January 1, 2019. The IMO used such data as part of its initial roadmap (through 2023) for developing its strategy to reduce greenhouse gas emissions from ships, as discussed further below.

As of January 1, 2013, MARPOL made mandatory certain measures relating to energy efficiency for ships. All ships are now required to develop and implement a Ship Energy Efficiency Management Plans (“SEEMPs”), and new ships must be designed in compliance with minimum energy efficiency levels per capacity mile as defined by the Energy Efficiency Design Index (“EEDI”). Under these measures, by 2025, all new ships built will be 30% more energy efficient than those built in 2014. MEPC 75 adopted amendments to MARPOL Annex VI which brings forward the effective date of the EEDI’s “phase 3” requirements from January 1, 2025 to April 1, 2022 for several ship types, including gas carriers, general cargo ships, and LNG carriers.

Additionally, in 2022, MEPC amended Annex VI to impose new regulations to reduce greenhouse gas emissions from ships. These amendments introduce requirements to assess and measure the energy efficiency of all ships and set the required attainment values, with the goal of reducing the carbon intensity of international shipping. The requirements include (1) a technical requirement to reduce carbon intensity based on a new Energy Efficiency Existing Ship Index (“EEXI”), and (2) operational carbon intensity reduction requirements, based on a new operational carbon intensity indicator (“CII”). The attained EEXI is required to be calculated for ships of 400 gross tonnage and above, in accordance with different values set for ship types and categories. With respect to the CII, the draft amendments would require ships of 5,000 gross tonnage to document and verify their actual annual operational CII achieved against a determined required annual operational CII. All ships above 400 gross tonnage must also have an approved SEEMP on board. For ships above 5,000 gross tonnage, the SEEMP needs to include certain mandatory content. That same year, MEPC amended MARPOL Annex I to prohibit the use and carriage for use as fuel of heavy fuel oil (“HFO”) by ships in Arctic waters on and after July 1, 2024. In 2021, MEPC 77 adopted a non-binding resolution which urges Member States and ship operators to voluntarily use distillate or other cleaner alternative fuels or methods of propulsion that are safe for ships and could contribute to the reduction of Black Carbon emissions from ships when operating in or near the Arctic.

MEPC 79 adopted amendments to MARPOL Annex VI, Appendix IX to include the attained and required CII values, the CII rating and attained EEXI for existing ships in the required information to be submitted to the IMO Ship Fuel Oil Consumption Database. MEPC 79 also revised the EEDI calculation guidelines to include a CO2 conversion factor for ethane, a reference to the updated ITCC guidelines, and a clarification that in case of a ship with multiple load line certificates, the maximum certified summer draft should be used when determining the deadweight. These amendments entered into force on May 1, 2024. In July 2023, MEPC 80 approved the plan for reviewing CII regulations and guidelines, which must be completed at the latest by January 1, 2026. This review commenced at MEPC 82 in Fall 2024, and there will be no immediate changes to the CII framework, including correction factors and voyage adjustments, before the review is completed.

To ensure compliance with EEXI requirements most owners/operators, including us, may choose to limit engine power, a solution less costly than applying energy saving devices and/ or effecting certain alterations on existing propeller designs. The engine power limitation is predicted to lead to reduced ballast and laden speeds (at scantling draft,) in the non-compliant vessels which will affect their commercial utilization but also decrease the global availability of vessel capacity. Furthermore, required software and hardware alterations as well as documentation and recordkeeping requirements will increase a vessel’s capital and operating expenditures. As of the date of this prospectus and since January 1, 2023, official calculations had determined that our vessels were in compliance with the EEXI requirements.

We may incur costs to comply with these revised standards. Additional or new conventions, laws and regulations may be adopted that could require the installation of expensive emission control systems and could adversely affect our business, results of operations, cash flows and financial condition.

Safety Management System Requirements

The SOLAS Convention was amended to address the safe manning of vessels and emergency training drills. The Convention of Limitation of Liability for Maritime Claims (the “LLMC”) sets limitations of liability for a loss of life or personal injury claim or a property claim against ship owners. We believe that our vessels are in substantial compliance with SOLAS and LLMC standards.

Under Chapter IX of the SOLAS Convention, or the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (the “ISM Code”), our operations are also subject to environmental standards and requirements. The ISM Code requires the party with operational control of a vessel to develop an extensive safety management system that includes, among other things, the adoption of a safety and environmental protection policy setting forth instructions and procedures for operating its vessels safely and for responding to emergencies. We rely upon the safety management system that we and our technical management team have developed for compliance with the ISM Code. The failure of a vessel owner or bareboat charterer to comply with the ISM Code may subject such party to increased liability, may decrease available insurance coverage for the affected vessels and may result in a denial of access to, or detention in, certain ports.

The ISM Code requires that vessel operators obtain a safety management certificate for each vessel they operate. This certificate evidences compliance by a vessel’s management with the ISM Code requirements for a safety management system. No vessel can obtain a safety management certificate unless its manager has been awarded a document of compliance, issued by each flag state, under the ISM Code. DWM has obtained applicable documents of compliance and safety management certificates for all of our vessels for which the certificates are required by the IMO. The documents of compliance and safety management certificate are renewed as required.

Regulation II-1/3-10 of the SOLAS Convention governs ship construction and stipulates that ships over 150 meters in length must have adequate strength, integrity and stability to minimize risk of loss or pollution. Goal-based standards amendments in SOLAS regulation II-1/3-10 entered into force in 2012, with July 1, 2016 set for application to new oil tankers and bulk carriers. The SOLAS Convention regulation II-1/3-10 on goal-based ship construction standards for bulk carriers and oil tankers, which entered into force on January 1, 2012, requires that all oil tankers and bulk carriers of 150 meters in length and above, for which the building contract is placed on or after July 1, 2016, satisfy applicable structural requirements conforming to the functional requirements of the International Goal-based Ship Construction Standards for Bulk Carriers and Oil Tankers (“GBS Standards”).

Amendments to the SOLAS Convention Chapter VII apply to vessels transporting dangerous goods and require those vessels be in compliance with the International Maritime Dangerous Goods Code (“IMDG Code”). Effective January 1, 2018, the IMDG Code includes (1) provisions for radioactive material, reflecting the latest provisions from the International Atomic Energy Agency, (2) marking, packing and classification requirements for dangerous goods, and (3) mandatory training requirements. Amendments which took effect on January 1, 2020 also reflect the latest material from the UN Recommendations on the Transport of Dangerous Goods, including (1) provisions regarding IMO type 9 tank, (2) abbreviations for segregation groups, and (3) special provisions for carriage of lithium batteries and of vehicles powered by flammable liquid or gas. Additional amendments, which came into force on June 1, 2022, include (1) addition of a definition of dosage rate, (2) additions to the list of high consequence dangerous goods, (3) new provisions for medical/clinical waste, (4) addition of various ISO standards for gas cylinders, (5) a new handling code, and (6) changes to stowage and segregation provisions. The newest edition of the IMDG Code took effect on January 1, 2024, although the changes are largely incremental.

The IMO has also adopted the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers (“STCW”). As of February 2017, all seafarers are required to meet the STCW standards and be in possession of a valid STCW certificate. Flag states that have ratified SOLAS and STCW generally employ the classification societies, which have incorporated SOLAS and STCW requirements into their class rules, to undertake surveys to confirm compliance.

The IMO’s Maritime Safety Committee and MEPC, respectively, each adopted relevant parts of the International Code for Ships Operating in Polar Water (the “Polar Code”). The Polar Code, which entered into force on January 1, 2017, covers design, construction, equipment, operational, training, search and rescue as well as environmental protection matters relevant to ships operating in the waters surrounding the two poles. It also includes mandatory measures regarding safety and pollution prevention as well as recommendatory provisions. The Polar Code applies to new ships constructed after January 1, 2017, and after January 1, 2018, ships constructed before January 1, 2017 are required to meet the relevant requirements by the earlier of their first intermediate or renewal survey.

Furthermore, recent action by the IMO’s Maritime Safety Committee and United States agencies indicates that cybersecurity regulations for the maritime industry are likely to be further developed in the near future in an attempt to combat cybersecurity threats. By IMO resolution, administrations are encouraged to ensure that cyber-risk management systems are incorporated by ship-owners and managers by their first annual Document of Compliance audit after January 1, 2021. In February 2021, the U.S. Coast Guard published guidance on addressing cyber risks in a vessel’s safety management system. This might cause companies to create additional procedures for monitoring cybersecurity, which could require additional expenses and/or capital expenditures. The impact of future regulations is hard to predict at this time.

In June 2022, SOLAS also set out new amendments that took effect on January 1, 2024, which include new requirements for: (1) the design for safe mooring operations, (2) the Global Maritime Distress and Safety System (“GMDSS”), (3) watertight integrity, (4) watertight doors on cargo ships, (5) fault-isolation of fire detection systems, (6) life-saving appliances, and (7) safety of ships using LNG as fuel. These new requirements may impact the cost of our operations.

Pollution Control and Liability Requirements

The IMO has negotiated international conventions that impose liability for pollution in international waters and the territorial waters of the signatories to such conventions. For example, the IMO adopted an International Convention for the Control and Management of Ships’ Ballast Water and Sediments, (the “BWM Convention”), in 2004. The BWM Convention entered into force on September 8, 2017. The BWM Convention requires ships to manage their ballast water to remove, render harmless, or avoid the uptake or discharge of new or invasive aquatic organisms and pathogens within ballast water and sediments. The BWM Convention’s implementing regulations call for a phased introduction of mandatory ballast water exchange requirements, to be replaced in time with mandatory concentration limits, and require all ships to carry a ballast water record book and an international ballast water management certificate.

On December 4, 2013, the IMO Assembly passed a resolution revising the application dates of the BWM Convention so that the dates are triggered by the entry into force date and not the dates originally in the BWM Convention. This, in effect, makes all vessels delivered before the entry into force date “existing vessels” and allows for the installation of ballast water treatment systems on such vessels at the first International Oil Pollution Prevention (“IOPP”) renewal survey following entry into force of the convention.

The MEPC maintains guidelines for approval of ballast water treatment systems (G8). At MEPC 72, amendments were adopted to extend the date existing vessels are subject to certain ballast water standards. Ships over 400 gross tons generally must comply with a “D-1 standard,” requiring the exchange of ballast water only in open seas and away from coastal waters. The “D-2 standard” specifies the maximum amount of viable organisms allowed to be discharged, and compliance dates vary depending on the IOPP renewal dates. The standards have been in force since 2019, and for most ships, compliance with the D-2 standard involved installing on-board systems to treat ballast water and eliminate unwanted organisms. Ballast water treatment systems, which include systems that make use of chemical, biocides, organisms or biological mechanisms, or which alter the chemical or physical characteristics of the ballast water, must be approved in accordance with IMO Guidelines (Regulation D-3). Since September 8, 2024, all ships must meet the D-2 standard. Additionally, in November 2020, MEPC 75 adopted amendments to the BWM Convention which would require a commissioning test of the ballast water treatment system for the initial survey or when performing an additional survey for retrofits. This analysis will not apply to ships that already have an installed BWM system certified under the BWM Convention. These amendments have entered into force on June 1, 2022. In December 2022, MEPC 79 agreed that it should be permitted to use ballast tanks for temporary storage of treated sewage and grey water. MEPC 79 also established that ships are expected to return to D-2 compliance after experiencing challenging uptake water and bypassing a BWM system should only be used as a last resort.

In July 2023, MEPC 80 approved a plan for a comprehensive review of the BWM Convention over the next three years and the corresponding development of a package of amendments to the Convention. MEPC 80 also adopted further amendments relating to Appendix II of the BWM Convention concerning the form of the Ballast Water Record Book, which are expected to enter into force in February 2025. A protocol for ballast water compliance monitoring devices and unified interpretation of the form of the BWM Convention certificate were also adopted. In March 2024, MEPC 81 adopted amendments to the BWM Convention concerning the use of Ballast Water Record Books in electronic form, which are expected to enter into force in October 2025. Pursuant to the ongoing review, in Fall 2024, MEPC 82 approved the 2024 Guidance on ballast water record keeping and reporting and the 2024 Guidance for Administrations on the type approval process for ballast water management systems to support harmonized evaluation by Administrations.

Once mid-ocean exchange ballast water treatment requirements become mandatory under the BWM Convention, the cost of compliance could increase for ocean carriers and may have a material effect on our operations. However, many countries already regulate the discharge of ballast water carried by vessels from country to country to prevent the introduction of invasive and harmful species via such discharges. The U.S., for example, requires vessels entering its waters from another country to conduct mid-ocean ballast exchange, or undertake some alternate measure, and to comply with certain reporting requirements.

The IMO adopted the International Convention on Civil Liability for Oil Pollution Damage of 1969, as amended by different Protocols in 1976, 1984, and 1992, and amended in 2000 (“CLC”). Under the CLC and depending on whether the country in which the damage results is a party to the 1992 Protocol to the CLC, a vessel’s registered owner may be strictly liable for pollution damage caused in the territorial waters of a contracting state by discharge of persistent oil, subject to certain exceptions. The 1992 Protocol changed certain limits on liability expressed using the International Monetary Fund currency unit, the Special Drawing Rights. The limits on liability have since been amended so that the compensation limits on liability were raised. The right to limit liability is forfeited under the CLC where the spill is caused by the shipowner’s actual fault and under the 1992 Protocol where the spill is caused by the shipowner’s intentional or reckless act or omission where the shipowner knew pollution damage would probably result. The CLC requires ships over 2,000 tons covered by it to maintain insurance covering the liability of the owner in a sum equivalent to an owner’s liability for a single incident. We have protection and indemnity insurance for environmental incidents. P&I Clubs in the International Group issue the required Bunkers Convention “Blue Cards” to enable signatory states to issue certificates. All of our vessels are in possession of a CLC State issued certificate attesting that the required insurance coverage is in force.

The IMO also adopted the International Convention on Civil Liability for Bunker Oil Pollution Damage (the “Bunker Convention”) to impose strict liability on ship owners (including the registered owner, bareboat charterer, manager or operator) for pollution damage in jurisdictional waters of ratifying states caused by discharges of bunker fuel. The Bunker Convention requires registered owners of ships over 1,000 gross tons to maintain insurance for pollution damage in an amount equal to the limits of liability under the applicable national or international limitation regime (but not exceeding the amount calculated in accordance with the LLMC). With respect to non-ratifying states, liability for spills or releases of oil carried as fuel in ship’s bunkers typically is determined by the national or other domestic laws in the jurisdiction where the events or damages occur. Ships are required to maintain a certificate attesting that they maintain adequate insurance to cover an incident. In jurisdictions, such as the United States where the Bunker Convention has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or on a strict-liability basis.

Anti-Fouling Requirements

In 2001, the IMO adopted the International Convention on the Control of Harmful Anti-fouling Systems on Ships, or the “Anti-fouling Convention.” The Anti-fouling Convention, which entered into force on September 17, 2008, prohibits the use of organotin compound coatings to prevent the attachment of mollusks and other sea life to the hulls of vessels. Vessels of over 400 gross tons engaged in international voyages will also be required to undergo an initial survey before the vessel is put into service or before an International Anti-fouling System Certificate, or “IAFS Certificate”, is issued for the first time; and subsequent surveys when the anti-fouling systems are altered or replaced. Vessels of 24 meters in length or more but less than 400 gross tonnage engaged in international voyages will have to carry a Declaration on Anti-fouling Systems signed by the owner or authorized agent.

In November 2020, MEPC 75 approved draft amendments to the Anti-fouling Convention to prohibit anti-fouling systems containing cybutryne, which would apply to ships from January 1, 2023, or, for ships already bearing such an anti-fouling system, at the next scheduled renewal of the system after that date, but no later than 60 months following the last application to the ship of such a system. In addition, the IAFS Certificate has been updated to address compliance options for anti-fouling systems to address cybutryne. Ships which are affected by this ban on cybutryne must receive an updated IAFS Certificate no later than two years after the entry into force of these amendments. Ships which are not affected (i.e. with anti-fouling systems which do not contain cybutryne) must receive an updated IAFS Certificate at the next Anti-fouling application to the vessel. These amendments were formally adopted at MEPC 76 in June 2021 and entered into force on January 1, 2023.

We have obtained Anti-fouling System Certificates for all of our vessels that are subject to the Anti-fouling Convention.

Compliance Enforcement

Noncompliance with the ISM Code or other IMO regulations may subject the ship owner or bareboat charterer to increased liability, may lead to decreases in available insurance coverage for affected vessels and may result in the denial of access to, or detention in, some ports. The USCG and European Union authorities prohibit vessels not in compliance with the ISM Code by applicable deadlines from trading in U.S. and European Union ports, respectively. As of the date of this prospectus, each of our vessels is ISM Code certified. However, there can be no assurance that such certificates will be maintained in the future. The IMO continues to review and introduce new regulations. It is impossible to predict what additional regulations, if any, may be passed by the IMO and what effect, if any, such regulations might have on our operations.

U.S. Regulations

The U.S. Oil Pollution Act of 1990 and the Comprehensive Environmental Response, Compensation and Liability Act

The U.S. Oil Pollution Act of 1990 (“OPA”) established an extensive regulatory and liability regime for the protection and cleanup of the environment from oil spills. OPA affects all “owners and operators” whose vessels trade or operate within the U.S., its territories and possessions or whose vessels operate in U.S. waters, which includes the U.S.’s territorial sea and its 200 nautical mile exclusive economic zone around the U.S. The U.S. has also enacted the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), which applies to the discharge of hazardous substances other than oil, except in limited circumstances, whether on land or at sea. OPA and CERCLA both define “owner and operator” in the case of a vessel as any person owning, operating or chartering by demise, the vessel. Both OPA and CERCLA impact our operations.

Under OPA, vessel owners and operators are “responsible parties” and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels, including bunkers (fuel). OPA defines these other damages broadly to include:

•	injury to, destruction or loss of, or loss of use of, natural resources and related assessment costs;

•	injury to, or economic losses resulting from, the destruction of real and personal property;

•	loss of subsistence use of natural resources that are injured, destroyed or lost;

•	net loss of taxes, royalties, rents, fees or net profit revenues resulting from injury, destruction or loss of real or personal property, or natural resources;

•	lost profits or impairment of earning capacity due to injury, destruction or loss of real or personal property or natural resources; and

•
net cost of increased or additional public services necessitated by removal activities following a discharge of oil, such as protection from fire, safety or health hazards, and loss of subsistence use of natural resources.

OPA contains statutory caps on liability and damages; such caps do not apply to direct cleanup costs. Effective November 12, 2019, the USCG adjusted the limits of OPA liability for non-tank vessels, edible oil tank vessels, and any oil spill response vessels, to the greater of $1,200 per gross ton or $997,100 (subject to periodic adjustment for inflation). On December 23, 2022, the USCG issued a final rule to adjust the limitation of liability under the OPA. Effective March 23, 2023, the new adjusted limits of OPA liability for non-tank vessels, edible oil tank vessels, and any oil spill response vessels, to the greater of $1,300 per gross ton or $1,076,000 (subject to periodic adjustment for inflation).

These limits of liability do not apply if an incident was proximately caused by the violation of an applicable U.S. federal safety, construction or operating regulation by a responsible party (or its agent, employee or a person acting pursuant to a contractual relationship), or a responsible party’s gross negligence or willful misconduct. The limitation on liability similarly does not apply if the responsible party fails or refuses to (i) report the incident as required by law where the responsible party knows or has reason to know of the incident; (ii) reasonably cooperate and assist as requested in connection with oil removal activities; or (iii) without sufficient cause, comply with an order issued under the Federal Water Pollution Act (Section 311 (c), (e)) or the Intervention on the High Seas Act.

CERCLA contains a similar liability regime whereby owners and operators of vessels are liable for cleanup, removal and remedial costs, as well as damages for injury to, or destruction or loss of, natural resources, including the reasonable costs associated with assessing the same, and health assessments or health effects studies. There is no liability if the discharge of a hazardous substance results solely from the act or omission of a third party, an act of God or an act of war. Liability under CERCLA is limited to the greater of $300 per gross ton or $5.0 million for vessels carrying a hazardous substance as cargo and the greater of $300 per gross ton or $500,000 for any other vessel. These limits do not apply (rendering the responsible person liable for the total cost of response and damages) if the release or threat of release of a hazardous substance resulted from willful misconduct or negligence, or the primary cause of the release was a violation of applicable safety, construction or operating standards or regulations. The limitation on liability also does not apply if the responsible person fails or refused to provide all reasonable cooperation and assistance as requested in connection with response activities where the vessel is subject to OPA.

OPA and CERCLA each preserve the right to recover damages under existing law, including maritime tort law. OPA and CERCLA both require owners and operators of vessels to establish and maintain with the USCG evidence of financial responsibility sufficient to meet the maximum amount of liability to which the particular responsible person may be subject. Vessel owners and operators may satisfy their financial responsibility obligations by providing a proof of insurance, a surety bond, qualification as a self-insurer or a guarantee. We comply and plan to comply going forward with the USCG’s financial responsibility regulations by providing applicable certificates of financial responsibility.

The 2010 Deepwater Horizon oil spill in the Gulf of Mexico resulted in additional regulatory initiatives or statutes, including higher liability caps under OPA, new regulations regarding offshore oil and gas drilling, and a pilot inspection program for offshore facilities. However, several of these initiatives and regulations have been or may be revised as a result of political changes. For example, the U.S. Bureau of Safety and Environmental Enforcement’s (“BSEE”) revised Production Safety Systems Rule (“PSSR”), effective December 27, 2018, modified and relaxed certain environmental and safety protections under the 2016 PSSR. Additionally, in August 2023, the BSEE released a final Well Control Rule, which strengthens testing and performance requirements, and may affect offshore drilling operations.

In January 2021, the Biden administration issued an executive order temporarily blocking new leases for oil and gas drilling in federal waters, but ultimately, the order waw rendered ineffective by a permanent injunction issued by a Louisiana court. After being blocked by the courts, in September 2023, the Biden administration announced a scaled back offshore oil drilling plan, including just three oil lease sales in the Gulf of Mexico. In December 2024, the Biden administration also gave approval for the sales of oil and gas leases in Alaska. On January 6, 2025, the Biden administration announced a ban on new offshore oil and gas drilling in more than 625 million acres of U.S. waters on the Atlantic and Pacific coasts and in Alaska, but Louisiana-led states and fossil fuel groups are challenging the ban. The Trump administration indicated it will attempt to revoke this ban at the beginning of his administration and also proposed leasing new sections of U.S. waters to oil and gas companies for offshore drilling. With these rapid changes, compliance with any new requirements of OPA and future legislation or regulations applicable to the operation of our vessels could impact the cost of our operations and adversely affect our business.

OPA specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, provided they accept, at a minimum, the levels of liability established under OPA. Some states have enacted legislation providing for unlimited liability for oil spills, and many U.S. states that border a navigable waterway have enacted environmental pollution laws that impose strict liability on a person for removal costs and damages resulting from a discharge of oil or a release of a hazardous substance. Moreover, some states have enacted legislation providing for unlimited liability for discharge of pollutants within their waters, although in some cases, states which have enacted this type of legislation have not yet issued implementing regulations defining vessel owners’ responsibilities under these laws. These laws may be more stringent than U.S. federal law. The Company intends to comply with all applicable state regulations in the ports where the Company’s vessels call.

We currently maintain pollution liability coverage insurance in the amount of $1 billion per incident for each of our vessels. If the damages from a catastrophic spill were to exceed our insurance coverage, it could have an adverse effect on our business and results of operation.

Other United States Environmental Initiatives

The U.S. Clean Air Act of 1970 (including its amendments of 1977 and 1990) (“CAA”) requires the EPA to promulgate standards applicable to emissions of volatile organic compounds and other air contaminants. The CAA requires states to adopt State Implementation Plans, or SIPs, some of which regulate emissions resulting from vessel loading and unloading operations which may affect our vessels.

The U.S. Clean Water Act (“CWA”) prohibits the discharge of oil, hazardous substances and ballast water in U.S. navigable waters unless authorized by a duly issued permit or exemption and imposes strict liability in the form of penalties for any unauthorized discharges. The CWA also imposes substantial liability for the costs of removal, remediation and damages and complements the remedies available under OPA and CERCLA. In 2015, the EPA expanded the definition of “waters of the United States” (“WOTUS”), thereby expanding federal authority under the CWA. Following litigation on the revised WOTUS rule, in December 2018, the EPA and Department of the Army proposed a revised, limited definition of WOTUS. In 2019 and 2020, the agencies repealed the prior WOTUS Rule and promulgated the Navigable Waters Protection Rule (“NWPR”) which significantly reduced the scope and oversight of EPA and the Department of the Army in traditionally non navigable waterways. On August 30, 2021, a federal district court in Arizona vacated the NWPR and directed the agencies to replace the rule with the pre-2015 definition. In January 2023, the revised WOTUS rule was codified in place of the vacated NWPR. On May 25, 2023, the United States Supreme Court ruled in the case Sackett v. EPA that only wetlands and permanent bodies of water with a “continuous surface connection” to “traditional interstate navigable waters” are covered by the CWA, further narrowing the application of the WOTUS rule. In August 2023, the EPA and the Department of Army issued the final WOTUS rule, effective on September 8, 2023, that largely reinstated the pre-2015 definition and applied the Sackett ruling.

The EPA and the USCG have also enacted rules relating to ballast water discharge, compliance with which requires the installation of equipment on our vessels to treat ballast water before it is discharged or the implementation of other port facility disposal arrangements or procedures at potentially substantial costs, and/or otherwise restrict our vessels from entering U.S. Waters. The EPA will regulate these ballast water discharges and other discharges incidental to the normal operation of certain vessels within United States waters pursuant to the Vessel Incidental Discharge Act (“VIDA”), which was signed into law on December 4, 2018 and replaces the 2013 Vessel General Permit (“VGP”) program (which authorizes discharges incidental to operations of commercial vessels and contains numeric ballast water discharge limits for most vessels to reduce the risk of invasive species in U.S. waters, stringent requirements for exhaust gas scrubbers, and requirements for the use of environmentally acceptable lubricants) and current Coast Guard ballast water management regulations adopted under the U.S. National Invasive Species Act (“NISA”), such as mid-ocean ballast exchange programs and installation of approved USCG technology for all vessels equipped with ballast water tanks bound for U.S. ports or entering U.S. waters. VIDA establishes a new framework for the regulation of vessel incidental discharges under Clean Water Act (CWA), requires the EPA to develop performance standards for those discharges within two years of enactment, and requires the U.S. Coast Guard to develop implementation, compliance, and enforcement regulations within two years of EPA’s promulgation of standards. On September 24, 2024, the EPA finalized its rule on Vessel Incidental Discharge Standards of Performance, which means that the USCG must now develop corresponding regulations regarding ballast water within two years of that date. Under VIDA, all provisions of the 2013 VGP and USCG regulations regarding ballast water treatment remain in force and effect until the EPA and U.S. Coast Guard regulations are finalized. Non-military, non-recreational vessels greater than 79 feet in length must continue to comply with the requirements of the VGP, including submission of a Notice of Intent (“NOI”) or retention of a PARI form and submission of annual reports. We have submitted NOIs for our vessels where required. Compliance with the EPA, U.S. Coast Guard and state regulations could require the installation of ballast water treatment equipment on our vessels or the implementation of other port facility disposal procedures at potentially substantial cost or may otherwise restrict our vessels from entering U.S. waters.

European Union Regulations

In October 2009, the European Union amended a directive to impose criminal sanctions for illicit ship-source discharges of polluting substances, including minor discharges, if committed with intent, recklessly or with serious negligence and the discharges individually or in the aggregate result in deterioration of the quality of water. Aiding and abetting the discharge of a polluting substance may also lead to criminal penalties. The directive applies to all types of vessels, irrespective of their flag, but certain exceptions apply to warships or where human safety or that of the ship is in danger. Criminal liability for pollution may result in substantial penalties or fines and increased civil liability claims. Regulation (EU) 2015/757 of the European Parliament and of the Council of April 29, 2015 (amending EU Directive 2009/16/EC) governs the monitoring, reporting and verification of carbon dioxide emissions from maritime transport, and, subject to some exclusions, requires companies with ships over 5,000 gross tonnage to monitor and report carbon dioxide emissions annually, which may cause us to incur additional expenses.

The European Union has adopted several regulations and directives requiring, among other things, more frequent inspections of high-risk ships, as determined by type, age, and flag as well as the number of times the ship has been detained. The European Union also adopted and extended a ban on substandard ships and enacted a minimum ban period and a definitive ban for repeated offenses. The regulation also provided the European Union with greater authority and control over classification societies, by imposing more requirements on classification societies and providing for fines or penalty payments for organizations that failed to comply. Furthermore, the EU has implemented regulations requiring vessels to use reduced sulfur content fuel for their main and auxiliary engines. The EU Directive 2005/33/EC (amending Directive 1999/32/EC) introduced requirements parallel to those in Annex VI relating to the sulfur content of marine fuels. In addition, the EU imposed a 0.1% maximum sulfur requirement for fuel used by ships at berth in the Baltic, the North Sea and the English Channel (the so called “SOx-Emission Control Area”). As of January 2020, EU member states must also ensure that ships in all EU waters, except the SOx-Emission Control Area, use fuels with a 0.5% maximum sulfur content.

On September 15, 2020, the European Parliament voted to include greenhouse gas emissions from the maritime sector in the European Union’s carbon market, the EU Emissions Trading System (“EU ETS”) as part of its “Fit-for-55” legislation to reduce net greenhouse gas emissions by at least 55% by 2030. This will require shipowners to buy permits to cover these emissions. On December 18, 2022, the Environmental Council and European Parliament agreed to include maritime shipping emissions within the scope of the EU ETS on a gradual introduction of obligations for shipping companies to surrender allowances equivalent to a portion of their carbon emissions: 40% for verified emissions from 2024, 70% for 2025 and 100% for 2026. Most large vessels will be included in the scope of the EU ETS from the start. Big offshore vessels of 5,000 gross tonnage and above will be included in the ‘MRV’ on the monitoring, reporting and verification of CO2 emissions from maritime transport regulation from 2025 and in the EU ETS from 2027. In January 2024, the EU ETS was extended to cover CO2 emissions from all large ships (of 5,000 gross tonnage and above) entering EU ports regardless of the flag they fly and will apply to methane and nitrous oxide emissions beginning in 2026. Shipping companies will need to buy allowances that correspond to the emissions covered by the system. General cargo vessels and off-shore vessels between 400-5,000 gross tonnage will be included in the MRV regulation from 2025 and their inclusion in EU ETS will be reviewed in 2026.

The EU also adopted the FuelEU Maritime regulation, a proposal included in the “Fit-for-55” legislation. From January 1, 2025, FuelEU Maritime sets requirements on the annual average GHG intensity of energy used by ships trading within the EU or European Economic Area (EEA). This intensity is measured as GHG emissions per energy unit (gCO2e/MJ) and, in turn, GHG emissions are calculated in a well-to-wake perspective. The calculation takes into account emissions related to the extraction, cultivation, production and transportation of fuel, in addition to emissions from energy used on board the ship. The baseline for the calculation is the average well-to-wake GHG intensity of the fleet in 2020: 91.16 gCO2e/MJ. This will start at a 2% reduction in 2025, increasing to 6% in 2030, and accelerating from 2035 to reach an 80% reduction by 2050.

Compliance with the Maritime EU ETS and FuelEU maritime regulations will result in additional compliance and administration costs to properly incorporate the provisions of the Directive into our business routines. Additional EU regulations which are part of the EU’s “Fit-for-55,” could also affect our financial position in terms of compliance and administration costs when they take effect.

International Labor Organization

The International Labor Organization (the “ILO”) is a specialized agency of the UN that has adopted the Maritime Labor Convention 2006 (“MLC 2006”). A Maritime Labor Certificate and a Declaration of Maritime Labor Compliance is required to ensure compliance with the MLC 2006 for all ships that are 500 gross tonnage or over and are either engaged in international voyages or flying the flag of a Member and operating from a port, or between ports, in another country. We believe that all our vessels are in substantial compliance with and are certified to meet MLC 2006.

Greenhouse Gas Regulation

Currently, the emissions of greenhouse gases from international shipping are not subject to the Kyoto Protocol to the United Nations Framework Convention on Climate Change, which entered into force in 2005 and pursuant to which adopting countries have been required to implement national programs to reduce greenhouse gas emissions. International negotiations are continuing with respect to a successor to the Kyoto Protocol, and restrictions on shipping emissions may be included in any new treaty. In December 2009, more than 27 nations, including the U.S. and China, signed the Copenhagen Accord, which includes a non-binding commitment to reduce greenhouse gas emissions. The 2015 United Nations Climate Change Conference in Paris resulted in the Paris Agreement, which entered into force on November 4, 2016 and does not directly limit greenhouse gas emissions from ships. The U.S. initially entered into the agreement, but on June 1, 2017, the Trump administration announced that the United States intends to withdraw from the Paris Agreement, and the withdrawal became effective on November 4, 2020. On January 20, 2021, the Biden administration issued an executive order to rejoin the Paris Agreement, which the U.S. officially rejoined on February 19, 2021. In January 2025, President Trump signed an executive order to begin the withdrawal of the United States from the Paris Agreement.

At MEPC 70 and MEPC 71, a draft outline of the structure of the initial strategy for developing a comprehensive IMO strategy on reduction of greenhouse gas emissions from ships was approved. In accordance with this roadmap, in April 2018, nations at the MEPC 72 adopted an initial strategy to reduce greenhouse gas emissions from ships. The initial strategy identifies “levels of ambition” to reduce greenhouse gas (“GHG”) emissions and notes that technological innovation, alternative fuels and/or energy sources for international shipping will be integral to achieve the ambitions. At MEPC 77, the Member States agreed to initiate the revision of the Initial IMO Strategy on Reduction of GHG emissions from ships, recognizing the need to strengthen the “levels of ambition.” In July 2023, MEPC 80 adopted the 2023 IMO Strategy on Reduction of GHG Emissions from Ships, which builds upon the initial strategy’s levels of ambition. The revised levels of ambition include (1) further decreasing the carbon intensity from ships through improvement of energy efficiency; (2) reducing carbon intensity of international shipping; (3) increasing adoption of zero or near-zero emissions technologies, fuels, and energy sources; and (4) achieving net zero GHG emissions from international shipping. Furthermore, the following indicative checkpoints were adopted in order to reach net zero GHG emissions from international shipping: (1) reduce the total annual GHG emissions from international shipping by at least 20%, striving for 30%, by 2030, compared to 2008 levels; and (2) reduce the total annual GHG emissions from international shipping by at least 70%, striving for 80%, by 2040, compared to 2008 levels. In March 2024, MEPC 81 further developed the goal-based marine fuel standard regulating the phased reduction of marine fuel’s GHG intensity as part of its mid-term measures. In Fall 2024, MEPC 82 made further progress on the development of these mid-term measures, and the Committee is expected to approve amendments at MEPC 83 (Spring 2025) for adoption in October 2025.

The EU made a unilateral commitment to reduce overall greenhouse gas emissions from its member states from 20% of 1990 levels by 2020. The EU also committed to reduce its emissions by 20% under the Kyoto Protocol’s second period from 2013 to 2020. Starting in January 2018, large ships over 5,000 gross tonnage calling at EU ports are required to collect and publish data on carbon dioxide emissions and other information. Under the European Climate Law, the EU committed to reduce its net greenhouse gas emissions by at least 55% by 2030 through its “Fit-for-55” legislation package. As part of this initiative, the European Union’s carbon market, EU ETS, has been extended to cover CO2 emissions from all large ships entering EU ports starting January 2024.

Any passage of climate control legislation or other regulatory initiatives by the IMO, the EU, the U.S. or other countries where we operate, or any treaty adopted at the international level to succeed the Kyoto Protocol or Paris Agreement, that restricts emissions of greenhouse gases could require us to make significant financial expenditures which we cannot predict with certainty at this time. Even in the absence of climate control legislation, our business may be indirectly affected to the extent that climate change may result in sea level changes or certain weather events.

Vessel Security Regulations

Since the terrorist attacks of September 11, 2001 in the United States, there have been a variety of initiatives intended to enhance vessel security such as the U.S. Maritime Transportation Security Act of 2002 (“MTSA”). To implement certain portions of the MTSA, the USCG issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States and at certain ports and facilities, some of which are regulated by the EPA.

Similarly, Chapter XI-2 of the SOLAS Convention imposes detailed security obligations on vessels and port authorities and mandates compliance with the International Ship and Port Facility Security Code (“the ISPS Code”). The ISPS Code is designed to enhance the security of ports and ships against terrorism. To trade internationally, a vessel must attain an International Ship Security Certificate (“ISSC”) from a recognized security organization approved by the vessel’s flag state. Ships operating without a valid certificate may be detained, expelled from, or refused entry at port until they obtain an ISSC. The various requirements, some of which are found in the SOLAS Convention, include, for example, on-board installation of automatic identification systems to provide a means for the automatic transmission of safety-related information from among similarly equipped ships and shore stations, including information on a ship’s identity, position, course, speed and navigational status; on-board installation of ship security alert systems, which do not sound on the vessel but only alert the authorities on shore; the development of vessel security plans; ship identification number to be permanently marked on a vessel’s hull; a continuous synopsis record kept onboard showing a vessel’s history including the name of the ship, the state whose flag the ship is entitled to fly, the date on which the ship was registered with that state, the ship’s identification number, the port at which the ship is registered and the name of the registered owner(s) and their registered address; and compliance with flag state security certification requirements.

The USCG regulations, intended to align with international maritime security standards, exempt non-U.S. vessels from MTSA vessel security measures, provided such vessels have on board a valid ISSC that attests to the vessel’s compliance with the SOLAS Convention security requirements and the ISPS Code. Future security measures could have a significant financial impact on us. We intend to comply with the various security measures addressed by MTSA, the SOLAS Convention and the ISPS Code.

The cost of vessel security measures has also been affected by the escalation in the frequency of acts of piracy against ships, notably off the coast of Somalia, including the Gulf of Aden and Arabian Sea area. Substantial loss of revenue and other costs may be incurred as a result of detention of a vessel or additional security measures, and the risk of uninsured losses could significantly affect our business. Costs are incurred in taking additional security measures in accordance with Best Management Practices to Deter Piracy, notably those contained in the BMP5 industry standard.

Inspection by Flag administration and Classification Societies

The hull and machinery of every commercial vessel must be classed by a classification society authorized by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and SOLAS. Most insurance underwriters make it a condition for insurance coverage and lending that a vessel be certified “in class” by a classification society which is a member of the International Association of Classification Societies, the IACS. The IACS has adopted harmonized Common Structural Rules, or “the Rules”, which apply to oil tankers and bulk carriers contracted for construction on or after July 1, 2015. The Rules attempt to create a level of consistency between IACS Societies. All of our vessels are certified as being “in class” by all the applicable Classification Societies (e.g., American Bureau of Shipping, Lloyd’s Register of Shipping).

A vessel must undergo annual surveys, intermediate surveys, drydockings and special surveys. In lieu of a special survey, a vessel’s machinery may be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. Every vessel is also required to be drydocked every 30 to 36 months for inspection of the underwater parts of the vessel. In all cases, the interval between any two such examinations is not to exceed 36 months. If any vessel does not maintain its class and/or fails any annual survey, intermediate survey, drydocking or special survey, the vessel will be unable to carry cargo between ports and will be unemployable and uninsurable and could prevent us from obtaining secured financing on that vessel. Any such inability to carry cargo or be employed, or any such violation of covenants, could have a material adverse impact on our financial condition and results of operations.

Risk of Loss and Liability Insurance

General

The operation of any cargo vessel includes risks such as mechanical failure, physical damage, collision, property loss, cargo loss or damage and business interruption due to political circumstances in foreign countries, piracy incidents, hostilities and labor strikes. In addition, there is always an inherent possibility of marine disaster, including oil spills and other environmental mishaps, and the liabilities arising from owning and operating vessels in international trade. OPA, which imposes virtually unlimited liability upon shipowners, operators and bareboat charterers of any vessel trading in the exclusive economic zone of the United States for certain oil pollution accidents in the United States, has made liability insurance more expensive for shipowners and operators trading in the United States market. We carry insurance coverage as customary in the shipping industry. However, not all risks can be insured, specific claims may be rejected, and we might not be always able to obtain adequate insurance coverage at reasonable rates.

While we maintain hull and machinery insurance, war risks insurance, protection and indemnity cover and freight, demurrage and defense cover for our operating fleet in amounts that we believe to be prudent to cover normal risks in our operations, we may not be able to achieve or maintain this level of coverage throughout a vessel’s useful life. Furthermore, while we believe that our present insurance coverage is adequate, not all risks can be insured, and there can be no guarantee that any specific claim will be paid, or that we will always be able to obtain adequate insurance coverage at reasonable rates.

Hull & Machinery and War Risks Insurance

We maintain marine hull and machinery and war risks insurance, which cover, among other marine risks, the risk of actual or constructive total loss, for all of our vessels. Our vessels are each covered up to at least fair market value with the hull & machinery deductibles ranging to a maximum of $100,000 per vessel per incident.

Protection and Indemnity Insurance

Protection and indemnity insurance is provided by mutual protection and indemnity associations, or “P&I Associations,” and covers our third-party liabilities in connection with our shipping activities. This includes third-party liability and other related expenses of injury or death of crew, passengers and other third parties, loss or damage to cargo, claims arising from collisions with other vessels, damage to other third-party property, pollution arising from oil or other substances, and salvage, towing and other related costs, including wreck removal. Protection and indemnity insurance is a form of mutual indemnity insurance, extended by protection and indemnity mutual associations, or “Clubs.”

Our current protection and indemnity insurance coverage for pollution is $1 billion per vessel per incident. The 12 P&I Associations that comprise the International Group insure approximately 90% of the world’s commercial tonnage and have entered into a pooling agreement to reinsure each association’s liabilities. The International Group’s website states that the Pool provides a mechanism for sharing all claims in excess of US$10 million up to, currently, approximately US$2.1 billion. As a member of a P&I Association, which is a member of the International Group, we are subject to Estimated Total Calls payable to the Associations based on our claim records as well as the claim records of all other members of the individual associations and members of the shipping pool of P&I Associations comprising the International Group. Our vessels may be subject to Supplementary calls which are calculated as a percentage of the net Estimated Total Calls for each year and after deducting any applicable rebates, laid up returns and other deductions. A decision to levy Supplementary calls is made by the Board of Directors of the Association at any time during or after the end of the relevant Policy Year. There is no limit to the number or amount of Supplementary Calls that can be levied in respect of a Policy Year. Supplementary calls, if any, are issued when they are announced and according to the period they relate to.

Organizational Structure

OceanPal Inc. is the sole owner of all of the issued and outstanding shares of our subsidiaries.

Property, plants and equipment

Our only material properties are the vessels in our fleet.

  DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

Directors and Senior Management

Set forth below are the names, ages and positions of our directors and executive officers. Our Board of Directors consists of seven members that will be elected annually on a staggered basis, and each director elected will hold office for a three-year term and until his or her successor is elected and has qualified, except in the event of such director’s death, resignation, removal or the earlier termination of his or her term of office. Officers are appointed from time to time by our board of directors and hold office until a successor is appointed or their employment is terminated.

Name	Age	Position
Semiramis Paliou	51	Class I Director and Chairperson
Robert Perri	52	Chief Executive Officer
Vasiliki Plousaki	39	Chief Financial Officer
Ioannis Zafirakis	53	Class III Director
Eleftherios Papatrifon	55	Class II Director
Styliani Alexandra Sougioultzoglou	51	Class I Director
Grigorios-Filippos Psaltis	50	Class II Director
Nikolaos Veraros	55	Class III Director
Alexios Chrysochoidis	51	Class I Director
Margarita Veniou	46	Chief Corporate Development and Governance Officer and Secretary

The term of our Class I directors expires in 2028, the term of our Class II directors expires in 2026 and the term of our Class III directors expires in 2027. The business address of each officer and director is the address of our principal executive offices, which are located at Pendelis 26, 175 64 Palaio Faliro, Athens, Greece.

Biographical information with respect to each of our directors and executive officers is set forth below.

Semiramis Paliou has served as a Director since April 2021. Mrs. Paliou is the Chairperson of the Board of Directors and of the Executive Committee of the Company since November 2021. Mrs. Paliou has served as a Director of Diana Shipping Inc. since March 2015. She has also served as Chief Executive Officer, Chairperson of the Executive Committee and a member of the Sustainability Committee of Diana Shipping Inc. since March 1, 2021. She previously served as Deputy Chief Executive Officer of Diana Shipping Inc. from October 2019 until February 2021. Mrs. Paliou also served as member of the Executive Committee and the Chief Operating Officer of Diana Shipping Inc. from August 2018 until February 2021. Mrs. Paliou also serves as Chief Executive Officer of Diana Shipping Services S.A. From November 2018 to February 2020 Mrs. Paliou also served as Chief Operating Officer of Performance Shipping Inc. Mrs. Paliou has over 20 years of experience in shipping operations, technical management and crewing. Mrs. Paliou began her career at Lloyd’s Register of Shipping from 1996 to 1998 as a trainee ship surveyor. She was then employed by Diana Shipping Agencies S.A. From 2007 to 2010 she was employed as a Director and President of Alpha Sigma Shipping Corp. From February 2010 to November 2015, she was the Head of the Operations, Technical and Crew department of Diana Shipping Services S.A. From November 2015 to October 2016, she served as Vice- President of the same company. From November 2016 to the end of July 2018, she served as Managing Director and Head of the Technical, Operations, Crew and Supply department of Unitized Ocean Transport Limited. Ms. Paliou obtained her BSc in Mechanical Engineering from Imperial College, London and her MSc in Naval Architecture from University College, London. Ms. Paliou completed courses in “Finance for Senior Executives” and in “Authentic Leader Development” and a certificate program on “Sustainable Business Strategy” all at Harvard Business School. She is the daughter of Simeon Palios, the Chairman of Diana Shipping Inc., and is Vice-Chairperson of the Greek committee of Det Norske Veritas, a member of the Greek committee of Nippon Kaiji Kyokai and a member of the Greek committee of Bureau Veritas. Since March 2018, Ms. Paliou has served on the board of directors of the Hellenic Marine Environment Protection Association (HELMEPA) and serves as the Chairperson since June 2020. As of July 2023, she serves as Chairperson of INTERMEPA. She previously served as Vice-Chairperson of INTERMEPA from July 2021 until July 2023. Also, she is a member of the board of directors of the UK P&I Club since November 2020, as of February 2022 member of the Union of Greek Shipowners and as of April 2022 member of the Global Maritime Forum.

Robert Perri has served as the Chief Executive Officer of the Company since February 2023. From June 2021 to December 2022, Mr. Perri worked in the Finance Department of Costamare Inc. From November 2016 to June 2021, Mr. Perri was the Chief Financial Officer of TMS Cardiff Gas, Ltd. Mr. Perri has served as a Director of Kalon Acquisition Group since 2019. Mr. Perri has over 28 years of experience in the maritime transportation and finance sectors and has held various senior management positions for both public and private shipping companies and financial institutions, including ten years in equity research for several investment banks covering various industries including shipping, technology and IT services. Mr. Perri is a member of the Chartered Financial Analyst (CFA) Institute and a CFA charterholder. Mr. Perri received his Bachelor of Science degree in Accounting and Finance from Drexel University in 1995 and received his MBA with a focus on finance and banking from SDA Bocconi in 1999.

Ioannis Zafirakis has served as a Director of the Company since April 2021. He has also served as the Company’s President, Secretary and Interim Chief Financial Officer from November 2021 to April 2023. Mr. Zafirakis is also member of the Executive Committee of the Company. He has served as a Director of Diana Shipping Inc. from February 2005. He has also been the Co-Chief Financial Officer since January 2025, having previously served as Diana Shipping Inc.’s Chief Financial Officer from February 2020 (Interim Chief Financial Officer until February 2021). In addition, he has held the role of Treasurer since February 2020 and he is also the Chief Strategy Officer of Diana Shipping Inc. Mr. Zafirakis is also member of the Executive Committee of Diana Shipping Inc. He has held various executive positions such as Chief Operating Officer, Executive Vice-President and Vice-President. In addition, Mr. Zafirakis has served as the Chief Strategy Officer and Co-Chief Financial Officer of Diana Shipping Services S.A. since January 2025. Prior to this, he was Diana Shipping Services S.A, Chief Financial Officer from March 2020 (Interim Financial Officer until February 2021) and continues to hold the positions of Director and Treasurer. From June 1997 to February 2005, Mr. Zafirakis was employed by Diana Shipping Agencies S.A., where he held a number of positions in finance and accounting. From January 2010 to February 2020, he also served as Director and Secretary of Performance Shipping Inc. (ex. Diana Containerships Inc.) (NASDAQ: PSHG), where he held various executive positions such as Chief Operating Officer and Chief Strategy Officer. Mr Zafirakis, currently also acts as Director, President, Secretary and Treasurer for Sea Transportation Inc. Mr. Zafirakis is a member of the Business Advisory Committee of the Shipping Programs of ALBA Graduate Business School at The American College of Greece. In 2024, Mr. Zafirakis attended and completed the Advanced Management Programme at INSEAD Business School in Singapore. Mr. Zafirakis has also obtained a certificate in “Blockchain Economics: An Introduction to Cryptocurrencies” from Panteion University of Social and Political Sciences in Greece. He holds a bachelor’s degree in business studies from City University Business School in London and a master’s degree in International Transport from the University of Wales in Cardiff.

Eleftherios (Lefteris) A. Papatrifon has served as a Director of the Company since November 2021. Mr. Papatrifon served as the Company’s Chief Executive Officer from November 2021 to January 2023. Mr. Papatrifon is a member of the Executive Committee of the Company. He has served as Director and member of the Executive Committee of Diana Shipping Inc. since February 2023 and as Chief Operating Officer from March 2021 to February 2023. He was Chief Executive Officer, Co-Founder and Director of Quintana Shipping Ltd, a provider of dry bulk shipping services, from 2010 until the company’s successful sale of assets and consequent liquidation in 2017. Previously, for a period of approximately six years, he served as the Chief Financial Officer and a Director of Excel Maritime Carriers Ltd. Prior to that, Mr. Papatrifon served for approximately 15 years in a number of corporate finance and asset management positions, both in the USA and Greece. Mr. Papatrifon holds undergraduate (BBA) and graduate (MBA) degrees from Baruch College (CUNY). He is also a member of the CFA Institute and a CFA charterholder.

Vasiliki Plousaki has served as the Chief Financial Officer of the Company since April 2023. Mrs. Plousaki has also served as the Chief Accounting Officer of the Company from June 2021 to April 2023, during which time she has been responsible for all financial reporting requirements. From 2020 to June 2021, she was employed by Drew Marine, a global maritime company, as EMEA Regional Controller. In 2011 Mrs. Plousaki joined the Athens branch of Ernst and Young (Hellas), where she progressed to Senior Manager and served as an external auditor specializing in audits of US listed shipping companies until 2020. Mrs. Plousaki is a member of the Association of Chartered Certified Accountants (ACCA), holds a Bachelor’s degree in Finance from the University of Athens and a Master’s degree in Auditing and Accounting from the University of Athens and the Greek Institute of Chartered Accountants.

Margarita Veniou has served as the Chief Corporate Development and Governance Officer of the Company since November 2021 and also served as the Secretary of the Company since April 2023 and she has been responsible for the implementation and supervision of the general corporate matters, including the development of our strategic plans. Ms. Veniou also serves as the Chief Corporate Development, Governance & Communications Officer of Diana Shipping Inc. (NYSE:DSX) and the Corporate Development, Governance & Communications Manager of Diana Shipping Services S.A., a ship management company, since July 2022. From September 2004 to June 2022, she has worked for the same companies holding various positions as Associate, Officer, and Manager in the fields of corporate planning and governance. Ms. Veniou held the position of Corporate Planning & Governance Officer from January 2010 to February 2020 in Performance Shipping Inc., (ex. Diana Containerships Inc.) (NASDAQ: PSHG), a US-listed company.  She is also the General Manager of Steamship Shipbroking Enterprises Inc. since April 2014. Ms. Veniou holds a bachelor’s degree in Maritime Studies and a master’s degree in Maritime Economics & Policy from the University of Piraeus, Greece. In 2024, she completed the “Leadership Communication with Impact” program at INSEAD Business School. Additionally, she has completed the “Sustainability Leadership and Corporate Responsibility” program at London Business School and has obtained the Certification in Shipping Derivatives from Athens University of Economics and Business. Ms. Veniou is also a member of WISTA Hellas and ISO 14001 certified by Lloyd’s Register.

Styliani Alexandra Sougioultzoglou has served as a Director of the Company since November 29, 2021. She is member of the Compensation Committee of the Company. Since October 2019, Ms. Sougioultzoglou has managed the Centre of Entrepreneurship and Innovation of the Municipality of Athens, where she has been involved in numerous green entrepreneurship projects as well as EU-funded tech initiatives that assist young entrepreneurs and has managed the Centre’s international relations. Furthermore, she has been curating multiple cultural events at Technopolis City of Athens. She is the fourth generation of a shipping family that has owned and operated dry cargo and passenger vessels. She has been a Director of the Human Resources department of Estamar Shipmanagement Company, owners/operators of dry cargo vessels. Ms. Sougioultzoglou graduated from the London School of Economics and Political Science with a degree in International Relations & History.

Grigorios-Filippos Psaltis has served as a Director of the Company since November 29, 2021. Mr. Psaltis is the Chairperson of the Compensation Committee of the Company. Since 2017, Mr. Psaltis has served as a Business Consultant at Chesapeake Asset Management L.L.C., a SEC registered company based in New York. He previously worked at Ormos Compania Naviera S.A., a shipping company that specialized in managing and operating multipurpose container vessels, serving as Chief Financial Officer from 1996 to 2006 and as Managing Director from 2006 to 2018. From 1997 to 1999, Mr. Psaltis served on the Investment Committee and was head of business strategy at Dias Portfolio Investment Company, an investment company listed in the Athens Stock Exchange. He held managing positions and has been in the board of directors of various companies in the tourism and food and beverage industry. Mr. Psaltis holds a BSC (Hons) degree from City University Business School in London.

Nikolaos Veraros, CFA, has served as a Director of the Company since November 29, 2021. Mr. Veraros is the Chairperson of the Audit Committee of the Company. Mr. Veraros has served as financial consultant to various shipping companies. He has over 20 years of experience in shipping finance. He was also employed as a senior equity analyst by National Bank of Greece. Mr. Veraros is a Chartered Financial Analyst (CFA), a Certified Market Maker for Derivatives in the Athens Stock Exchange, and a Certified Analyst from the Hellenic Capital Market Commission. He is currently Adjunct Lecturer of shipping finance and economics at King’s College, London and ALBA, Athens. Mr. Veraros received his bachelor’s degree in business administration from the Athens University of Economics and Business, from which he graduated as valedictorian, and his MBA degree from the William E. Simon Graduate School of Business Administration at the University of Rochester, USA.

Alexios Chrysochoidis has served as a Director of the Company since November 29, 2021. He is member of the Audit Committee of the Company. Mr. Chrysochoidis joined Eurobank Equities in 2003 and he is General Manager, Head of Trading in Athens, Greece. He supervises the Equity and Equity Derivatives Market Making Desk along with the Prop Trading Desk. He has extensive cross border experience, specializing in multi asset products within the Capital Markets and Alternative Sectors. Prior to this he worked for Telesis Securities, as Deputy Head of the Derivatives Desk. He holds a B.Sc and an M.Eng in Electrical Engineering from Imperial College (UK) and an M.Sc in Engineering Economic Systems from Stanford University (US).

Compensation

Aggregate executive compensation (including amounts paid to Steamship Shipbroking Enterprises Inc.) for 2024 was $3.06 million. Since November 2021, the services of our officers have been provided by Steamship Shipbroking Enterprises Inc., a related party to the company, pursuant to the agreements described in section entitled “Related Party Transactions”. We consider part of these fees under these agreements to constitute the compensation paid to our executives.

All directors receive annual compensation in the amount of $30,000 plus reimbursement of out-of-pocket expenses. In addition, each director serving as chairman of a committee, other than the executive committee, receives additional annual compensation of $20,000, plus reimbursement for out-of-pocket expenses. Each director serving as member of a committee, other than the executive committee, receives additional annual compensation of $10,000, plus reimbursement for out-of-pocket expenses. For 2024, fees and expenses of our directors amounted to $0.27 million.

We do not have a retirement plan for our officers or directors.

Equity Incentive Plan

Our board of directors has approved, and the Company has adopted the 2021 Equity Incentive Plan, as amended and restated, pursuant to which the Company may issue up to 2,000,000 Common Shares, all of which remain available for issuance and 25,000 Series C Preferred Shares, of which 13,022 remain available to be granted as of July 18, 2025.

Under the 2021 Equity Incentive Plan, as amended and restated, the Company’s employees, officers and directors are entitled to receive options to acquire the Company’s Common Shares. The 2021 Equity Incentive Plan is administered by the Compensation Committee of the Company’s Board of Directors or such other committee of the Board as may be designated by the Board. Under the terms of the 2021 Equity Incentive Plan, as amended and restated, the Company’s Board of Directors is able to grant (a) non-qualified stock options, (b) stock appreciation rights, (c) restricted stock, (d) restricted stock units, (e) unrestricted stock, (f) other equity-based or equity-related awards, (g) dividend equivalents and (h) cash awards. No options or stock appreciation rights can be exercisable subsequent to the tenth anniversary of the date on which such Award was granted. Under the 2021 Equity Incentive Plan, as amended and restated, the Administrator may waive or modify the application of forfeiture of awards of restricted stock and performance shares in connection with cessation of service with the Company. No Awards may be granted under the 2021 Equity Incentive Plan following the tenth anniversary of the date on which the Plan is adopted by the Board.

During 2024 and up to the date of this prospectus, our Board of Directors awarded 3,332 in 2024 and 3,332 in 2025 of our Series C Preferred Shares to our directors, pursuant to our 2021 Equity Incentive Plan, as amended and restated, as an annual incentive bonus. All restricted shares vest ratably over two years from their grant date. The restricted shares are subject to forfeiture until they become vested. Unless they forfeit, grantees have the right to receive and retain all dividends paid and to exercise all other rights, powers and privileges of a holder of shares.

In 2024, non-cash compensation costs under our restricted stock awards amounted to $2.78 million.

Board Practices

We have established an Audit Committee, comprised of two non-executive board members, which is responsible for reviewing our accounting controls, recommending to the board of directors the engagement of our independent auditors, and pre-approving audit, non-audit or non-assurance and audit-related services and fees. Each member has been determined by our board of directors to be “independent” under the rules and regulations of the SEC. As directed by its written charter, the Audit Committee is responsible for overseeing the work of the internal audit function, for appointing, and overseeing the work of the independent auditors, including reviewing and approving their engagement letter and all fees paid to our auditors, reviewing the adequacy and effectiveness of the Company’s accounting and internal control procedures and reading and discussing with management, the internal audit function and the independent auditors the annual audited and quarterly financial statements. The members of the Audit Committee are Nikolaos Veraros (chairperson and financial expert) and Alexios Chrysochoidis (member and financial expert).

We have established a Compensation Committee comprised of two members, which, as directed by its written charter, is responsible for setting the compensation of executive officers of the Company, reviewing the Company’s incentive and equity-based compensation plans, and reviewing and approving employment and severance agreements. The members of the Compensation Committee are Grigorios-Filippos Psaltis (chairperson) and Styliani Alexandra Sougioultzoglou (member).

We have established an Executive Committee comprised of the Company’s Director and Chairperson, Mrs. Semiramis Paliou (Chairperson), Mr. Ioannis Zafirakis (member), and Mr. Eleftherios (Lefteris) Papatrifon (member). The Executive Committee has, to the extent permitted by law, the powers of the Board of Directors in the management of the business and affairs of the Company.

We also maintain directors’ and officers’ insurance, pursuant to which we provide insurance coverage against certain liabilities to which our directors and officers may be subject, including liability incurred under U.S. securities law.

Clawback Policy

In December 2023, our Board of Directors adopted a policy regarding the recovery of erroneously awarded compensation (“Clawback Policy”) in accordance with the applicable rules of Nasdaq and Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended. In the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under U.S. securities laws or otherwise erroneous data or if we determine there has been a significant misconduct that causes material financial, operational or reputational harm, we shall be entitled to recover a portion or all of any incentive-based compensation, if any, provided to certain executives who, during a three-year period preceding the date on which an accounting restatement is required, received incentive compensation based on the erroneous financial data that exceeds the amount of incentive-based compensation the executive would have received based on the restatement.

Our Clawback Policy shall be administered by our Compensation Committee, and the Compensation Committee has the authority, in accordance with the applicable laws, rules and regulations, to interpret and make determinations necessary for the administration of the Clawback Policy, and may forego recovery in certain instances, including if it determines that recovery would be impracticable.

Employees

We have no employees, but we pay Steamship for the services of our officers. DWM is responsible for identifying the appropriate officers and seamen mainly through crewing agencies. The crewing agencies handle each seaman’s training, travel and payroll. DWM ensures that all our seamen have the qualifications and licenses required to comply with international regulations and shipping conventions. As of December 31, 2024, 2023, and 2022, 87, 106, and 86 seafarers, respectively, were employed by our vessel-owning subsidiaries.

Related Party Transactions

Steamship

Steamship, a related party that since January 2023 is controlled by our Chairperson, provides us insurance, administrative and brokerage services pursuant to a Management Agreement for insurance-related services, an Administrative Services Agreement, and a Brokerage Services Agreement.

Under each dry bulk vessel-owning subsidiary’s Management Agreement for insurance-related services with Steamship, the dry bulk vessel-owning subsidiary pays Steamship a fixed fee of either (i) $500 per month for each month that the vessel is employed or is available for employment or (ii) $250 per month for each month that the vessel is laid-up and not available for employment for at least 15 calendar days of such month. These Management Agreements may be terminated by either party on three months’ prior written notice.

Under our Administrative Services Agreement with Steamship, Steamship provides certain administrative services which may include budgeting, reporting, monitoring of bank accounts, compliance with banks, payroll services and any other possible service that we require to perform our operations. We pay Steamship a monthly fee of $10,000. This agreement may be terminated by either party on 30 days’ prior written notice.

Under our Brokerage Services Agreement with Steamship, we pay Steamship a lump sum commission of $150,000 per month, plus 2.5% on the hire agreed per charter party for each dry bulk vessel (subject to required deductions and withholdings); provided, however, that we and Steamship may agree to commissions on a percentage basis for specific deals. This Brokerage Services Agreement had an initial term of twelve months commencing on January 1, 2023 (unless terminated earlier on the basis of any other provision contained therein) and is automatically renewed for further periods of one calendar year. On March 12, 2025, the Brokerage Services Agreement between us and Steamship was terminated, and replaced with a new agreement with retroactive effect from January 1, 2025, ending on December 31, 2025 (unless terminated earlier on the basis of any other provision contained therein) and is automatically renewed for further periods of one calendar year. The remaining agreement terms remained unaltered.

Diana Shipping, Right of First Refusal

We have entered into a right of first refusal agreement with Diana Shipping, dated November 8, 2021, pursuant to which Diana Shipping granted us a right of first refusal over six dry bulk carriers then owned by Diana Shipping and identified in the agreement. As of the date of this prospectus, one of the six identified vessels from Diana Shipping remains available for our purchase. Pursuant to this right of first refusal, we have the right, but not the obligation, to purchase the remaining identified vessel when and if Diana Shipping determines to sell the vessel. Pursuant to the agreement, in connection with our right of first refusal in any vessel acquisition opportunity, our right to purchase the vessel will be at a price equal to the fair market value of such vessel at the time of sale, as determined by the average of two independent shipbroker valuations from brokers mutually agreeable to the Company and Diana Shipping. If we do not exercise our right to purchase this vessel, Diana Shipping has the right to sell the vessel to any third party for a period of three months from the date we received notice of the offer from Diana Shipping.

Diana Shipping, Non-Competition Agreement

We have entered into a non-competition agreement with Diana Shipping, dated November 2, 2021, pursuant to which Diana Shipping granted us (i) a right of first refusal over any opportunity available to Diana Shipping (or any of its subsidiaries) to acquire or charter-in any dry bulk vessel that is larger than 70,000 dwt and that was built prior to 2006 and (ii) a right of first refusal over any employment opportunity for a dry bulk vessel pursuant to a spot market charter presented or available to Diana Shipping with respect to any vessel owned or chartered in, directly or indirectly, by Diana Shipping. The non-competition agreement also prohibits the Company and Diana Shipping from soliciting each other’s employees. The terms of the non-competition agreement provide that it will terminate on the date that (i) Diana Shipping’s ownership of our equity securities represents less than 10% of total outstanding voting power and (ii) we and Diana Shipping share no common executive officers.

Diana Wilhelmsen Management Limited

Diana Wilhelmsen Management Limited, or DWM, is a 50/50 joint venture of Diana Shipping and an unaffiliated entity of us, which provides management services to the dry bulk vessels in our fleet pursuant to a management agreement, under which each of our dry bulk vessel-owning subsidiaries pays, for each vessel, an aggregate of 1.25% on hire and on freight of the vessel’s gross income, plus either (i) $18,500 for each month that the vessel is employed or available for employment or (ii) $9,250 per month for each month that the vessel is laid-up and not available for employment for at least 15 calendar days of such month. The management agreement may be terminated by either party on three months’ prior written notice. DWM, pursuant to a supervision agreement entered on October 1, 2024, also provides the Company’s tanker vessel-owning subsidiary with technical supervision and technical advice services in exchange for a fee of $1,000 per calendar month, plus reimbursement of expenses. This agreement may be terminated by either party on fifteen days’ prior written notice.

Altair Travel Agency S.A.

Altair Travel Agency S.A., or Altair, an entity in which the Company’s Chairperson holds equity interests, provides us from time to time with travel related services.

Acquisition of M/T ZeZe Start

On July 15, 2024, we entered into a memorandum of agreement, as amended, with an entity controlled by a director of the Company, to acquire the M/T Zeze Start, for a purchase price of $27.0 million. Of the purchase price, $18.9 million, was paid in cash and the remaining amount was paid in 9,442 shares of our Series D Preferred Stock. We took delivery of the m/t Zeze Start on September 9, 2024.

START

START, a company controlled by a director of the Company, provides commercial services to the M/T Zeze Start pursuant to a commercial services agreement, for (i) a fixed fee of $300 per day, and (ii) 3.0% on the vessel’s revenues. This agreement may be terminated by either party giving two months’ notice.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our Common Shares as of July 18, 2025 who we know to beneficially own more than five percent of our outstanding Common Shares, and our executive officers and directors. All of our stockholders listed in this table, are entitled to one vote for each Common Share held.

Beneficial ownership is determined in accordance with the SEC’s rules. In computing percentage ownership of each person, shares subject to options held by that person that are currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this prospectus, are deemed to be beneficially owned by that person. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned
Identity of person or group	Number	Percentage*
Diana Shipping Inc. (1)	3,737,137	48.54%
Semiramis Paliou (2)(3)(4)(9)	6,091,134	44.45%
Ioannis Zafirakis (2)(3)(10)	1,823,653	19.37%
Eleftherios Papatrifon (2)(3)(11)	901,621	10.59%
Anamar Investments Inc. (5)	2,623,059	14.99%
Coronis Investments Inc. (6)	2,623,059	14.99%
Taracan Investments S.A (7)	2,226,452	14.99%
Sphinx Investment Corp. (8)	1,050,505	14.00%
Nikolaos Veraros (2)(3)	148,646	1.92%
Grigorios-Filippos Psaltis (3)	99,521	1.29%
Alexios Chrysochoidis (3)	95,592	1.21%
Styliani Alexandra Sougioultzoglou (2)(3)	113,073	1.46%

*	Based on 7,611,212 Common Shares outstanding as of July 18, 2025.

(1)
On October 17, 2023, Diana Shipping exercised its right to convert an aggregate of 9,793 shares of our Series C Preferred Stock, following which, 3,649,474 of the Company’s Common Shares were issued to Diana Shipping. Diana Shipping Inc. also owns 500,000 shares of our Series B Preferred Stock. Through its beneficial ownership of our Series B Preferred Stock, Diana Shipping Inc. is entitled to cast 2,000 votes for each share of Series B Preferred Stock on all matters on which our common shareholders are entitled to vote of up to 34% of the total number of votes entitled to vote on such matter. To the extent the aggregate voting power of any holder of Series B Preferred Stock, together with any affiliate of such holder, would exceed 49% of the total number of votes that may be cast on any matter submitted to a vote of our shareholders, the number of votes of relating to its shares of Series B Preferred Stock shall be automatically reduced so that such holder’s aggregate voting power, together with any affiliate of such holder, is not more than 49%. Diana Shipping also owns 207 shares of our Series C Preferred Stock, which may be converted into Common Shares, at Diana Shipping’s option commencing upon the first anniversary of the original issue date, at a conversion price equal to the lesser of $1,300.00 and the 10-trading day trailing VWAP of our Common Shares, subject to certain adjustments. Diana Shipping, however, is prohibited from converting its shares of Series C Preferred Stock into common shares to the extent that, as a result of such conversion, Diana Shipping (together with its affiliates) would beneficially own more than 49% of the total outstanding Common Shares. The above ownership reflects the number of common shares into which such Series C Preferred Stock may be converted at an assumed 10-day trailing VWAP of $2.3613 as of the closing date of July 18, 2025.

(2)
These holders may be deemed to have beneficial ownership of Common Shares through their ownership of Series C and D Preferred Stock which may be converted into Common Shares at a conversion price equal to the 10-day trailing VWAP of common shares subject to certain adjustments. The above ownership reflects the number of Common Shares into which such Series C Preferred Stock and Series D Preferred Stock may be converted at an assumed 10-day trailing VWAP of $2.3613 as of the closing date of July 18, 2025.

(3)
On April 15, 2022, March 7, 2023, February 21, 2024, and March 12, 2025, our Board of Directors approved the award of 1,982, 3,332, 3,332, and 3,332 shares, respectively, of our Series C Preferred Stock to our directors, pursuant to our 2021 Equity Incentive Plan, as amended and restated, of which 6,980 have been vested as of April 11, 2025. The information in the table above does not include the common shares into which the unvested shares of Series C Preferred Stock under these awards may be converted. The 4,998 unvested Series C Preferred Stock as of July 18, 2025, under the restricted stock awards of February 21, 2024, and March 12, 2025, will be convertible at the holders’ election at such time. The above ownership reflects the number of common shares into which such Series C Preferred Stock may be converted at an assumed 10-day trailing VWAP of $2.3613 as of the closing date of July 18, 2025.

(4)
Semiramis Paliou owns 1,200 shares of our newly designated Series E Preferred Stock. Through her beneficial ownership of our Series E Preferred Stock, Mrs. Paliou is entitled to cast a number of votes for all matters on which our common shareholders are entitled to vote of up to 15% of the total number of votes entitled to vote on such matter. The Series E Preferred Stock votes with the Common Shares of the Company, and each share of the Series E Preferred Stock entitles the holder thereof to up to 25,000 votes, on all matters submitted to a vote of the stockholders of the Company, subject up to 15% of the total number of votes entitled to be cast on matters put to shareholders of the Company. The Series E Preferred Stock is convertible, at the election of the holder, in whole or in part, into shares of our Common Shares at a conversion price equal to the 10-trading day trailing VWAP of our Common Shares, subject to certain adjustments, commencing at any time after (i) the cancellation of all of our Series B Preferred Stock or (ii) the transfer for all of our Series B Preferred Stock (collectively a “Series B Event”). The 15% limitation discussed above, shall terminate upon the occurrence of a Series B Event.

(5)	This information is derived from a Schedule 13D/A filed with the SEC on April 15, 2025.

(6)	This information is derived from a Schedule 13G/A filed with the SEC on April 15, 2025.

(7)	This information is derived from a Schedule 13G/A filed with the SEC on April 15, 2025.

(8)	The information regarding number of common shares beneficially owned is derived from a Schedule 13D/A filed with the SEC on May 17, 2024.

(9)	This information is derived from a Schedule 13D/A filed with the SEC on July 22, 2025.

(10)	This information is derived from a Schedule 13D/A filed with the SEC on July 22, 2025.

(11)	This information is derived from a Schedule 13D/A filed with the SEC on July 22, 2025.

As of July 18, 2025, we had 51 shareholders of record, 33 of which were located in the United States and held an aggregate of 3,938,864 of our Common Shares, representing 51.75% of our outstanding Common Shares. However, one of the U.S. shareholders of record is CEDE & CO., a nominee of The Depository Trust Company, which held 3,937,962 of our Common Shares as of that date. Accordingly, we believe that the shares held by CEDE & CO. include common shares beneficially owned by both holders in the United States and non-U.S. beneficial owners. We are not aware of any arrangements the operation of which may at a subsequent date result in our change of control.

  DESCRIPTION OF CAPITAL STOCK

The following is a summary of the description of our capital stock and the material terms of our articles of incorporation and bylaws. Because the following is a summary, it does not contain all of the information that you may find useful. We refer you to our Amended and Restated Articles of Incorporation and Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to the registration statement of which this prospectus forms a part, and are incorporated herein by reference.

Purpose

Our purpose, as stated in our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act, or the BCA. Our amended and restated articles of incorporation and bylaws do not impose any limitations on the ownership rights of our stockholders.

Authorized Capitalization

Under our Articles of Incorporation, our authorized capital stock consists of 1,000,000,000 Common Shares, par value $0.01 per share and 100,000,000 shares of preferred stock, par value $0.01 per share, of which (i) 1,000,000 shares are designated Series A Participating Preferred Stock, none of which are issued and outstanding as of July 18, 2025, (ii) 500,000 shares are designated Series B Preferred Stock, all of which are issued and outstanding as of July 18, 2025, (iii) 35,000 shares are designated Series C Preferred Stock, of which 12,185 are issued and outstanding as of July 18, 2025 (iv) 47,599 shares are designated as Series D Preferred stock, of which 22,957 are issued and outstanding as of July 18, 2025, and (v) 10,000 shares are designated Series E Preferred Stock, of which 1,200 are issued and outstanding as of July 18, 2025. All of our shares of stock are in registered form.

Common Shares

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of Common Shares are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Common Shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of Common Shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of Common Shares are subject to the rights of the holders of our preferred stock.

Preferred Stock

Our board of directors is authorized to provide for the issuance of preferred stock in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred stock. At the time that any series of our preferred stock is authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights and preferences that could adversely affect the voting power and other rights of holders of our Common Shares, Series A Participating Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and other preferred stock we will issue in the future, or make it more difficult to effect a change in control. In addition, preferred stock could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. The material terms of any series of preferred stock that we offer through a prospectus supplement will be described in that prospectus supplement.

Series B Preferred Stock

The Series B Preferred Shares entitle the holder thereof the right to vote up to 34% of the total number of votes entitled to be cast for all matters for which our shareholders are entitled to vote on, but will have no economic rights. To the extent the aggregate voting power of any holder of Series B Preferred Shares, together with any affiliate of such holder, would exceed 49% of the total number of votes that may be cast on any matter submitted to a vote of our shareholders, the number of votes of the Series B Preferred Shares shall be automatically reduced so that such holder’s aggregate voting power, together with any affiliate of such holder, is not more than 49%.

Series C Preferred Stock

The Series C Preferred Shares have a cumulative preferred dividend accruing at the rate of 8.0% per annum, contain a $1,000 liquidation preference and are convertible into common shares at the holder’s option commencing upon the first anniversary of the original issue date, at a conversion price equal to the lesser of $1,300 and the 10-trading day trailing VWAP of our common shares, subject to certain adjustments. The holder, however, will be prohibited from converting the Series C Preferred Shares into common shares to the extent that, as a result of such conversion, the holder (together with its affiliates) would beneficially own more than 49% of the total outstanding common shares.

The Series C Preferred Shares will have no voting rights except (1) in respect of amendments to the Articles of Incorporation which would adversely alter the preferences, powers or rights of the Series C Preferred Shares or (2) in the event that we propose to issue any parity stock if the cumulative dividends payable on outstanding Preferred Stock are in arrears or any senior stock.

Dividends on shares of the Series C Preferred Stock will accrue and be cumulative from the date that the shares of the Series C Preferred Stock are originally issued and will be payable on each Dividend Payment Date (as defined below) when, as and if declared by our board of directors or any authorized committee thereof out of legally available funds for such purpose. Dividends will be paid on January 15, April 15, July 15 and October 15 (each, a “Dividend Payment Date”) commencing January 15, 2022. If any Dividend Payment Date otherwise would fall on a day that is not a business day, declared dividends will be payable on the next day business day without the accumulation of additional dividends.

The Series C Preferred Stock shall be deemed to rank with respect to dividend distributions and distributions upon a Liquidation Event:

a) Seniority. Senior to (i) all classes of common shares, (ii) any Series A Participating Preferred Stock and any Series B Preferred Stock and (iii) any other class or series of capital stock established after the original issue date of the Series C Preferred Stock, the terms of which expressly provide that it is made junior to the Series C Preferred Stock or any Parity Stock as to the payment of dividends and amounts payable upon any liquidation, dissolution or winding-up, whether voluntary or involuntary (collectively referred to with the Company’s Common Shares as “Junior Stock”);

b) Parity. Equal with any class or series of capital stock established after the original issue date of the Series C Preferred Stock, the terms of which are not expressly subordinated or senior to the Series C Preferred Stock as to the payment of dividends and amounts payable upon liquidation, dissolution or winding-up, whether voluntary or involuntary (referred to as “Parity Stock”); and

c) Junior. Junior to any class or series of capital stock established after the original issue date of the Series C Preferred Stock, the terms of which expressly provide that it ranks senior to the Series C Preferred Stock as to the payment of dividends and amounts payable upon any liquidation, dissolution or winding-up, whether voluntary or involuntary (referred to as “Senior Stock”), and to all of our indebtedness and other liabilities, including trade payables.

Series D Preferred Stock

The Series D Preferred Stock has a cumulative preferred dividend accruing at the rate of 7.0% per annum, contain a $1,000 liquidation preference and are convertible into common shares at any time at the holder’s option commencing from the original issue date, at a conversion price equal to the 10-trading day trailing VWAP of our common shares, subject to certain adjustments. Each holder, however, is prohibited from converting its shares of Series D Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 49% of our total outstanding common shares.

The Series D Preferred Shares will have no voting rights except (1) in respect of amendments to the Articles of Incorporation which would adversely alter the preferences, powers or rights of the holders of Series D Preferred Stock or (2) in the event that we propose to issue any parity stock if the cumulative dividends payable on our outstanding shares of Series D Preferred Stock are in arrears or any senior stock.

Dividends on shares of the Series D Preferred Stock will accrue and be cumulative from the date that the shares of the Series D Preferred Stock are originally issued and will be payable on each Dividend Payment Date (as defined below) when, as and if declared by our board of directors or any authorized committee thereof out of legally available funds for such purpose. Dividends will be paid on January 15, April 15, July 15 and October 15 (each, a “Dividend Payment Date”) commencing October 15, 2022. If any Dividend Payment Date otherwise would fall on a day that is not a business day, declared dividends will be payable on the next day business day without the accumulation of additional dividends.

The Series D Preferred Stock shall be deemed to rank with respect to dividend distributions and distributions upon a Liquidation Event:

a) Seniority. Senior to (i) all classes of common shares, (ii) any Series A Participating Preferred Stock and any Series B Preferred Stock and (iii) any other class or series of capital stock established after the original issue date of the Series D Preferred Stock, the terms of which expressly provide that it is made junior to the Series D Preferred Stock or any Parity Stock as to the payment of dividends and amounts payable upon any liquidation, dissolution or winding-up, whether voluntary or involuntary (collectively referred to with the Company’s Common Shares as “Junior Stock”);

b) Parity. Equal with (i) the Series C Preferred Stock, and (ii) any class or series of capital stock established after the original issue date of the Series D Preferred Stock, the terms of which are not expressly subordinated or senior to the Series D Preferred Stock as to the payment of dividends and amounts payable upon liquidation, dissolution or winding-up, whether voluntary or involuntary (referred to as “Parity Stock”); and

c) Junior. Junior to any class or series of capital stock established after the original issue date of the Series D Preferred Stock, the terms of which expressly provide that it ranks senior to the Series D Preferred Stock as to the payment of dividends and amounts payable upon any liquidation, dissolution or winding-up, whether voluntary or involuntary (referred to as “Senior Stock”), and to all of our indebtedness and other liabilities, including trade payables.

Series E Preferred Stock

The Series E Preferred Stock has no dividend or liquidation rights. The Series E Preferred Stock votes with the Common Shares of the Company, and each share of the Series E Preferred Stock entitles the holder thereof to up to 25,000 votes, on all matters submitted to a vote of the stockholders of the Company, subject up to 15% of the total number of votes entitled to be cast on matters put to shareholders of the Company. The Series E Preferred Stock is convertible, at the election of the holder, in whole or in part, into Common Shares at a conversion price equal to the 10-trading day trailing VWAP of our Common Shares, subject to certain adjustments, commencing at any time after (i) the cancellation of all of our Series B Preferred Stock or (ii) the transfer for all of our Series B Preferred Stock (collectively, a “Series B Event”). The 15% limitation discussed above, shall terminate upon the occurrence of a Series B Event. The Series E Preferred Stock is transferable only to the holder’s immediate family members and to affiliated persons or entities, with the prior consent of the Company.

Preferred Stock Purchase Rights

We have entered into a Stockholders Rights Agreement, or the Rights Agreement, with Computershare Trust Company, N.A., as Rights Agent.

Under the Rights Agreement, we declared a dividend payable of one preferred stock purchase right, or Right, for each common share outstanding immediately held of record as of the Close of Business (as hereinafter defined) on November 29, 2021, the Record Date. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Participating Preferred Stock, par value $0.01 per share, at an exercise price of $25.00 per share. The Rights will separate from the common shares and become exercisable only if a person or group acquires beneficial ownership of 15% or more of our Common Shares (including through entry into certain derivative positions) in a transaction not approved by our board of directors. In that situation, each holder of a Right (other than the acquiring person, whose Rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price, a number of common shares having a then-current market value equal to twice the exercise price. In addition, if the Company is acquired in a merger or other business combination after an acquiring person acquires 15% or more of our Common Shares, each holder of the Right will thereafter have the right to purchase, upon payment of the exercise price, a number of common shares of the acquiring person having a then-current market value equal to twice the exercise price. The acquiring person will not be entitled to exercise these Rights. Until a Right is exercised, the holder of a Right will have no rights to vote or receive dividends or any other stockholder rights.

The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the Rights or a permitted offer, the Rights should not interfere with a merger or other business combination approved by our board of directors.

We have summarized the material terms and conditions of the Rights Agreement and the Rights below. For a complete description of the Rights, we encourage you to read the Rights Agreement, which we have filed as an exhibit hereto.

Detachment of the Rights

The Rights are attached to all certificates representing our currently outstanding Common Shares, or, in the case of uncertificated common shares registered in book entry form, which we refer to as “book entry shares,” by notation in book entry accounts reflecting ownership, and will attach to all common share certificates and book entry shares we issue prior to the Rights distribution date that we describe below. The Rights are not exercisable until after the Rights distribution date and will expire 10 years after the date thereof, unless we redeem or exchange them earlier as we describe below. The Rights will separate from the common shares and a Rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:

•	the 10th day after public announcement that a person or group has acquired ownership of 15% or more of the Company’s common shares; or
•
the 10th business day (or such later date as determined by the Company’s board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the Company’s common shares.

“Acquiring person” is generally defined in the Rights Agreement as any person, together with all affiliates or associates, who beneficially owns 15% or more of the Company’s common shares. However, the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company, or any person holding common shares for or pursuant to the terms of any such plan, are excluded from the definition of “acquiring person.” In addition, persons who beneficially own 15% or more of the Company’s common shares on the effective date of the Rights Agreement are excluded from the definition of “acquiring person” until such time as they acquire additional shares in excess of 2% of the Company’s then outstanding common shares as specified in the Rights Agreement for purposes of the Rights, and therefore, until such time, their ownership cannot trigger the Rights. For purposes of the Stockholders Rights Agreements, Diana Shipping Inc., Tuscany Shipping Corp., Abra Marinvest Inc. and Eleftherios Papatrifon, individually or together with one or more of their respective Affiliates will not be considered an Acquiring Person regardless of the beneficial ownership. Specified “inadvertent” owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common stock by us, will not become acquiring persons as a result of those transactions.

Our board of directors may defer the Rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of common shares.

Until the Rights distribution date:

•	our common share certificates and book entry shares will evidence the Rights, and the Rights will be transferable only with those certificates; and
•	any new common shares will be issued with Rights and new certificates or book entry shares, as applicable, will contain a notation incorporating the Rights Agreement by reference.

As soon as practicable after the Rights distribution date, the Rights agent will mail certificates representing the Rights to holders of record of common shares at the close of business on that date. After the Rights distribution date, only separate Rights certificates will represent the Rights.

We will not issue Rights with any common shares we issue after the Rights distribution date, except as our board of directors may otherwise determine.

Flip-In Event

A “flip-in event” will occur under the Rights Agreement when a person becomes an acquiring person other than pursuant to certain kinds of permitted offers. An offer is permitted under the Rights Agreement if a person will become an acquiring person pursuant to a merger or other acquisition agreement that has been approved by our board of directors prior to that person becoming an acquiring person.

If a flip-in event occurs and we have not previously redeemed the Rights as described under the heading “Redemption of Rights” below or, if the acquiring person acquires less than 50% of our outstanding common shares and we do not exchange the Rights as described under the heading “Exchange of Rights” below, each Right, other than any Right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of common shares, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such right.

When a flip-in event occurs, all Rights that then are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances the Rights Agreement specifies.

Flip-Over Event

A “flip-over event” will occur under the Rights Agreement when, at any time after a person has become an acquiring person:

•	we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type we describe above; or
•	50% or more of our assets or earning power is sold or transferred.

If a flip-over event occurs, each holder of a Right, other than any Right that has become void as we describe under the heading “Flip-In Event” above, will have the right to receive the number of common shares of the acquiring company which has a current market price equal to two times the exercise price of such Right.

Anti-dilution

The number of outstanding Rights associated with our Common Shares is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our Common Shares occurring prior to the Rights distribution date. With some exceptions, the Rights Agreement will not require us to adjust the exercise price of the Rights until cumulative adjustments amount to at least 1% of the exercise price. It also will not require us to issue fractional shares of our Series A Participating Preferred Stock that are not integral multiples of one-thousandth of a share, and, instead we may make a cash adjustment based on the market price of the common shares on the last trading date prior to the date of exercise.

Redemption of Rights

At any time until the date on which the occurrence of a flip-in event is first publicly announced, we may order redemption of the Rights in whole, but not in part, at a redemption price of $0.01 per right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or common shares. The Rights are not exercisable after a flip-in event if they are timely redeemed by us or until ten days following the first public announcement of a flip-in event. If our board of directors timely orders the redemption of the Rights, the Rights will terminate on the effectiveness of that action.

Exchange of Rights

We may, at our option, exchange the Rights (other than Rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one common share per right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to any person other than us or our existing stockholders becoming the beneficial owner of 50% or more of our outstanding Common Shares for the purposes of the Rights Agreement.

Amendment of Terms of Rights

During the time the Rights are redeemable, we may amend any of the provisions of the Rights Agreement, other than by decreasing the redemption price. Once the Rights cease to be redeemable, we generally may amend the provisions of the Rights Agreement, other than to decrease the redemption price, only as follows:

•	to cure any ambiguity, defect or inconsistency;
•	to make changes that do not materially adversely affect the interests of holders of Rights, excluding the interests of any acquiring person; or
•
to shorten or lengthen any time period under the Rights Agreement, except that we cannot lengthen the time period governing redemption or lengthen any time period that protects, enhances or clarifies the benefits of holders of Rights other than an acquiring person.

Class A Warrants and Class B Warrants

Exercisability. The Class A Warrants and Class B Warrants are exercisable at any time after their original issuance up to the date that is five years after their original issuance. Each of the Class A Warrants and the Class B Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common shares underlying the Class A Warrants and the Class B Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the Class A Warrants or the Class B Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Class A Warrant or the Class B Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Class A Warrant or the Class B Warrant. No fractional common shares will be issued in connection with the exercise of a Class A Warrant or the Class B Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Class A Warrants or the Class B Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any Pre-Funded warrants, 9.99%) of the number of shares of our Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price per whole common share purchasable upon exercise of the Class B Warrants is $20.20 per share. The exercise price per whole common share purchasable upon exercise of the Class A Warrants is $154.00 per share, as adjusted for the reverse stock splits effected on December 22, 2022 and June 8, 2023. The exercise price and number of common shares issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares.

Transferability. Subject to applicable laws, the Class A Warrants, Class B Warrants and the Pre-Funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Class A Warrants or the Class B Warrants offered in their respective offerings on any stock exchange. Without an active trading market, the liquidity of the Class A Warrants and the Class B Warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the Class A Warrants, Class B Warrants or the Pre-Funded warrants or by virtue of such holder’s ownership of our Common Shares, the holder of a Class A Warrant, Class B Warrant or Pre-Funded warrant does not have the rights or privileges of a holder of our Common Shares, including any voting rights, until the holder exercises the warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Class A Warrants, Class B Warrants, and the Pre-Funded warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, the holders of the Class A Warrants, Class B Warrants, and the Pre-Funded warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Class A Warrants, Class B Warrants, and the Pre-Funded warrants , in the event of certain fundamental transactions, the holders of the Class A Warrants, Class B Warrants, and the Pre-Funded warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Class A Warrants, Class B Warrants, and the Pre-Funded warrants on the date of consummation of such transaction.

Governing Law. The Class A Warrants and Class B Warrants and Warrant Agreement are governed by New York law.

Securities Offered in this Offering

We are offering Units, each Unit consisting of one Common Share and one Warrant to purchase one Common Share. We are also offering to each purchaser whose purchase of Common Shares in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding Common Shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Units containing Pre-Funded Warrants in lieu of the Common Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding Common Shares. For each Unit including a Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Units including a Common Share we are offering will be decreased on a one-for-one basis. Because one Warrant is being sold together in this offering with each Common Share or, in the alternative, each Pre-Funded Warrant to purchase one Common Share, the number of Warrants sold in this offering will not change as a result of a change in the mix of the Common Shares and Pre-Funded Warrants sold.

The Units have no standalone rights and will not be certificated or issued as standalone securities. The Common Shares or Pre-Funded Warrants and Warrants comprising the Units are immediately separable and will be issued separately in this offering.

Common Shares

Please see the section titled “Description of Capital Stock” in this prospectus for a description of the material terms of our Common Shares and our Articles of Incorporation and Bylaws. The Common Shares sold in this offering include preferred stock purchase rights that trade with the Common Shares.

Warrants

The following summary of certain terms and provisions of the Warrants included in the Units that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrants for a complete description of the terms and conditions of the Warrants.

Duration, Exercise Price and Form

The Warrants will be immediately exercisable and may be exercisable until the three (3) year anniversary of the date of issuance at an exercise price equal to 225% of the public offering price. In addition, at 4:01 p.m. Eastern time on the 4th trading day after the date of issuance (the “First Reset Date”), the exercise price of the Warrants will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) 80% of lowest daily volume weighted average price (“VWAP”) during the period beginning on the 2nd trading day after the date of issuance and ending on the First Reset Date (such period, the “First Reset Period”), and (b) 50% of the Nasdaq Official Closing Price on the date preceding execution of the Underwriting Agreement; and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Warrants on the issuance date for the Common Shares underlying the Warrants then outstanding shall remain unchanged. Subsequently, at 4:01 p.m. Eastern time on the 8th trading day after the date of issuance (the “Second Reset Date”), the exercise price of the Warrants will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) 80% of lowest VWAP during the period beginning on the 6th trading day after the date of issuance and ending on the Second Reset Date (such period, the “Second Reset Period”), and (b) 30% of the Nasdaq Official Closing Price on the date preceding execution of the Underwriting Agreement; and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Warrants on the issuance date for the Common Shares underlying the Warrants then outstanding shall remain unchanged. The holders of the Warrants will be permitted to exercise their Warrants during the First Reset Period and Second Reset Period, in which case, the date of exercise shall constitute the First Reset Date or Second Reset Date, as applicable. For the avoidance of doubt, the lower that the stock price of our Common Shares is on the First Reset Date and Second Reset Date, as applicable, the more shares that will be issuable pursuant to the Warrants as a result of the each reset, subject to the floor price of 50% of the Nasdaq Official Closing Price on the date preceding execution of the Underwriting Agreement, which will be not more than the per unit offering price, as it relates to the First Reset and the floor price of 30% of the Nasdaq Official Closing Price on the date preceding execution of the Underwriting Agreement as it relates to the Second Reset.

The Warrants will be issued separately from the Common Shares or the Pre-Funded Warrants, as applicable, and may be transferred separately immediately thereafter. The Warrants will be issued in electronic form.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Common Shares purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% of the outstanding Common Shares (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares after exercising the holder’s Warrants up to 9.99% of the number of our Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Cashless Exercise

If, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the underlying shares to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Shares determined according to a formula set forth in the Warrant.

Zero Cash Exercise

Under the zero cash exercise option of the Warrants, during the period of 90 calendar days following the issue date of the Warrants, a holder of the Warrant has the right to receive, without payment of any additional cash to the Company, an aggregate number of shares equal to the product of (x) the aggregate number of Common Shares that would be issuable upon a cash exercise of the Warrant and (y) two (2).

Fundamental Transactions

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization, or reclassification of our Common Shares, the sale, transfer, or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, the holders of the Warrants will be entitled to receive, upon exercise of the Warrants, the kind and amount of securities, cash, or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Additionally, if the Company is not the surviving entity, the successor entity will be required to assume the obligations of the Company under the Warrants, and, at the option of the holder, deliver a security of equivalent value exercisable for shares of the successor entity (or its parent) in a manner that protects the economic value of the Warrants immediately prior to the fundamental transaction.

Restriction on Share Combination

The Company agrees not to effect any share split, share dividend, share combination, recapitalization, or similar transaction involving the Common Shares until the passing of at least 10 trading days after the Second Reset Date.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional Common Shares will be issued upon the exercise of the Warrants. Rather, the number of Common Shares to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants or the Pre- Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of such securities will be limited. The Common Shares issuable upon exercise of the Warrants are currently listed on Nasdaq.

Rights as a Shareholder

Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of Common Shares, the holders of the Warrants do not have the rights or privileges of holders of our Common Shares, including any voting rights, until such Warrant holders exercise their Warrants.

Form of Warrant

The Warrants will be issued in certificated form as individual warrant agreements to the investors.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration, Exercise Price and Form

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.01. The Pre- Funded Warrants will be immediately exercisable and will not expire prior to exercise. The exercise price and number of Common Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Shares. The Pre-Funded Warrants will be issued in electronic form.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Common Shares purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Shares immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation in the holder’s Pre-Funded Warrants up to 9.99% of the number of Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

At the time a holder exercises its Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Shares determined according to a formula set forth in the Pre-Funded Warrant.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional Common Shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of Common Shares to be issued will be rounded up to the nearest whole number.

Trading Market

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Common Shares, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Shares with respect to the Common Shares underlying the Pre-Funded Warrants, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that holders have the right to participate in distributions or dividends paid on our Common Shares.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-Pre-Funded Warrants immediately prior to such fundamental transaction.

Form of Pre-Funded Warrants

The Pre-Funded Warrants will be issued in certificated form as individual warrant agreements to the investors.

 TAXATION

In the opinion of Seward & Kissel LLP, the following is a discussion of the material Marshall Islands and U.S. federal income tax considerations applicable to the Company and U.S. Holders and Non-U.S. Holders, each as defined below, of our Common Shares.

Marshall Islands Tax Considerations

The Company is incorporated in the Marshall Islands. Under current Marshall Islands law, the Company is not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by the Company to holders of its common shares that are not residents or domiciled or carrying any commercial activity in the Marshall Islands. The holders of our common shares will not be subject to Marshall Islands tax on the sale or other disposition of such common shares.

United States Federal Income Taxation

The following are the material United States federal income tax consequences to the Company of its activities and of ownership and disposition of our Units to U.S. Holders and Non-U.S. Holders, each as defined below. The discussion below is based, in part, on the description of the Company’s business as described in “Business” above and assumes that the Company will conduct its business as described in that section. This discussion only applies to shareholders who acquire Units as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to each purchaser or holder of Units in light of its particular circumstances.

This discussion is based upon provisions of the Code, the Treasury Regulations, promulgated thereunder and rulings and judicial decisions all as of the date hereof, and all of which may change, perhaps retroactively, potentially resulting in U.S. federal income tax consequences different from those summarized below. This discussion does not address all aspects of U.S. federal income taxation (such as alternative minimum taxes) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of Units in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or a holder of Units who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding Units as part of a hedging or conversion transaction or straddle, persons subject to minimum tax regimes or the "base erosion and anti-avoidance" tax, a person required to recognize income for U.S. federal income tax purposes no later than when such income is reported on an "applicable financial statement", an insurance company, former U.S. citizens or former long-term U.S. residents aliens, persons who own, directly or constructively, 10% or more of our equity).

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds Units, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding Units, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding, exercising and disposing of Units.

You should consult your own independent tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

 U.S. Holders

Subject to the qualifications set forth above, the following discussion summarizes certain U.S. federal income tax considerations that may relate to the purchase, ownership and disposition of common shares by "U.S. Holders" and the purchase, ownership, exercise, lapse, sale or other disposition of the Warrants by "U.S. Holders." You are a "U.S. Holder" if you are a beneficial owner of common shares or Warrants and you are for U.S. federal income tax purposes;

•	an individual citizen or resident of the United States;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of our Common Shares for U.S. federal income tax purposes. Accordingly, upon exercise, the holding period of a Pre-Funded Warrant will carry over to the common share received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the common share received upon exercise increased by the exercise price of $0.01. For purposes of this summary of material U.S. federal income tax considerations, references to Common Shares below shall be interpreted to include the Pre-Funded Warrants.

Allocation of Purchase Price Between our Common Shares and Warrants

For U.S. federal income tax purposes, the common shares and warrants issued pursuant to this offering will be treated as an “investment unit” consisting of one common share and the accompanying warrants to acquire our Common Shares. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the common shares and the warrants included in each unit. The separation of the common shares and the warrants included in each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price between the common shares and the warrants.

Exercise and Expiration of Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a warrant equal to the exercise price of the warrant, increased by the U.S. Holder’s adjusted tax basis in the warrant exercised (as determined pursuant to the rules discussed above). The U.S. Holder’s holding period in the common shares acquired on exercise of the warrant will begin on the date of exercise of the warrant or possibly the day after such exercise and will not include any period for which the U.S. Holder held the warrant.

The lapse or expiration of a warrant will be treated as if the U.S. Holder sold or exchanged the warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the warrant. The deductibility of capital losses is subject to limitations.

Distributions in General.

Subject to the discussion below of the rules applicable to PFICs, any distributions to a U.S. Holder made by us with respect to common shares generally will constitute dividends, which may be taxable as ordinary income or "qualified dividend income" as described in more detail below, to the extent of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder's tax basis in its common shares and thereafter as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions they receive from the Issuer because the Issuer is not a U.S. corporation. Dividends received with respect to common stock generally will be treated as non-U.S. source "passive category income" for purposes of computing allowable foreign tax credits for United States federal income tax purposes.

Dividends paid on common shares to a U.S. Holder who is an individual, trust or estate, which we refer to as a U.S. Individual Holder, will generally be treated as "qualified dividend income" that are taxable to such U.S. Individual Holders at preferential tax rates provided that (1) common shares are readily tradable on an established securities market in the United States (such as the Nasdaq, on which Common Shares are listed); (2) the Company is not a passive foreign investment company, or PFIC, for the taxable year during which the dividend is paid or the immediately preceding taxable year (see discussion below); and (3) the U.S. Individual Holder has owned the common shares for more than 60 days in the 121-day period beginning 60 days before the date on which it becomes ex-dividend. U.S. Individual Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to common shares.

Any dividends paid by us which are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Holder.

Special rules may apply to any amounts received in respect of common shares that are treated as "extraordinary dividends." In general, an extraordinary dividend is a dividend with respect to a common share that is equal to or in excess of 5% of the holder's adjusted tax basis (or fair market value upon such holder's election). In addition, extraordinary dividends include dividends received within a one-year period that, in the aggregate, equal or exceed 20% of the holder's adjusted tax basis (or fair market value).

Sale, Exchange, or Other Disposition of Common Shares or Warrants.

Subject to the discussion below of the rules applicable to PFICs, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of common shares or warrants in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder's adjusted tax basis in such stock or warrant. The U.S. Holder's initial tax basis in its common shares and warrants generally will be the U.S. Holder's portion of the purchase price for the Unit that is allocated to the common share or warrant, as described above, and that tax basis will be reduced (but not below zero) by the amount of any distributions on the units that are treated as non-taxable returns of capital. Such gain or loss will generally be treated as long-term capital gain or loss if the U.S. Holder's holding period is greater than one year at the time of the sale, exchange or other disposition. Non-corporate U.S. Holders may be eligible for preferential rates of United States federal income tax in respect of long-term capital gains. A U.S. Holder's ability to deduct capital losses is subject to limitations. Such capital gain or loss generally will be treated as U.S.-source income or loss, as applicable, for United States foreign tax credit purposes.

Consequences of Owning Shares in a passive foreign investment company, or "PFIC."

Special U.S. federal income tax rules apply to a U.S. Holder that holds stock, or is treated as holding stock by application of certain attribution rules (for instance, treating options or warrants as stock), in a foreign corporation classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held our Common Shares either:

•	at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or
•	at least 50% of the average value of the assets held by the corporation during such taxable year produce, or are held for the production of, passive income.

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary's stock. Income earned, or deemed earned, by us in connection with the performance of services should not constitute passive income. By contrast, rental income, which includes bareboat hire, would generally constitute "passive income" unless we are treated under specific rules as deriving rental income in the active conduct of a trade or business.

Based on our current operations and future projections, we do not believe that we are or have been a PFIC during any taxable year, nor do we expect to become a PFIC with respect to our current taxable year or any future taxable year. Although there is no legal authority directly on point, our belief is based principally on the position that, for purposes of determining whether we are a PFIC, the gross income we derive or are deemed to derive from the time chartering and voyage chartering activities of our wholly-owned subsidiaries should constitute services income, rather than rental income. Correspondingly, we believe that such income does not constitute passive income, and the assets that we or our wholly-owned subsidiaries own and operate in connection with the production of such income, in particular, the vessels, do not constitute passive assets for purposes of determining whether we are a PFIC. We believe there is substantial legal authority supporting our position consisting of case law and Internal Revenue Service pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. It should be noted that in the absence of any legal authority specifically relating to the statutory provisions governing PFICs, the Internal Revenue Service or a court could disagree with this position. In addition, although we intend to conduct our affairs in a manner so as to avoid being classified as a PFIC with respect to any taxable year, there can be no assurance that the nature of our operations will not change in the future.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder of our Common Shares makes an election to treat us as a "Qualified Electing Fund," which election is referred to as a "QEF election." As an alternative to making a QEF election, a U.S. Holder of our Common Shares should be able to make a "mark-to-market" election with respect to common shares, as discussed below. In addition, if we were to be treated as a PFIC, a U.S. Holder would be required to file an IRS Form 8621 with respect to such holder's Common Shares.

Taxation of U.S. Holders Making a Timely QEF Election.

If a U.S. Holder makes a timely QEF election (or an "Electing Holder"), then, for United States federal income tax purposes, such Electing Holder must report as income for its taxable year its pro rata share of the Issuer's ordinary earnings and net capital gain, if any, for our taxable years that end with or within the taxable year for which such Electing Holder is reporting, regardless of whether or not the Electing Holder received distributions from the Issuer in that year. The Electing Holder's adjusted tax basis in common shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder's adjusted tax basis in common shares and will not be taxed again once distributed. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of common shares. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with its United States federal income tax return. We will provide each U.S. Holder with the information necessary to make the QEF election described above, although there can be no assurances that we will be able to provide such information annually.

Taxation of U.S. Holders Making a Mark-to-Market Election.

Alternatively, if, as we anticipate, common shares are treated as "marketable stock," a U.S. Holder would be permitted to make an election to mark-to-market its common shares (the "Mark-to-Market Election"), provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of common shares at the end of the taxable year over such holder's adjusted tax basis in common shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder's adjusted tax basis in common shares over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the Mark-to-Market Election. A U.S. Holder's tax basis in its common shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of common shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of common shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. The Mark-to-Market Election is not available with respect to our warrants.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election.

A U.S. Holder that does not make either a QEF election or a Mark-to-Market Election for that year (or a "Non-Electing Holder") would be subject to special rules resulting in increased tax liability with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on common shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder's holding period for common shares), and (2) any gain realized on the sale, exchange or other disposition of common shares. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holder's aggregate holding period for common shares;
•
the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

•
the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

United States Federal Income Taxation of Non-U.S. Holders

A beneficial owner of common shares (other than a partnership or an entity or arrangement treated as a partnership for United States federal income tax purposes) or Warrants that is not a U.S. Holder is referred to as a Non-U.S. Holder. If you are a partner in a partnership (or an entity or arrangement treated as a partnership for United States federal income tax purposes) holding common shares, you should consult your own tax advisor regarding the tax consequences to you of the partnership's ownership of common shares.

Distributions

Distributions we pay to a Non-U.S. Holder will not be subject to United States federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a United States trade or business. If the Non-U.S. Holder is engaged in a United States trade or business, our distributions will generally be subject to United States federal income tax, on a net income basis at the regular graduated rates, to the extent they constitute income effectively connected with the Non-U.S. Holder's United States trade or business. However, distributions paid to a Non-U.S. Holder that is engaged in a trade or business may be exempt from taxation under an income tax treaty if the income arising from the distribution is not attributable to a United States permanent establishment maintained by the Non-U.S. Holder. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items.

Disposition of Common Shares or Warrants.

In general, a Non-U.S. Holder is not subject to United States federal income tax or withholding tax on any gain resulting from the disposition of common shares or warrants provided the Non-U.S. Holder is not engaged in a United States trade or business. A Non-U.S. Holder that is engaged in a United States trade or business will be subject to United States federal income tax, on a net income basis at the regular graduated rates, in the event the gain from the disposition of stock or warrants is effectively connected with the conduct of such United States trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. However, even if not engaged in a United States trade or business, individual Non-U.S. Holders may be subject to tax on gain (which may be offset by U.S. source capital losses of the Non-U.S. Holder, even though the individual is not considered a resident of the United States, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses) resulting from the disposition of common shares or warrants if they are present in the United States for 183 days or more during the taxable year in which the stock or warrants are disposed and meet certain other requirements.

Non-U.S. Holders subject to United States federal income tax should consult their own tax advisors regarding the tax consequences of an investment in common shares or warrants.

Information reporting and backup withholding.

In general, payments to a non-corporate U.S. Holder of distributions or the proceeds of a disposition of common shares or warrant will be subject to information reporting. These payments to a non-corporate U.S. Holder also may be subject to backup withholding if the non-corporate U.S. Holder:
•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that it has failed to report all interest or corporate distributions required to be reported on its U.S. federal income tax returns; or
•	in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or W-8IMY (or applicable successor forms) together with all applicable certifications and statements, as applicable.

Backup withholding is not an additional tax. Rather, a shareholder generally may obtain a credit for any amount withheld against its liability for United States federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a United States federal income tax return with the IRS.
Individuals who are U.S. Holders (and to the extent specified in applicable Treasury regulations, certain individuals who are Non-U.S. Holders and certain United States entities) who hold "specified foreign financial assets" (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury regulations). Specified foreign financial assets would include, among other assets, common shares, unless the shares held through an account maintained with a United States financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury regulations, an individual Non-U.S. Holder or a United States entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of United States federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged to consult their own tax advisors regarding their reporting obligations under this legislation.

United States Federal Income Taxation of Our Company

Taxation of Operating Income: In General

Unless exempt from United States federal income taxation under the rules discussed below, a foreign corporation is subject to United States federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a pool, partnership, strategic alliance, joint operating agreement, code sharing arrangement or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as “shipping income,” to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States exclusive of certain U.S. territories and possessions constitutes income from sources within the United States, which we refer to as “U.S.-source shipping income.”

Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. We are not permitted by law to engage in transportation that produces income which is considered to be 100% from sources within the United States.

Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any United States federal income tax.

In the absence of exemption from tax under Section 883 of the Code, our gross U.S.-source shipping income would be subject to a 4% tax imposed without allowance for deductions as described below.

Exemption of Operating Income from United States Federal Income Taxation

Under Section 883 of the Code and the Treasury Regulations thereunder, the Company will be exempt from United States federal income taxation on its U.S.-source shipping income if:

•	the Company is organized in a foreign country, or its country of organization, that grants an “equivalent exemption” to corporations organized in the United States; and

Either

•
more than 50% of the value of the Company’s stock is owned, directly or indirectly, by “qualified shareholders,” individuals who are “residents” of a foreign country that grants an “equivalent exemption” to corporations organized in the United States, which we refer to as the “50% Ownership Test,” or

•
the Company’s stock is “primarily and regularly traded on an established securities market” in a country that grants an “equivalent exemption” to United States corporations, or in the United States, which we refer to as the “Publicly-Traded Test.”

The Marshall Islands, the jurisdiction where the Company and its shipowning subsidiaries are incorporated, grants an “equivalent exemption” to United States corporations. Therefore, the Company will be exempt from United States federal income taxation in any taxable year with respect to our U.S.-source shipping income if the Company satisfies either the 50% Ownership Test or the Publicly-Traded Test for such taxable year.

The Company took that position for U.S. federal income tax reporting purposes that it did not satisfy all of the requirements of the Publicly-Traded Test for 2024 but that it satisfied the 50% Ownership Test for 2024. The Company expects for 2025 that it will continue to satisfy either the 50% Ownership Test or the Publicly-Traded Test, as discussed below.

The Treasury Regulations provide, in pertinent part, that the stock of a foreign corporation will be considered to be “primarily traded” on an established securities market in a country if the number of shares of each class of stock that is traded during the taxable year on all established securities markets in that country exceeds the number of shares in each such class that is traded during that year on established securities markets in any other single country. Our Common Shares will be “primarily traded” on the Nasdaq Capital Market, which is an established securities market for these purposes.

Under the relevant Treasury regulations, the Company’s Common Shares will be considered to be “regularly traded” on an established securities market if one or more classes of its stock representing more than 50% of our outstanding shares, by total combined voting power of all classes of stock entitled to vote and total value, is listed on the market (the “listing threshold”). It is unclear whether the Company’s Common Shares will satisfy the listing threshold in any given year when there are significant amounts of preferred shares issued and outstanding.

It is further required that with respect to each class of stock relied upon to meet the listing threshold (i) such class of the stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year (or 1/6 of the days in the case of a short taxable year); and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year (or as appropriately adjusted in the case of a short taxable year). The Company expects to satisfy the trading frequency and trading volume tests described in this paragraph. Even if this were not the case, the relevant Treasury Regulations provide that the trading frequency and trading volume tests will be deemed satisfied by a class of stock if, as the Company expects to be the case with its Common Shares, such class of stock is traded on an established market in the United States, such as the Nasdaq Capital Market, and such class of stock is regularly quoted by dealers making a market in such stock.

Notwithstanding the foregoing, the Treasury Regulations provide that, in pertinent part, a non-U.S. corporation’s common shares will not be considered to be “regularly traded” on an established securities market for any taxable year if 50% or more of the outstanding shares of such corporation’s common shares is owned, actually or constructively under specified attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of the common shares of the corporation (the “5% Override Rule”).

For purposes of being able to determine the persons who own 5% or more of a corporation’s stock (“5% Shareholders”) the Treasury Regulations permit a corporation to rely on Schedule 13-D and Schedule 13-G filings with the SEC to identify persons who have a 5% or more beneficial interest in such corporation’s common shares. The Treasury regulations further provide that an investment company that is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Stockholder for such purposes.

If more than 50% of the value of a foreign corporation’s outstanding stock is owned, or treated as owned, for at least half of the number of days in the foreign corporation’s taxable year by one or more qualified shareholders, the foreign corporation will be considered to satisfy the 50% Ownership Test.

Our Common Shares are traded on the Nasdaq Capital Market. We anticipate that we will continue to be able to establish that among the closely-held group of 5% Shareholders, sufficient shares are owned by 5% Shareholders that are considered to be “qualified shareholders,” as defined above, to preclude non-qualified 5% Shareholders in the closely-held group from owning 50% or more of the total value of our Common Shares for more than half the number of days during the taxable year. Therefore, we believe that we can continue to satisfy the 50% Ownership Test or will satisfy the Publicly-Traded Test in 2025, although no assurances can be given in this regard.

Taxation in Absence of Exemption

If the benefits of Section 883 of the Code are unavailable for any taxable year, the Company’s U.S. source shipping income, to the extent not considered to be “effectively connected” with the conduct of a United States trade or business, as described below, will be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions (“4% gross basis tax regime”). Since under the sourcing rules described above, no more than 50% of our shipping income is treated as being derived from United States sources, the maximum effective rate of United States federal income tax on our shipping income will not exceed 2% under the 4% gross basis tax regime.

To the extent the benefits of the Section 883 of the Code are unavailable and the Company’s U.S. source shipping income is considered to be “effectively connected” with the conduct of a United States trade or business, as described below, any such “effectively connected” U.S. source shipping income, net of applicable deductions, would be subject to the United States federal corporate income tax currently imposed at a rate of 21%. In addition, the Company may be subject to the 30% United States federal “branch profits” taxes on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of such United States trade or business.

The Company’s U.S. source shipping income would be considered “effectively connected” with the conduct of a United States trade or business only if:

•	The Company has, or is considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

•
Substantially all of the Company’s U.S. source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

The Company does not intend to have, or permit circumstances that would result in having, any vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of the Company’s shipping operations and other activities, the Company believes that none of its U.S. source shipping income will be “effectively connected” with the conduct of a United States trade or business.

United States Taxation of Gain on Sale of Vessels

Regardless of whether the Company qualifies for exemption under Section 883 of the Code, the Company will not be subject to United States federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under United States federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by the Company will be considered to occur outside of the United States.

Changes in Global Tax Laws

Long-standing international tax initiatives that determine each country’s jurisdiction to tax cross-border international trade and profits are evolving as a result of, among other things, initiatives such as the Anti-Tax Avoidance Directives, as well as the Base Erosion and Profit Shifting reporting requirements, mandated and/or recommended by the EU, G8, G20 and Organization for Economic Cooperation and Development, including the imposition of a minimum global effective tax rate for multinational businesses regardless of the jurisdiction of operation and where profits are generated (Pillar Two). As these and other tax laws and related regulations change (including changes in the interpretation, approach and guidance of tax authorities), our financial results could be materially impacted. Given the unpredictability of these possible changes and their potential interdependency, it is difficult to assess whether the overall effect of such potential tax changes would be cumulatively positive or negative for our earnings and cash flow, but such changes could adversely affect our financial results.

On December 12, 2022, the European Union member states agreed to implement the OECD’s Pillar Two global corporate minimum tax rate of 15% on companies with revenues of at least €750 million effective from 2024. Various countries have either adopted implementing legislation or are in the process of drafting such legislation. Any new tax law in a jurisdiction where we conduct business or pay tax could have a negative effect on our company.

The Company encourages each shareholder to consult with his, her or its own tax advisor as to particular tax consequences to it of holding and disposing of our Common Shares, including the applicability of any state, local or foreign tax laws and any proposed changes in applicable law.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Shares in the public market after this offering, or the possibility of these sales occurring, could adversely affect the prevailing market prices for our Common Shares and could impair our ability to raise equity capital through the sale of our equity securities in the future.

Upon completion of this offering (excluding the exercise of the over-allotment option), we will have 18,586,812 Common Shares outstanding, excluding Common Shares issuable upon the exercise of the Warrants sold in this offering. These Common Shares will be freely tradable without restriction or further registration or qualifications under the Securities Act. If the maximum number of Common Shares issuable upon exercise of the Warrants are issued upon zero cash exercise of such warrants, we will have 164,634,000 Common Shares outstanding, all of which will be freely tradable without restriction or further registration or qualifications under the Securities Act.

We, our directors and executive officers have agreed not to sell any Common Shares for a period of sixty (60) days from the date of closing of this offering, subject to certain exceptions and extensions. See “Underwriting” for a description of these lock-up provisions.

MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our Articles of Incorporation and Bylaws and by the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands and we cannot predict whether Marshall Islands courts would reach the same conclusions as courts in the United States. As a result, you may have more difficulty protecting your interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the General Corporation Law of the State of Delaware relating to shareholders’ rights.

Marshall Islands	Delaware
Shareholder Meetings
Held at a time and place as designated in the bylaws.	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.
Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or by the bylaws.	Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
May be held within or without the Marshall Islands.	May be held within or without Delaware.
Notice:	Notice:
Whenever shareholders are required to take any action at a meeting, written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, unless it is an annual meeting, indicate that it is being issued by or at the direction of the person calling the meeting. Notice of a special meeting shall also state the purpose for which the meeting is called.

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

A copy of the notice of any meeting shall be given personally, sent by mail or by electronic mail not less than 15 nor more than 60 days before the meeting.	Written notice shall be given not less than 10 nor more than 60 days before the meeting.
Shareholders’ Voting Rights
Unless otherwise provided in the articles of incorporation, any action required to be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof, or if the articles of incorporation so provide, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Any action required to be taken at a meeting of shareholders may be taken without a meeting if a consent for such action is in writing and is signed by shareholders having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Any person authorized to vote may authorize another person or persons to act for him by proxy.	Any person authorized to vote may authorize another person or persons to act for him by proxy.
Unless otherwise provided in the articles of incorporation or bylaws, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting.

For stock corporations, the certificate of incorporation or bylaws may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.
However, where a company’s certificate of incorporation provides for more or less than one vote for any share or matter, references to quorum shall refer to the number of votes entitled to be cast.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.
The articles of incorporation may provide for cumulative voting in the election of directors.	The certificate of incorporation may provide for cumulative voting in the election of directors.
Merger or Consolidation
Any two or more domestic corporations may merge into a single corporation if approved by the board and if authorized by a majority vote of the holders of outstanding shares at a shareholder meeting.
Any two or more corporations existing under the laws of the state may merge into a single corporation pursuant to a board resolution and upon the majority vote by shareholders of each constituent corporation at an annual or special meeting.

Any sale, lease, exchange or other disposition of all or substantially all the assets of a corporation, if not made in the corporation’s usual or regular course of business, once approved by the board, shall be authorized by the affirmative vote of two-thirds of the shares of those entitled to vote at a shareholder meeting.

Every corporation may at any meeting of the board sell, lease or exchange all or substantially all of its property and assets as its board deems expedient and for the best interests of the corporation when so authorized by a resolution adopted by the holders of a majority of the outstanding stock of the corporation entitled to vote.

Any domestic corporation owning at least 90% of the outstanding shares of each class of another domestic corporation may merge such other corporation into itself without the authorization of the shareholders of any corporation.

Any corporation owning at least 90% of the outstanding shares of each class of another corporation may merge the other corporation into itself and assume all of its obligations without the vote or consent of shareholders; however, in case the parent corporation is not the surviving corporation, the proposed merger shall be approved by a majority of the outstanding stock of the parent corporation entitled to vote at a duly called shareholder meeting.

Any mortgage, pledge of or creation of a security interest in all or any part of the corporate property may be authorized without the vote or consent of the shareholders, unless otherwise provided for in the articles of incorporation.

Any mortgage or pledge of a corporation’s property and assets may be authorized without the vote or consent of shareholders, except to the extent that the certificate of incorporation otherwise provides.

Director
The board of directors must consist of at least one member.	The board of directors must consist of at least one member.
The number of board members may be changed by an amendment to the bylaws, by the shareholders, or by action of the board under the specific provisions of a bylaw.
The number of board members shall be fixed by, or in a manner provided by, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by an amendment to the certificate of incorporation.

If the board is authorized to change the number of directors, it can only do so by a majority of the entire board and so long as no decrease in the number shall shorten the term of any incumbent director.

If the number of directors is fixed by the certificate of incorporation, a change in the number shall be made only by an amendment of the certificate. If the number of directors is fixed by the by-laws, it may be changed by an amendment to the by-laws.

Removal:	Removal:
Any or all of the directors may be removed for cause by vote of the shareholders.	Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation otherwise provides.
If the articles of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the shareholders.	In the case of a classified board, shareholders may effect removal of any or all directors only for cause.
Dissenters’ Rights of Appraisal

Shareholders have a right to dissent from any plan of merger, consolidation or sale of all or substantially all assets not made in the usual course of business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder under the BCA to receive payment of the appraised fair value of his shares shall not be available for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. The right of a dissenting shareholder to receive payment of the fair value of his or her shares shall not be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation.

Appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed stock is offered for consideration which is (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Notwithstanding those limited exceptions, appraisal rights will be available if shareholders are required by the terms of an agreement of merger or consolidation to accept certain forms of uncommon consideration.

A holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:
Shareholders do not have appraisal rights due to an amendment of the company’s certificate of incorporation unless provided for in such certificate.
Alters or abolishes any preferential right of any outstanding shares having preference; or
Creates, alters, or abolishes any provision or right in respect to the redemption of any outstanding shares; or
Alters or abolishes any preemptive right granted by law and not disseated by the articles of incorporation of such holder to acquire shares or other securities; or
Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.
Shareholder’s Derivative Actions
Such action shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic of the Marshall Islands.
Reasonable expenses including attorney’s fees may be awarded if the action is successful.
A corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of outstanding shares or holds voting trust certificates or a beneficial interest in shares representing less than 5% of any class of such shares and the shares, voting trust certificates or beneficial interest of such plaintiff has a fair value of $50,000 or less.

UNDERWRITING

We are offering our units described in this prospectus through Maxim acting as sole Underwriter. We will enter into an underwriting agreement with Maxim. Subject to the terms and conditions of the underwriting agreement, the Underwriter has agreed to purchase, and we have agreed to sell to the Underwriter, units.
The underwriting agreement provides that the Underwriter must buy all of the units being sold in this offering if it buys any of them. However, the Underwriter is not required to take or pay for the shares covered by the Underwriter’s option to purchase additional shares as described below.

Our units are offered subject to a number of conditions, including:

•	receipt and acceptance of our Common Shares issued as part of the units by the Underwriter; and
•	the Underwriter’s right to reject orders in whole or in part.

We have been advised by Maxim that it intends to make a market in our Common Shares but that it is not obligated to do so and may discontinue making a market at any time without notice. In connection with this offering, the Underwriter may distribute prospectuses electronically.

Option to Purchase Additional Securities

We have granted the Underwriter an option exercisable within 45 days of the date of this prospectus to purchase from us up to additional Common Shares at a offering price of $1.64 per share and/or up to Warrants at a purchase price of $0.01 per Warrant, less the underwriting discounts and commissions to cover over-allotments, if any.

Underwriting Discount

Units sold by the Underwriter to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any units sold by the Underwriter to securities dealers may be sold at a discount of up to $      per Unit from the public offering price. The Underwriter may offer the units through one or more of its affiliates or selling agents. If all the units are not sold at the public offering price, the Underwriter may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriter will be obligated to purchase the units at the prices and upon the terms stated therein.

The following table shows the per share and total underwriting discount we will pay to the Underwriter assuming both no exercise and full exercise of the Underwriter’s option to purchase from us up to additional Common Shares at a price of $1.64 per share and/or up to Warrants at a purchase price $1.63 per Warrant, less the underwriting discounts and commissions to cover over-allotments, if any.

	Per Unit Consisting of One Common Share and One Warrant	Per Unit Consisting of One Pre-Funded Warrant and One Warrant	Total without Over-Allotment Option	Total with Over-Allotment Option
Public offering price	$1.64	$1.63	$17,999,984.00	$20,699,981.60
Underwriting discounts and commissions (1)	$0.1148	$0.1141	$1,259,998.88	$1,448,998.71
Proceeds, before expenses, to us	$1.5252	$1.5159	$16,739,985.12	$19,250,982.89

We have agreed to pay the Underwriter’s out-of-pocket accountable expenses, actually incurred, including the Underwriter’s legal fees, up to a maximum amount of $75,000 if this offering is completed and up to $25,000 if this offering is not completed.

We estimate that the total expenses of the offering payable by us, not including the underwriting discounts and commissions, will be approximately $0.3 million. This amount includes the Underwriter’s expenses described above.

Tail Financing Payments

Upon closing of this offering, or if we terminate our engagement agreement with Maxim, other than for cause, then upon such termination, we subsequently complete any financing of equity, equity-linked, convertible or debt or other capital raising activity from which the Company receives cash proceeds any time during the 12 months after closing of the offering or upon such termination with any investors contacted or introduced to the Company by Maxim, then Maxim shall be entitled to receive the same compensation for such offering as it would have been entitled to in connection with this offering.

Lock-Up Agreements

We and each of our officers, and directors, and certain shareholders have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber for the sale of or otherwise dispose of any of our Common Shares or other securities convertible into or exercisable or exchangeable for our Common Shares for 60 days after this offering is completed without the prior written consent of the Underwriter.

The Underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the Underwriter against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the Underwriter may be required to make in respect of those liabilities.

Stock Exchange

Our Common Shares are currently listed on the Nasdaq Capital Market under the symbol “OP”.

Determination of Offering Price and Exercise Price

The actual public offering price of the securities we are offering, and the exercise price of the Warrants and Pre- Funded Warrants included in the Units that we are offering, were negotiated between us and the Underwriter based on the trading of our Common Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the warrants included in the Units and Pre-Funded Warrants that we are offering, include our history and prospects, the market price of our Common Shares on Nasdaq, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Underwriter. In connection with the offering, the underwriter or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as an Underwriter and should not be relied upon by investors.

Price Stabilization, Short Positions

In connection with this offering, the Underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our Common Shares during and after this offering, including:

•	stabilizing transactions;
•	short sales;
•	purchases to cover positions created by short sales;
•	imposition of penalty bids; and
•	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our securities while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Common Shares, which involve the sale by the Underwriter of a greater number of Common Shares than they are required to purchase in this offering and purchasing Common Shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the Underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The Underwriter may close out any covered short position by either exercising its option, in whole or in part, or by purchasing shares in the open market. In making this determination, the Underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The Underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of our Common Shares in the open market that could adversely affect investors who purchased in this offering.
The Underwriter also may impose a penalty bid. This occurs when a particular Underwriter repays to the underwriter a portion of the underwriting discount received by it because the Underwriter has repurchased shares sold by or for the account of that Underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Common Shares or preventing or retarding a decline in the market price of our Common Shares. As a result of these activities, the price of our Common Shares may be higher than the price that otherwise might exist in the open market. The underwriter may carry out these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of the shares and warrants. Neither we, nor the underwriter make any representation that the underwriter will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Other Relationships and Affiliations

The Underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriter and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The Underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that it acquires, long and/or short positions in these securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the Underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Brazil. The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the Underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

The People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

United Kingdom. This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our Common Shares in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our Common Shares in, from or otherwise involving the United Kingdom.

ENFORCEABILITY OF CIVIL LIABILITIES AND INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

OceanPal Inc. is incorporated under the laws of the Republic of the Marshall Islands. Furthermore, most of our directors and officers, and experts reside outside the United States, and most of their assets are located outside the United States. As a result, you may find it difficult to effect service of process within the United States upon these persons or to enforce outside the United States judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws, or to otherwise bring original actions in foreign courts to enforce such liabilities. Likewise, it may also be difficult for you to enforce in U.S. courts judgments obtained against us or these persons in courts located in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. federal securities laws. Although you may bring an original or derivative action against us or our affiliates in the courts of the Republic of the Marshall Islands, and the courts of the Republic of the Marshall Islands may impose civil liability, including monetary damages, against us or our affiliates for a cause of action arising under Republic of the Marshall Islands law, it may impracticable for you to do so. For example, the following requirements must be met for the recognition and enforceability of a foreign judgment by courts outside the United States:

Republic of the Marshall Islands

A judgment obtained in a foreign jurisdiction would be recognized unless (1) the judgment was rendered under a system which does not provide impartial tribunals or procedures compatible with the requirements of due process of law; (2) the foreign court did not have personal jurisdiction over the defendant; (3) the foreign court did not have jurisdiction over the subject matter; or (4) the foreign country does not recognize or enforce judgments of any other foreign nation. In addition, a foreign judgment need not be recognized if (1) the defendant in the proceedings in the foreign court did not receive notice of the proceedings in sufficient time to enable him to defend; (2) the judgment was obtained by fraud; (3) the cause of action on which the judgment is based is repugnant to the public policy of the Republic of the Marshall Islands; (4) the judgment conflicts with another final and conclusive judgment; (5) the proceeding in the foreign court was contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court; or (6) in the case of jurisdiction based only on personal service, the foreign court was a seriously inconvenient forum for the trial of the action. If none of the above grounds exist then the Republic of the Marshall Islands High Court will enforce a foreign judgment without a retrial on the merits. Further, the Republic of the Marshall Islands is a signatory to the New York Convention on Enforcement of Foreign Arbitral Awards.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding Underwriter fees, expected to be incurred in connection with the offer and sale of our securities. Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	10,300
FINRA filing fee	10,592
Accounting fees and expenses	65,000
Legal fees and expenses	130,000
Printing expenses	5,000
Underwriter’s accountable expenses	75,000
Miscellaneous	4,108
Total	$300,000

LEGAL MATTERS

Certain legal matters in connection with the sale of the common shares offered hereby, including the legality thereof, are being passed upon for us by Seward & Kissel LLP, New York, New York. Ellenoff Grossman & Schole LLP , New York, New York, will pass upon certain legal matters in connection with the offering for the Underwriter.

EXPERTS

The consolidated financial statements of OceanPal Inc. appearing in OceanPal Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras street, 151 25, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors Accountants (“SOEL”), Greece with registration number 107.
WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form F-1 under the Securities Act, relating to the securities offered by this prospectus. The term registration statement on Form F-1 means the original registration statement on Form F-1 and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus does not contain all of the information set forth in the registration statement on Form F-1 we filed. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement on Form F-1 is qualified by reference to that exhibit for a complete statement of its provisions. The registration statement on Form F-1, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the Commission as described below.

Government Filings

We file annual and special reports within the Commission. The Commission maintains a website (http:// www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Our filings are also available on our website at www.oceanpal.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. Further, other than as described below, the information contained in or accessible from the Commission’s website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” information that we file with, and furnish to, it. This means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is considered to be a part of this prospectus. However, statements contained this prospectus or in documents that we file with or furnish to the Commission and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We incorporate by reference in this prospectus the following documents filed with the Commission pursuant to the Exchange Act:

•	Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on April 15, 2025;
•	Report on Form 6-K, furnished to the Commission on April 16, 2025.
•	Report on Form 6-K, furnished to the Commission on April 24, 2025.
•	Report on Form 6-K, furnished to the Commission on April 28, 2025.
•	Report on Form 6-K, furnished to the Commission on May 21, 2025.
•	Report on Form 6-K, furnished to the Commission on June 2, 2025.
•	Report on Form 6-K, furnished to the Commission on July 1, 2025.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus as well as the information we previously filed with or furnished to the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

Information Provided by the Company

We will furnish holders of our Common Shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

OCEANPAL INC.
10,975,600 Units, Each Unit Consisting of One Common Share or One Pre-Funded Warrant
to Purchase One Common Share and
One Class C Warrant to Purchase One Common Share
(and up to 10,975,600 Common Shares Underlying the Pre-Funded Warrants and, up to 164,634,000 Common Shares Underlying the Class C Warrants)

OceanPal Inc.

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PROSPECTUS

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July 21, 2025

Maxim Group LLC

Sole Placement Agent